Exhibit 4.4
EASTMAN INVESTMENT AND

EMPLOYEE STOCK OWNERSHIP PLAN
(As Amended and Restated Effective January 1, 2019)

Page

ARTICLE 1    INTRODUCTION    1
1.01    Name    1
1.02    Purpose    1
1.03    Amendment and Restatement    2
1.04    Qualification    2
1.05    Benefits Under Certain Appendices    2
ARTICLE 2    DEFINITIONS    3
2.01    Account    3
2.02    Affiliated Company    3
2.03    Authorized Absence    3
2.04    Beneficiary    3
2.05    Benefit Plans Committee    3
2.06    Board    4
2.07    Code    4
2.08    Collectively Bargained Employee    4
2.09    College Cooperative Education Student Employee    4
2.10    Company    4
2.11    Company Compensation    4
2.12    Contract    4
2.12A    Disability or Disabled    4
2.13    Eastman Stock    4
2.14    EIP    5
2.15    EIP Account    5
2.16    Eligible Employee    5
2.17    Employee    5
2.18    Employee Subject to a Memorandum    5
2.19    Employer    5
2.20    Employer Securities    5
2.21    ERISA    5
2.22    ESOP    5
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2.23    ESOP Account    6
2.24    Financial Institution    6
2.25    Fiscal Year    6
2.26    Fund    6
2.27    Genencor Employee    6
2.28    Hercules Plan    6
2.29    Hour of Service    6
2.30    Independent Contractor    7
2.31    Ineligible Individual    7
2.32    Investment Manager    8
2.33    IPCO    9
2.33A    IRA    9
2.34    Leased Employee    9
2.35    Limited Service Employee    9
2.36    Matching Contributions    9
2.37    Nonresident Alien Employee    9
2.38    Non-Sponsoring Company    10
2.39    Normal Retirement Date    10
2.40    Participant    10
2.41    Plan    10
2.42    Plan Year    10
2.43    Pre-College Cooperative Education Student Employee    10
2.44    Pre-Tax Contribution    10
2.45    Qualifying Compensation    10
2.46    Qualified Domestic Relations Order    10
2.47    Qualified Military Service    11
2.48    Reserved    11
2.49    Related Company    11
2.50    Rollover Contribution    11
2.51    Roth 401(k) Contribution    11

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2.51A    Roth Rollover Contributions    11
2.52    Retirement Savings Contributions    11
2.53    Special Employee    11
2.54    Special Program Employee    12
2.55    Sponsoring Company    12
2.56    Spouse    12
2.57    Trust    12
2.58    Trust Agreement    12
2.59    Trust Fund    12
2.60    Trustee    13
2.61    Year of Eligibility Service    13
2.62    Valuation Date    13
2.63    Visiting Scientist    13
ARTICLE 3    PLAN ADMINISTRATION    14
3.01    Appointment of IPCO    14
3.02    Named Fiduciary and Plan Administrator    14
3.03    Powers and Duties of IPCO    14
3.04    Operation of IPCO    14
3.05    Claims Procedure    15
3.06    Power to Appoint Advisers    16
3.07    Expenses    17
3.08    Duties of Fiduciaries    17
3.09    Liability    17
3.10    Allocation of Responsibility    17
ARTICLE 4    PARTICIPATION    19
4.01    Eligibility Requirements    19
4.02    Participation    19
4.03    Termination of Participation    20
4.04    Rehire    20
ARTICLE 5    CONTRIBUTIONS AND ACCOUNTS    21

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5.01    Pre-Tax Contributions and Roth 401(k) Contributions    21
5.01A    After-Tax Contributions    23
5.02    Retirement Savings Contributions    23
5.03    Matching Contributions    24
5.04    Rollover Contributions    26
5.05    EIP Accounts    27
5.06    Vesting    27
5.07    Death or Disability While Performing Qualified Military Service    27
5.08    Errors    27
ARTICLE 6    INVESTMENT OF TRUST ASSETS    28
6.01    Trust Fund    28
6.02    Investment Funds    28
6.03    Liquid Investments    29
6.04    Value of the Funds    29
6.05    Units and Unit Value    30
6.06    Use of Units    30
6.07    Extent of Calculations    30
6.08    Transfer Among Funds    30
6.09    Self-Directed Brokerage Account Option    31
6.10    Investment Manager    31
6.11    Blackout Notice    31
6.12    Fund Restrictions    31
6.13    Fund Revenue Credits    32
ARTICLE 7    EMPLOYEE STOCK OWNERSHIP PLAN    33
7.01    Introduction    33
7.02    Company Contributions    33
7.03    ESOP Accounts    34
7.04    Employer Securities    35
7.05    Accounting for Allocations    35

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7.06    Diversification Distributions from ESOP Account; Transfers to and from ESOP Account    36
7.07    Dividend Distributions    36
7.08    Options and Rights    37
7.09    Distribution Rights    37
ARTICLE 8    IN-SERVICE WITHDRAWALS AND LOANS    38
8.01    Withdrawals on or After Age 59-1/2    38
8.02    Hardship Withdrawal of EIP Account    38
8.03    Loans to Participants    40
8.04    Distributions During Qualified Military Service    42
8.05    Qualified Reservist Distributions    43
8.06    Valuation Date    43
8.07    Withdrawal of Rollover Contributions    43
ARTICLE 9    DISTRIBUTIONS    44
9.01    Entitlement to Payment    44
9.02    Timing of Payment    44
9.03    Method of Payment    45
9.04    Payment upon Death    45
9.05    Notice Procedures    47
9.06    Restriction on Distribution of Elective Deferrals    47
9.07    Form of Payment    48
9.08    Valuation of Distributions    48
9.09    Qualified Domestic Relations Orders    48
9.10    Direct Rollovers    48
9.11    Transfers    50
9.12    Administrative Powers Relating to Payments    50
ARTICLE 9A. MINIMUM DISTRIBUTION REQUIREMENTS    51
9A.01    General Rules    51
9A.02    Time and Manner of Distribution    51
9A.03    Required Minimum Distributions During Participant’s Lifetime    52

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9A.04    Required Minimum Distributions After Participant’s Death    53
9A.05    Definitions    54
9A.06    Election to Allow Participants or Beneficiaries to Elect 5-Year Rule    55
ARTICLE 10    SECTIONS 401(K) AND 401(M) NON-DISCRIMINATION RULES    56
10.01    Definitions    56
10.02    §402(g) Limit on Pre-Tax Contributions and Roth 401(k) Contributions    57
10.03    Average Actual Contribution Percentage    59
10.04    Special Rules For Determining Average Actual Contribution Percentage    60
10.05    Distribution of Excess ACP Contributions    60
10.06    Average Actual Deferral Percentage    62
10.07    Special Rules For Determining Average Actual Deferral Percentage    62
10.08    Distribution of Excess ADP Deferrals    63
10.09    Compliance with Code Requirements    64
ARTICLE 11    HIGHLY COMPENSATED EMPLOYEES    65
11.01    In General    65
11.02    Highly Compensated Employees    65
11.03    Former Highly Compensated Employee    65
11.04    Definitions    65
11.05    Other Methods Permissible    66
ARTICLE 12    MAXIMUM BENEFITS (CODE SECTION 415 LIMITATIONS)    67
12.01    Limitation on Annual Additions    67
ARTICLE 13    TOP HEAVY RULES    69
13.01    General    69
13.02    Definitions    69
13.03    Minimum Benefit    70
ARTICLE 14    TENDERS AND VOTING    72
14.01    Tenders for Eastman Stock    72
14.02    Voting Eastman Stock    74
14.03    Options and Rights    75

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ARTICLE 15    AMENDMENT AND TERMINATION    76
15.01    Amendment of Plan    76
15.02    Voluntary Termination or Permanent Discontinuance of Contributions to the Plan    76
15.03    Allocations and Payments on Termination of or Permanent Discontinuance of Contributions to the Plan    76
ARTICLE 16    SPONSORING COMPANIES    78
16.01    Sponsoring Companies    78
ARTICLE 17    GENERAL PROVISIONS    79
17.01    Duty to Furnish Information and Documents    79
17.02    IPCO’s Annual Statements and Available Information    79
17.03    No Enlargement of Employment Rights    79
17.04    Governing Law    79
17.05    No Guarantee; Extent of Participant and Beneficiary Rights    79
17.06    Unclaimed Benefits    80
17.07    Merger or Consolidation of Plan    80
17.08    Distributions Upon Special Occurrences    80
17.09    Interest Nontransferable    80
17.10    Exclusive Benefit of Employees    81
17.11    Prudent Man Rule    81
17.12    Elections Under Plan    81
17.13    Limitations on Liability    82
17.14    Federal and State Security Law Compliance    82
17.15    Headings    82
17.16    Gender and Number    82
17.17    ERISA and Approval Under Internal Revenue Code    82
17.18    Military Service    82
17.19    Plan Administration    83
17.20    Reliance on Data and Consents    83
17.21    No Additional Benefits    83
17.22    Forfeitures    83

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APPENDIX A    SPONSORING COMPANIES    85
APPENDIX B    “QUALIFYING COMPENSATION” FOR EIP DEFERRAL PURPOSES AND MATCHING CONTRIBUTION AMOUNTS    86
APPENDIX C     “COMPANY COMPENSATION” FOR RETIREMENT SAVINGS AND ESOP CONTRIBUTION PURPOSES    88
APPENDIX D     SPECIAL RULES APPLICABLE TO PARTICIPANTS FORMERLY EMPLOYED BY HERCULES INCORPORATED    90
APPENDIX E     SPECIAL RULES APPLICABLE TO PARTICIPANTS FORMERLY EMPLOYED BY EASTEX COGENERATION LIMITED PARTNERSHIP    92
APPENDIX F     SPECIAL RULES APPLICABLE TO PARTICIPANTS FORMERLY EMPLOYED BY CENDIAN CORPORATION    93
APPENDIX G    SPECIAL ELIGIBILITY RULES FOR MATCHING CONTRIBUTIONS    94
APPENDIX H    LOAN PROCEDURES    96
APPENDIX I     SPECIAL RULES APPLICABLE TO PARTICIPANTS WITH BALANCES TRANSFERRED FROM THE GENOVIQUE SPECIALTIES CORPORATION SAVINGS PLAN    103
APPENDIX J    CERTAIN PRIOR PLAN PROVISIONS    105
APPENDIX K     SPECIAL RULES APPLICABLE TO PARTICIPANTS WITH BALANCES TRANSFERRED FROM THE STERLING CHEMICALS, INC. SAVINGS AND INVESTMENT PLAN    106
APPENDIX L     SPECIAL RULES APPLICABLE TO PARTICIPANTS WITH BALANCES TRANSFERRED FROM THE SOLUTIA, INC. SAVINGS AND INVESTMENT PLAN    107
APPENDIX M     SPECIAL RULES APPLICABLE TO PARTICIPANTS FORMERLY EMPLOYED BY ABCO INDUSTRIES, INC. AND EASTMAN RESINS, INC. (FORMERLY LAWTER INTERNATIONAL, INC.)    108
APPENDIX N    SPECIAL PROVISIONS APPLICABLE TO EMPLOYEES COVERED BY COLLECTIVE BARGAINING AGREEEMENTS    109
APPENDIX O     SPECIAL RULES APPLICABLE TO PARTICIPANTS WITH BALANCES TRANSFERRED FROM THE COMMONWEALTH LAMINATING & COATING, INC. 401(K) PLAN    111

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APPENDIX P     SPECIAL RULES APPLICABLE TO PARTICIPANTS WITH BALANCES TRANSFERRED FROM THE TAMINCO US INC. 401(K) PLAN    112

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EASTMAN INVESTMENT AND

EMPLOYEE STOCK OWNERSHIP PLAN
(As Amended and Restated Effective January 1, 2019)
ARTICLE 1 INTRODUCTION
1.01Name
The name of the Plan is the Eastman Investment and Employee Stock Ownership Plan.
1.02Purpose
The purposes of the Plan are the following:
(i)    under the “EIP” portion of the Plan, Eligible Employees: (A) may engage in an orderly and systematic savings and investment program by deferring receipt of a portion of their Qualifying Compensation; (B) may receive Employer contributions of a certain percentage of pay after the eligible Employee has received five (5) annual ESOP contributions; and (C) may make certain qualifying rollover contributions to the Plan; and
(ii)    under the “EIP” portion of the Plan, (A) an Eligible Employee hired by a Sponsoring Company on or after January 1, 2007, or (B) a former Employee rehired or reinstated by a Sponsoring Company on or after January 1, 2007 may receive Matching Contributions in an amount equal to a certain percentage of Qualifying Compensation contributed to the Plan; and
(iii)    under the “ESOP” portion of the Plan, Eligible Employees may receive up to five (5) annual Employer contributions under a tax-qualified employee stock ownership plan.
This Plan includes assets transferred effective (a) September 30, 1998 from the Kodak Savings and Investment Plan (a tax-qualified Section 401(k) plan) and the Eastman Employee Stock Ownership Plan (a tax-qualified employee stock ownership plan), (b) January 1, 2001 from the McWhorter Technologies, Inc. Employee 401(k) Savings Plan, (c) July 1, 2001 from the Hercules Incorporated Savings and Investment Plan, (d) May 31, 2002 from the Eastman Resins, Inc. Employees’ Growth Sharing Plan, (e) July 1, 2002 from the ABCO Industries, Inc. 401(k) Profit Sharing Plan, (f) September 13, 2002 from the PaintandCoatings.com 401(k) Plan, and (g) October 28, 2005 from the Cendian Corporation 401(k) Plan, (h) April 1, 2011 from the Genovique Specialties Corporation Savings Plan, and (i) April 2, 2012 from the Sterling Chemicals, Inc. Savings and Investment Plan, (j) March 28, 2013 from the Solutia Inc. Savings and Investment Plan (attributable to non-union participants), and (k) May 31, 2013 from the Solutia Inc. Savings and Investment Plan (attributable to union participants and certain non-union, terminated vested participants).

1.03Amendment and Restatement
The amendment and restatement of the Plan is effective as of January 1, 2019, except to the extent otherwise specifically provided herein. The version of the Plan in effect prior to this amendment and restatement may be referred to as the “Prior Plan”. The original effective date of the Plan was January 1, 1994.
1.04Qualification
The Plan is a profit sharing plan intended to be a qualified cash or deferred arrangement under Sections 401(a) and 401(k) of the Code. Article 7 of the Plan is intended to be a tax-qualified employee stock ownership plan under Section 4975(e)(7) of the Code. This Plan is also intended to comply with Section 404(c) of ERISA and applicable regulations thereunder.
1.05Benefits Under Certain Appendices
The general Plan provisions applicable to certain Participants employed by previous employers or whose employment is covered by a collective bargaining agreement may be modified by one or more of the Appendices to the Plan. A reference in an Appendix to a provision of the Plan means the provision in effect on the date the Plan was amended to add the Appendix, unless the Appendix subsequently has been amended to revise such cross-reference.

ARTICLE 2 DEFINITIONS
2.01Account
“Account” means the separate record maintained for each Participant to reflect all allocations and distributions with respect to the Participant under this Plan. Each Account shall include both an ESOP Account and an EIP Account, and all sub-Accounts established thereunder.
2.02Affiliated Company
“Affiliated Company” is any affiliated company (as defined in subsections (b), (c), (m) and (o) of Section 414 of the Internal Revenue Code) with respect to Eastman Chemical Company. An “Affiliated Company” may be either a Sponsoring Company or a Non-Sponsoring Company.
2.02A    After-Tax Contribution
“After-Tax Contribution” shall mean that portion of Qualifying Compensation that is contributed to the Plan pursuant to an election by an Eligible Employee and designated by the Eligible Employee as at the time of the contribution as after-tax contributions.
2.03Authorized Absence
“Authorized Absence” shall mean an absence because of temporary military duty, death in the family, jury duty, short term disability, vacation, holidays, and certain personal absences designated by IPCO as an Authorized Absence.
2.04Beneficiary
“Beneficiary” means the person or persons, trust, or estate entitled to receive benefits payable in the event of a Participant’s death. A Participant’s Beneficiary shall be his Beneficiary elected under the EIP portion of the Plan. For purposes of the Plan, a Participant’s Spouse and Domestic Partner Spouse will be deemed the Participant’s Beneficiary unless consent to name another Beneficiary is given under Section 9.05(d) of the Plan and the Participant elects a Beneficiary other than the Spouse or Domestic Partner Spouse. The term “Domestic Partner Spouse” means an individual (i) who is joined in a legal union with a Participant that was entered into on or before December 31, 2014, (ii) which legal union is recognized as a legal union under the laws of the state of the workplace where the Participant is employed, and (iii) who is not the Spouse of the Participant.  An individual shall not be recognized as the Domestic Partner Spouse of a Participant unless the Participant became a Participant on or before December 31, 2014.

2.05Benefit Plans Committee
“Benefit Plans Committee” means a corporate committee established for the purpose of adopting, amending and terminating benefit plans of Eastman Chemical Company under certain limitations imposed by the Board.

2.06Board
“Board” means the Board of Directors of Eastman Chemical Company or a committee of said Board that is authorized to act for the full Board.
2.07Code
“Code” means the Internal Revenue Code of 1986, as amended from time to time. A reference to a particular Section of the Code shall include a reference to any regulations issued under the Section and to the corresponding Section of any subsequently enacted federal revenue law.
2.08Collectively Bargained Employee
“Collectively Bargained Employee” means an Employee whose employment is governed by a collective bargaining agreement, and who is classified by the Employer as a Collectively Bargained Employee.
2.09College Cooperative Education Student Employee
“College Cooperative Education Student Employee” or “Co-Op Employee” means an Employee who is a college student pursuing studies of interest to the Employer, who is employed to work full-time on an alternate work/school block basis, and who is classified by the Employer as a College Cooperative Education Student Employee.
2.10Company
“Company” shall mean Eastman Chemical Company and its corporate successors.
2.11Company Compensation
“Company Compensation,” which is used to determine Retirement Savings Contributions under Section 5.02 and ESOP contributions under Article 7, is defined in Appendix C.
2.12Contract
“Contract” shall mean any group annuity contract or other contract providing for a guarantee by a Financial Institution of principal and of a specified rate of interest for a specific term, entered into between the Trustee and a Financial Institution, on terms approved and directed by IPCO.
2.12A    Disability or Disabled
“Disability” or “Disabled” as used throughout the Plan shall be based on a determination by the claims administrator under the terms and conditions set forth in the long-term disability policy maintained by the Company to provide such benefits. (Effective April 1, 2018)
2.13Eastman Stock
“Eastman Stock” means the authorized voting common shares of Eastman Chemical Company.

2.14EIP
“EIP” shall mean the portion of the Plan which consists of elective deferrals under Code Section 401(k) and designated Roth contributions under Code Section 402A, Retirement Savings Contributions in accordance with Section 5.02 of this Plan, Matching Contributions in accordance with Section 5.03 of this Plan, Rollover Contributions in accordance with Section 5.04 of this Plan, and assets which have been transferred out of the ESOP portion of the Plan under Section 7.06 of this Plan.
2.15EIP Account
“EIP Account” shall have that meaning as defined in Section 5.05 of the Plan.
2.16Eligible Employee
“Eligible Employee” means an Employee who is not an Ineligible Individual.
2.17Employee
“Employee” means any person employed as an employee on the payroll of the Employer.
2.18Employee Subject to a Memorandum
Reserved.
2.19Employer
The “Employer” is Eastman Chemical Company and all of its Affiliated Companies, regardless of whether each Affiliated Company has adopted this Plan.
2.20Employer Securities
“Employer Securities” means any common stock issued by the Employer (or by a member of the Employer’s controlled group) which is readily tradable on an established securities market, including Eastman Stock.
2.21ERISA
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. A reference to a particular Section of ERISA shall include a reference to any regulations under that Section and to the corresponding Section of any subsequently enacted Federal law.
2.22ESOP
“ESOP” shall mean the employee stock ownership component of this Plan which is governed by Article 7 of this Plan.

2.23ESOP Account
“ESOP Account” shall have the meaning provided in Section 7.03 of the Plan.
2.24Financial Institution
“Financial Institution” shall mean any bank, insurance company, or other financial institution designated by IPCO with whom the Trustee enters into a contract for the purpose of establishing and maintaining the Managed Income Fund.
2.25Fiscal Year
“Fiscal Year” means the calendar year.
2.26Fund
“Fund” means a separate investment fund maintained as part of the Trust Fund by the Trustee pursuant to the terms of the Plan
2.27Genencor Employee
“Genencor EIP Employee” means a person who: (i) was actively employed by Genencor International, Inc. as of December 31, 1993; (ii) was a Participant in the Kodak Savings and Investment Plan as of the time of transfer of employment from Eastman Kodak Company to Genencor International, Inc.; and (iii) had his or her account balance under the Kodak Savings and Investment Plan transferred to the EIP portion of this Plan; provided, however, that any such person shall be a Participant solely for purposes of maintaining such person’s account balance transferred from the such Kodak Plan to this Plan, and shall not be entitled to receive any allocations under this Plan other than earnings on such transferred account.
“Genencor ESOP Employee” means any person who: (i) was actively employed by Genencor International, Inc. as of December 31, 1993; (ii) was a Participant in the KESOP as of the time of transfer of employment from Eastman Kodak Company to Genencor International, Inc.; and (iii) had his or her account balance under the KESOP transferred to this Plan; provided, however, that any such person shall be a Participant solely for purposes of maintaining such person’s account balance transferred from such Kodak Plan to this Plan, and shall not be entitled to receive any allocations under this Plan other than earnings on such transferred account.
2.28Hercules Plan
“Hercules Plan” means the Hercules Incorporated Saving and Investment Plan maintained by Hercules Incorporated. See Appendix D for special rules applicable to the Accounts of Participants formerly employed by Hercules Incorporated.
2.29Hour of Service
“Hour of Service” means:

(a)Each hour for which an Employee is either directly or indirectly paid or entitled to payment by the Employer for the performance of duties during the applicable computation period. Pursuant to Section 2530.200b-2(c) of the Department of Labor Regulations, which are incorporated herein by this reference, these hours shall be credited to the Employee for the computation period in which the duties were performed, and
(b)Each hour for which an Employee is paid or entitled to payment by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, leave of absence, or other absence for reasons approved by IPCO under uniform rules applied in a nondiscriminatory manner. Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2(b) of the Department of Labor Regulations which are incorporated herein by this reference, and
(c)Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). Pursuant to Section 2530.200b-2(c) of the Department of Labor Regulations which are incorporated herein by this reference, these hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.
Hours of Service for performance of duties will be determined from the employment records of the Employer or pursuant to any alternative for non-hourly employees allowed by applicable rules or regulations.
2.30Independent Contractor
“Independent Contractor” shall include a person classified by the Employer as an independent contractor for the purpose of withholding and payment of employment taxes, regardless of whether the Employer is required to make Social Security contributions on behalf of such individual, including any person the Employer classifies as an independent contractor with such individual’s consent, but who later becomes reclassified as an Employee by a party other than the Employer. For purposes of this Section, any individual who pays or agrees to pay self-employment tax in lieu of withholding shall be deemed to have consented to his or her designation as an independent contractor. Any independent contractor described in this Section who subsequently becomes reclassified by a party other than the Employer as an Employee shall still be ineligible to participate in this Plan.
2.31Ineligible Individual
“Ineligible Individual” means a person who is not eligible to participate in the Plan. Ineligible Individuals include individuals in the following classifications:

(a) Leased Employee;

(b) Independent Contractor;
(c) Limited Service Employee;
(d) Special Program Employee;
(e) Nonresident Alien Employee;
(f) Former Employee whose employment status is classified as terminated due to a long-term disability or an educational leave of absence; and,
(g) Collectively Bargained Employee, except the following groups of Collectively Bargained Employees shall be considered Eligible Employees for purposes of the Plan.
    (i)    Employees of Eastman Chemical Resins, Inc. who are represented by a labor organization for the purpose of collective bargaining, or who are covered by a collective bargaining agreement with the Employer which specifically provides for participation in this Plan.
    (ii)    Effective January 1, 2012, Employees of Eastman Chemical Texas City, Inc. (formerly “Sterling Chemicals, Inc.”) who are represented by a labor organization for the purpose of collective bargaining, or who are covered by a collective bargaining agreement with the Employer which specifically provides for participation in this Plan.
    (iii)    Effective May 31, 2013, Employees of Solutia Inc. who are represented by a labor organization for the purpose of collective bargaining, or who are covered by a collective bargaining agreement with the Employer which specifically provides for participation in this Plan. Special provisions regarding contributions specific to each collective bargaining agreement are contained in Appendix N.
    (iv)    Effective June 3, 2014, Employees of BP Aviations Turbine Oil who are represented by a labor organization for the purpose of collective bargaining, or who are covered by a collective bargaining agreement with the Employer which specifically provides for participation in this Plan.
2.32Investment Manager
“Investment Manager” shall have the same meaning as assigned to that term under Section 3(38) of ERISA.

2.33IPCO
“IPCO” means the Investment Plan Committee, or any successor thereto, appointed by the Benefit Plans Committee or the Board in accordance with the Plan. Whenever a reference to “IPCO” is made in this Plan, it shall be deemed to include any person(s) to whom IPCO has properly delegated one or more of its powers, duties, or functions pursuant to the terms of this Plan.
2.33A    IRA
“IRA” shall mean individual retirement account described in Section 408(a) of the Code. The term “Roth IRA” shall mean an individual retirement account described in Section 408A(b) of the Code.
2.34Leased Employee
“Leased Employee” means an individual who is not an Employee and who provides services to the Employer where:
(a)such services are provided pursuant to an agreement between the Employer and any other person (a “leasing organization”),
(b)such individual has performed services for the Employer on a substantially full-time basis for a period of at least one year, and
(c)such services are performed under the primary direction or control of the Employer.
This definition shall be interpreted in accordance with the provisions of Code Section 414(n) and applicable Treasury Regulations.
2.35Limited Service Employee
“Limited Service Employee” means an Employee who is employed pursuant to a limited service employment agreement, and who is classified by the Employer as a Limited Service Employee in accordance with the standards developed by the Employer for defining that job classification.
2.36Matching Contributions
“Matching Contributions” shall have that meaning as defined in Section 5.03 of the Plan. For purposes of this Plan, the only Employees eligible to receive Matching Contributions are Eligible Employees hired, rehired or reinstated by a Sponsoring Company after December 31, 2006 who are not participants in the Eastman Retirement Assistance Plan.
2.37Nonresident Alien Employee
“Nonresident Alien Employee” means an Employee who performs services outside of the United States, and who is classified by the Employer as a Nonresident Alien Employee.

2.38Non-Sponsoring Company
“Non-Sponsoring Company” shall mean an Affiliated Company that is not a Sponsoring Company.
2.39Normal Retirement Date
“Normal Retirement Date” means the date a Participant attains age 65.
2.40Participant
“Participant” means an Employee, former Employee, Beneficiary, alternate payee under a Qualified Domestic Relations Order, or Genencor Employee who has an account balance in the Plan. A Genencor Employee shall be treated as a Participant only to the extent specified in Section 2.27.
2.41Plan
“Plan” means the Eastman Investment and Employee Stock Ownership Plan, as amended and restated effective January 1, 2019, and as it may subsequently be amended from time to time.
2.42Plan Year
“Plan Year” means the twelve consecutive month period beginning on January 1 and ending on December 31 of each year.
2.43Pre-College Cooperative Education Student Employee
“Pre-College Cooperative Education Student Employee” means an Employee who works in the Employer’s business libraries while still enrolled in high school or immediately after high school graduation and who is classified by the Employer as a Pre-College Cooperative Education Student Employee.
2.44Pre-Tax Contribution
“Pre-Tax Contribution” shall mean that portion of Qualifying Compensation which is deferred on a pre-tax basis pursuant to an election by an Eligible Employee or former Eligible Employee in accordance with Code Section 401(k).
2.45Qualifying Compensation
“Qualifying Compensation”, which is used in determining elective deferrals and Matching Contributions under the EIP portion of the Plan, is defined in Appendix B.
2.46Qualified Domestic Relations Order
“Qualified Domestic Relations Order” means a domestic relations order deemed qualified by IPCO or its designee and as defined in Code Section 414(p). See Section 9.09.

2.47Qualified Military Service
“Qualified Military Service” means any service (as defined in Chapter 43 of Title 38, United States Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service.
2.48Reserved.
2.49Related Company
“Related Company” shall have that meaning contained in Section 2.02 for Affiliated Company, except that: (i) for purposes of determining who is a Related Company under Code Section 414(b), the phrase “at least 20 percent” shall be substituted for the phrase “at least 80 percent” each place it appears in Code Section 1563(a)(1); and (ii) for purposes of determining who is a Related Company under Code Section 414(c), the phrase “at least 20 percent” shall be substituted for the phrase “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2(b)(2). The purpose of this provision is to define business entities in which the Company or an Affiliated Company has at least a 20% stock interest or at least 20% capital or profits interest, and shall be so interpreted.
2.50Rollover Contribution
“Rollover Contribution” shall mean a transfer to the Plan of amounts received by or for the benefit of a Participant from certain other retirement plans, pursuant to Section 5.04.
2.51Roth 401(k) Contribution
“Roth 401(k) Contribution” means that portion of Qualifying Compensation which is deferred pursuant to an election by an Eligible Employee or former Eligible Employee and designated by the Eligible Employee or former Eligible Employee at the time of the cash or deferred election as an after-tax elective deferral, as permitted by Code Section 402A.
2.51A    Roth Rollover Contributions
“Roth Rollover Contributions” means that portion of Pre-Tax Contributions and After-Tax Contributions designated by the Eligible Employee as Roth Rollover Contributions, as permitted by Section 5.04(d).
2.52Retirement Savings Contributions
“Retirement Savings Contributions” means the Employer contributions which are made to an eligible Employee’s Account under Section 5.02 after five annual Employer contributions have been made to the Participant’s ESOP Account.
2.53Special Employee
Reserved.

2.54Special Program Employee
Special Program Employee” means an individual who is a high school study-work student, a drafting trainee, a clerical assistant trainee, a summer technical employee, or a normal temporary employee who is employed by Eastman Chemical Company or any other Sponsoring Company for a limited period of time, and who is classified as Special Program Employee when hired or reclassified.
2.55Sponsoring Company
“Sponsoring Company” shall mean Eastman Chemical Company and each Affiliated Company that has adopted this Plan, as shown on Appendix A.
2.56Spouse
Effective June 26, 2013, “Spouse” means an individual who is lawfully married to an Employee under the law of any U.S. or foreign jurisdiction having the legal authority to sanction marriages, including the common law spouse of an Employee in a legally recognized common law marriage.  The term Spouse does not include an individual who has entered into a registered domestic partnership, civil union or other similar formal relationship with an Employee recognized under the law of any U.S. or foreign jurisdiction that is not denominated as a marriage under the laws of that U.S. or foreign jurisdiction.  Notwithstanding any provision of this Plan to the contrary, this provision shall be construed in accordance with Federal law.
A person claiming to be a Spouse by common law marriage (or its equivalent) shall be required to establish, to the satisfaction of IPCO or its designee, that a common law marriage exists under applicable state law by providing such documentation as IPCO, in its sole discretion, deems necessary. The decision of IPCO regarding whether or not a valid common law marriage exists shall be made on a uniform and non-discriminatory basis.
IPCO or its designee may notify other Beneficiaries (contingent or otherwise) in the event of a claim by a common law spouse and may take such other action as it deems appropriate, including the filing or interpleader or declaratory judgment actions if conflicting claims exist.
2.57Trust
“Trust” means the arrangement established by the Trust Agreement between the Company and a Trustee.
2.58Trust Agreement
“Trust Agreement” means the agreement entered into by and between the Company and the Trustee or successor Trustee designated therein, establishing the Trust and specifying the duties of the Trustee.

2.59Trust Fund
“Trust Fund” means all money, securities and other property held under the Trust Agreement.
2.60Trustee
“Trustee” means the trustee or trustees, whether corporate or individual, at any time appointed and acting hereunder with respect to the assets held by such trustee.
2.61Year of Eligibility Service
Reserved.
2.62Valuation Date
“Valuation Date” means each business day.
2.63Visiting Scientist
Reserved.

ARTICLE 3 PLAN ADMINISTRATION
3.01Appointment of IPCO
The Benefit Plans Committee or the Board shall appoint IPCO to control and manage the operation and administration of the Plan and Trust as and to the extent set forth in the Plan and Trust. The members of IPCO may, in the discretion of the Benefit Plans Committee or the Board, be Employees. Employees shall not, however, be entitled to compensation from the Trust for their services as members of IPCO. The persons named to IPCO shall be designated in writing and shall acknowledge in writing that they are fiduciaries under the Plan. The Benefit Plans Committee or the Board may at any time remove a member of IPCO and appoint a successor. Any member may resign by delivering his written resignation to the Benefit Plans Committee or the Board. Vacancies existing in IPCO shall be filled by the Benefit Plans Committee or the Board, but IPCO may act notwithstanding any vacancies.
3.02Named Fiduciary and Plan Administrator
IPCO shall be the “named fiduciary” and “plan administrator” as those terms are used in ERISA. IPCO shall be the agent for the service of legal process with respect to the Plan.
3.03Powers and Duties of IPCO
IPCO shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan, except such powers as are specifically reserved to the Benefit Plans Committee or the Board. IPCO’s powers include the power to make, publish and apply such rules and regulations as it may deem necessary to carry out the provisions of the Plan. Such rules and regulations shall include, without limitation by reason of enumeration, rules and regulations for determining the qualified status of domestic relations orders in accordance with Section 414(p) of the Code, and for administering distributions pursuant to such Qualified Domestic Relations Orders. IPCO shall have the discretionary authority to construe and interpret the Plan and to determine eligibility for benefits, and shall determine all questions arising in the administration, interpretation, and application of the Plan, and any determination or construction made thereunder by IPCO shall be final and binding. IPCO shall have authority, consistent with Section 6.02(a)(2), to select investment Funds other than the Eastman Stock Fund (which is required to be maintained under the Plan). Neither IPCO nor any other fiduciary of the Plan shall have any authority to limit, expand or remove the Eastman Stock Fund.
3.04Operation of IPCO
IPCO shall act by a majority of its members at the time in office, and such action may be taken by a vote at a meeting or without a meeting. Any action taken without a meeting shall be reflected in a written instrument signed by a majority of the members of IPCO. A member of IPCO who is also a Participant shall not vote on any question relating personally and uniquely to himself. Any such question shall be decided by the majority of the remaining members of IPCO. IPCO may authorize any one or more of its members to execute any document or documents on behalf of IPCO, in which event IPCO shall notify the Trustee in writing of such action and the name of its member so designated. The Trustee will be provided with signature cards and such other reasonable assurances as it may require. The Trustee thereafter shall accept and rely upon any document executed by such member as representing action by IPCO until IPCO shall file with the Trustee a written revocation of such designation. IPCO may adopt such by-laws or regulations as it deems desirable for the conduct of its affairs. IPCO shall keep minutes, records, and other data as may be necessary for the proper administration of the Plan.
3.05Claims Procedure.
(a)Claims. If a Participant has any grievance, complaint, or claim concerning any aspect of the operation or administration of the Plan or Trust, including but not limited to claims for benefits and complaints concerning the performance or administration of the investments of Plan assets (collectively referred to herein as “claim” or “claims”), the Participant shall submit the claim to IPCO or its designee, which shall have the initial responsibility for deciding the claim. All such claims shall be submitted in writing and shall set forth the relief requested and the reasons the relief should be granted. All such claims must be submitted within the “applicable limitations period.” The “applicable limitations period” shall be two years, beginning on: (i) in the case of any lump-sum payment, the date on which the payment was made, (ii) in the case of an annuity payment or installment payment, the date of the first in the series of payments, or (iii) for all other claims, the date on which the action complained or grieved of occurred. To the extent that documentary or other evidence is relevant to the relief sought, the Participant shall submit such evidence or, if the evidence is in the possession of IPCO or its designee, the Participant shall refer to such evidence in a manner sufficient to allow IPCO or its designee to identify and locate such evidence.
(b)Denial of Claims. If a claim is denied in whole or in part, IPCO or its designee shall give the claimant written notice of the decision within ninety (90) days of the date the claim was submitted. Such written notice shall set forth in a manner calculated to be understood by the claimant: (1) the specific reason or reasons for the denial; (2) specific references to pertinent Plan provisions on which the denial is based; (3) a description of any additional material or information necessary for the claimant to perfect the claim, along with an explanation of why such material or information is necessary; and (4) an explanation of the claims review procedures, the time limits under the procedures and a statement regarding a Participant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on appeal. The ninety (90) day period for review of a claim for benefits may be extended for an additional ninety (90) days by a written notice to the claimant setting forth the reason for the extension.
(c)Appeals Procedure. If a claim is denied in whole or in part, the claimant or his duly authorized representative may appeal the denial to IPCO within sixty (60) days of receipt of written notice of denial or sixty (60) days of the expiration of the ninety-day period. In pursuing his appeal, the claimant or his duly authorized representative:
(1)shall request in writing that IPCO review the denial;
(2)shall review pertinent documents; and

(3)shall submit evidence as well as written issues, comments or arguments.
The decision on review shall be made within sixty (60) days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original sixty-day period. The decision on review shall be made in writing and shall be written in a manner calculated to be understood by the claimant. In the case of an adverse benefit determination, the notification shall set forth: (1) the specific reason or reasons for the adverse benefit determination, (2) reference to the specific provision of the Plan on which the denial is based, (3) a statement that the Participant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Participant’s claim, and (4) the Participant’s right to bring an action under Section 502(a) of ERISA. The decision shall be final and conclusive and a Participant shall not be permitted to bring suit at law or in equity on a claim without first exhausting the remedies available hereunder
(d)Review Only Upon Written Record. Review by IPCO will be made only upon the written record. The Participant, his attorney, or his duly authorized representative may review or request copies of pertinent documents required to be disclosed under Title I of ERISA relating to the denial, and may submit written comments, a written statement of issues, and/or additional documentary evidence.
(e)Exhaustion. The administrative remedies described in this Section must be exhausted before any legal action is filed by a Participant, Beneficiary or legal representative. The review procedures described in this Article are the exclusive dispute resolution procedures provided under the Plan.
(f)Deadline for Legal Action. Any lawsuit challenging a claim denial under this Plan must be commenced no later than three years after the date on which the claim was initially submitted.
3.06Power to Appoint Advisers
IPCO may appoint such accountants, attorneys, investment advisers, “investment managers” as defined by ERISA, specialists, and other persons as it deems necessary or desirable in connection with the administration of this Plan. Such accountants and attorneys may, but need not, be accountants and attorneys who otherwise act for and on behalf of the Employer. IPCO shall be entitled to rely upon any opinions or reports which shall be furnished to it by any such accountant, attorney or other specialist.
3.07Expenses
Expenses of the Plan, unless paid by the Employer, shall be paid out of the Trust.

3.08Duties of Fiduciaries
All fiduciaries under the Plan and Trust shall act solely in the interests of the Participants and their Beneficiaries and in accordance with the terms and provisions of the Plan, the Trust Agreement and ERISA, and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Any person may serve in more than one fiduciary capacity with respect to the Plan and Trust.
3.09Liability
No member of the Board, the Benefit Plans Committee, or IPCO shall incur any liability for any action or failure to act, excepting only liability for his own breach of fiduciary or co-fiduciary duty. The Employer shall indemnify and reimburse to the fullest extent permitted by law each member of the Board, the Benefit Plans Committee, IPCO and any Employee acting on its behalf or deemed to be an ERISA fiduciary with respect to the Plan against any and all claims, loss, damages, expense, and liability (other than amounts paid in settlement to which the Employer does not consent), reasonably incurred by him in connection with any action to which he may be party by reason of the performance of his duties hereunder except in relation to matters as to which he shall be adjudged in such action to be personally guilty of willful misconduct in the performance of his duties. The foregoing right to indemnification shall be in addition to such other rights as the person may enjoy as a matter of law or by reason of insurance coverage of any kind, but shall not extend to costs, expenses and/or liabilities otherwise covered by insurance or that would be so covered by any insurance then in force if such insurance contained a waiver of subrogation. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the person may be entitled pursuant to the bylaws or contract of the Employer, and the rights granted hereunder shall not be construed to limit in any way the rights granted under such bylaws or contract of the Employer, nor shall the rights granted under such bylaws or contract of the Employer be construed to limit in any way the rights granted hereunder.
3.10Allocation of Responsibility
The Board, the Benefit Plans Committee, IPCO, and the Trustee possess certain specified powers, duties, responsibilities and obligations under the Plan and Trust. It is intended under this Plan and Trust that each be responsible solely for the proper exercise of its own functions and that each shall not be responsible for any act or failure to act of another, unless otherwise responsible for a breach of its own fiduciary duty or for breach of duty by another fiduciary under the rules of co-fiduciary responsibility. Generally, the Board is responsible for appointing the Benefit Plans Committee; either the Board or the Benefit Plans Committee may appoint and remove members of IPCO, may appoint and remove the Trustee, and may amend and terminate the Plan and Trust (except to the extent such power is reserved solely to the Board) subject to the limitations described in Article 15; IPCO is responsible for administering the Plan as described herein; and the Trustee is responsible for the management and control of the Plan assets to the extent provided in the Trust. The Board, the Benefit Plans Committee, or IPCO may act to allocate or delegate fiduciary duties by designating persons and committees other than named fiduciaries to carry out fiduciary responsibilities under the Plan (other than trustee responsibilities as defined in section 405(c)(3) of ERISA), but such action may be taken only in accordance with the following procedure:
(a)Such action must be approved by at least a majority of the members of the Board, the Benefit Plans Committee, or IPCO, as the case may be;
(b)If such action is not unanimously approved, the vote cast by each member for or against such action shall be recorded as a part of the official minutes of the Board, the Benefit Plans Committee, or IPCO, as the case may be; and
(c)Any delegation of fiduciary responsibilities or any allocation of fiduciary responsibilities among members of the Board, the Benefit Plans Committee, or IPCO may be modified or rescinded by the Board, the Benefit Plans Committee, or IPCO, as the case may be, according to the procedure set forth in subsections (a) and (b) of this Section.

ARTICLE 4 PARTICIPATION
4.01Eligibility Requirements
(a)Notwithstanding any Plan provisions to the contrary, all Participants as of January 1, 2016 shall continue to be Participants in the Plan. An Eligible Employee shall be eligible to become a Participant in the Plan as of the date he first accrues an Hour of Service as an Eligible Employee of the Company or any other Sponsoring Company, including but not limited to an Hour of Service first accrued as a new hire, a rehire, or a transfer from a Non-Sponsoring Company.
4.02Participation
(a)Automatic Enrollment. Subject to the conditions described below, each Eligible Employee hired, rehired or reinstated by a Sponsoring Company who meets the eligibility rules of Section 4.01 above shall be automatically enrolled as a Participant in the EIP portion of the Plan and shall be deemed to have elected to defer seven percent (7%) of his Qualifying Compensation as a Pre-Tax Contribution to the EIP portion of this Plan unless such Eligible Employee affirmatively declines to enroll in the Plan by the deadline established by IPCO or affirmatively elects to contribute a percentage other than seven percent (7%). If the automatic enrollment is not affirmatively revoked by the Eligible Employee, the deemed deferral election described in this Section 4.02 shall remain in effect for subsequent pay periods until superseded by an affirmative election by the Eligible Employee.
(1)The deemed election to participate in the Plan described in this Section 4.02 shall be effective on the first day the Eligible Employee performs an Hour of Service for a Sponsoring Company.
(2)In the case of an Eligible Employee, the notice shall be provided prior to the date the Eligible Employee first performs an Hour of Service for a Sponsoring Company.
(3)Deemed deferral elections shall apply to all Qualifying Compensation, including that portion which is attributable to the Variable Incentive Plan, the Unit Performance Plan, and Sales Variable Pay (or other incentive compensation programs that may be designed by IPCO as eligible for a separate deferral election). A separate deferral election for such incentive pay amounts may be made by an Eligible Employee in accordance with Section 5.01(a)(2).
(4)IPCO may establish additional guidelines and rules in order to administer the provisions of this Section 4.02, including providing for the automatic enrollment of persons who become Eligible Employees as a result of an acquisition at a specified rate of deemed deferrals other than the rate prescribed in Section 4.02(a).
(b)Affirmative Enrollment. Each Eligible Employee who does not become a Participant in the EIP portion of this Plan pursuant to the automatic enrollment process described in Section 4.02(a), or who affirmatively elects not to participate and then later wishes to elect to participate, may become a Participant in the EIP portion of the Plan by filing an election to defer a percentage of Qualifying Compensation in accordance with Section 5.01(a) and/or Section 5.01(a)(2). Each Eligible Employee who wishes to defer a percentage of Qualifying Compensation shall initially provide an election to make such deferral. All elections to defer shall remain in effect until revoked or modified. An election must also direct that the Pre-Tax Contributions or Roth 401(k) Contributions to be paid to the Trustee for the Participant’s Account be allocated to the investment Funds available hereunder, in multiples of one (1%) percent.
(c)Each Eligible Employee shall become a Participant in the ESOP portion of this Plan without the necessity of filing any election or enrollment forms.
(d)The right of an Eligible Employee to defer a percentage of Qualifying Compensation shall cease when he is no longer employed by a Sponsoring Company.
4.03Termination of Participation
A Participant who terminates employment with the Employer and all Related Companies or transfers employment to a Non-Sponsoring Company shall continue as a Participant in this Plan only for the following limited purposes: (i) the right to receive a Retirement Savings Contribution or ESOP contribution for the Plan Year in which the change of the Participant’s status occurred (but only with respect to the Participant’s Company Compensation earned while he was an Employee of a Sponsoring Company); (ii) the right to receive distribution of his or her Account pursuant to the terms of the Plan; and (iii) in the case of a Participant who transfers employment to a Non-Sponsoring Company, such person shall be entitled to make withdrawals under Sections 8.01 (Withdrawals on or after Age 59 1/2) and 8.02 (Hardship Withdrawals).
4.04Rehire
If an Eligible Employee terminates employment after he has met the eligibility requirements of Section 4.01 and is later reemployed as an Eligible Employee, the Eligible Employee will immediately participate in the Plan upon the date of his reemployment.

ARTICLE 5 CONTRIBUTIONS AND ACCOUNTS
5.01Pre-Tax Contributions and Roth 401(k) Contributions
(a)Deferrals of Qualifying Compensation
(1)Subject to the limits stated elsewhere in this Plan, each Eligible Employee may elect to have a Sponsoring Company contribute to the Trustee a portion of his or her Qualifying Compensation. An Eligible Employee may make such an election by directing the Sponsoring Company to contribute to the Trustee any whole percentage or none of his or her Qualifying Compensation (excluding Variable Incentive Plan, Unit Performance Plan, and Sales Variable Pay compensation, and any other incentive compensation programs that may be designated by IPCO), not to exceed forty percent (40%) thereof in Pre-Tax Contributions, Roth 401(k) Contributions, or both.
(2)An Eligible Employee may also make a separate election directing the Sponsoring Company to contribute to the Trustee any whole percentage or none of his or her Qualifying Compensation that consists solely of is Variable Incentive Plan, Unit Performance Plan, and Sales Variable Pay (or other incentive compensation programs that may be designated by IPCO as eligible for a separate deferral election), not to exceed forty percent (40%) thereof in Pre-Tax contributions, Roth 401(k) Contributions or both.
(3)Automatic Increase Feature. Notwithstanding anything in the Plan to the contrary, each Plan Year, as of a date determined by the Plan Administrator that is not less than 30 days nor more than 90 days prior to April 1 (the “Auto Increase Date”), each Participant who has a Pre-Tax Contribution election in effect immediately before the Auto Increase Date shall be deemed to have elected to automatically increase his current Pre-Tax Contribution election by an additional one percent (1%) of his Qualifying Compensation. Such increase shall apply without regard to whether the Participant’s current Pre-Tax Contribution election is a percentage of his Qualifying Compensation or a stated dollar amount, and without regard to whether such election is a deemed election pursuant to Section 4.02(a) or an affirmative enrollment election pursuant to Section 4.02(b). The automatic increase shall not in any event increase a Participant’s Pre-Tax Contribution election above ten percent (10%) of the Participant’s Qualifying Compensation. Each Participant shall be given a notice by the Plan Administrator that explains the automatic increase in the Participant’s Pre-Tax Contribution election and the Participant’s right to revoke or change the deemed election upon, or a reasonable time before, the date the deemed election is scheduled to become effective. In lieu of or in addition to the automatic increase feature described above, a Participant shall be permitted to voluntarily elect that his or her deferral election percentage for Pre-Tax Contributions and/or Roth 401(k) Contributions automatically increase by a specified percentage at a regular interval subject to terms and conditions set forth by IPCO; however, the percentage increase cannot cause the Participant to defer Pre-Tax Contributions or Roth 401(k) Contributions to exceed any limits provided by the Plan and the Code. A Participant may change or revoke the deemed election described in this subsection for Pre-Tax Contributions or make an election with respect to Roth 401(k) Contributions at any time in accordance with the procedures set forth in this Article 5 or as established by the Plan Administrator. Any election to revoke or change a deemed election or make a new election shall be effective as soon as administratively practicable following receipt of a completed change, revocation or election.
(4)Notwithstanding any provision of this Plan to the contrary, the maximum amount of Qualifying Compensation that may be taken into account under Code section 401(a)(17) for purposes of Participant’s Pre-Tax and Roth 401(k) Contributions shall be determined with respect to the total Qualifying Compensation that the Participant earned during the Plan Year and shall not be limited solely to the Qualifying Compensation earned by the Participant during a specific a portion of such Plan Year.
(b)Catch-Up Contributions
Each Eligible Employee who has attained age 50 before the close of the calendar year shall be eligible to make catch-up contributions in accordance with and subject to the limitations of Section 414(v) of the Code in any whole percentage of his or her Qualifying Compensation, not to exceed thirty-five percent (35%) thereof in Pre-Tax Contributions, Roth 401(k) Contributions, or both. Such catch-up contributions shall not be taken into account for purposes of provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of making such catch-up contributions.
Catch-up contributions are not eligible for the Matching Contribution described in Section 5.03 of the Plan.
(c)Other Rules Regarding Pre-Tax Contributions and Roth 401(k) Contributions
(1)IPCO has the authority to reduce the Pre-Tax Contributions and Roth 401(k) Contributions for any or all Participants to protect the tax qualification of the Plan.
(2)It is expressly intended that, to the extent allowable by law, Pre-Tax Contributions shall not be included in the gross income of the Employee for income tax purposes and shall be deemed contributions under a cash or deferred arrangement pursuant to Code Section 401(k).
(3)Roth 401(k) Contributions shall be separately maintained in a Roth 401(k) Contributions subaccount.
5.01A    After-Tax Contributions

(a)Effective January 1, 2019 and subject to the limitations stated elsewhere in this Plan, each Eligible Employee may elect to have a Sponsoring Company make After-Tax Contributions to the Plan by directing the Sponsoring Company to contribute to the Trustee any whole percentage of his or her Qualifying Compensation (excluding Variable Incentive Plan, Unit Performance Plan, and Sales Variable Pay compensation, and any other incentive compensation programs that may be designated by IPCO), not to exceed five percent (5%) thereof.
(b)(b)    Effective January 1, 2019, an Eligible Employee may also make a separate election to have a Sponsoring Company make After-Tax Contributions to the Plan by directing the Sponsoring Company to contribute to the Trustee any whole percentage or none of his or her Qualifying Compensation that consists solely of is Variable Incentive Plan, Unit Performance Plan, and Sales Variable Pay (or other incentive compensation programs that may be designated by IPCO as eligible for a separate deferral election), not to exceed five percent (5%) thereof.
(c)(c)    IPCO has the authority to reduce the After-Tax Contributions for any or all Participants to protect the tax qualification of the Plan and ensure compliance with non-discrimination testing requirements.
(d)(d)    After-Tax Contributions shall be separately maintained in an After-Tax Contributions subaccount.
5.02Retirement Savings Contributions
(a)The Company contribution under this Section 5.02 for a given Plan Year shall be an amount equal to five percent (5%) of the Company Compensation of each Participant who is eligible to receive an allocation under this Section 5.02. For purposes of this Section 5.02(a), Company Compensation includes only those amounts which are earned during periods when the individual is both an Eligible Employee and a Participant in the Plan.
(b)Company contributions made under this Section 5.02 shall be allocated as of the close of the last day of each Plan Year (even though receipt of the Company contributions by the Trustee may take place after the close of each Year) among the EIP Accounts of eligible Participants. For purposes of this Section 5.02(b), an “eligible Participant” means an Employee who: (i) was a Participant in the Plan at any time during the Plan Year; and (ii) has received five (5) or more annual ESOP contributions collectively under this Plan, the Eastman Employee Stock Ownership Plan, or the Eastman Kodak Employee Stock Ownership Plan. An eligible Participant need not be employed on the last day of the Plan Year in order to receive an allocation of Company contributions. Once a Participant has received five (5) such annual ESOP contributions, the Participant’s Company contribution, if any, shall be made as a Retirement Savings Contribution under this Section 5.02, rather than an ESOP contribution under Article 7.
Notwithstanding the foregoing, if a Participant has received fewer than five (5) such annual ESOP contributions and terminates employment, then upon any subsequent rehire, such Participant shall be treated for purposes of this Section

5.02 as though he had received no ESOP contributions prior to his termination under this or any prior Plan and shall not receive any allocation of Company contributions pursuant to this Section 5.02 until the Participant has received five (5) annual ESOP contributions following his or her rehire.
(c)Company contributions made under this Section 5.02 shall be deposited in such investment Funds available under the Plan in accordance with the provisions of Section 6.02 of the Plan.
(d)Company contributions may be paid to the Trust in cash or in shares of Employer Securities, as determined by the Board. Company contributions under the Plan for a Plan Year may be paid during the Plan Year and shall in any event be paid not later than the due date for filing the Company’s federal income tax return for that year, including any extensions of such due date. In all events Company contributions shall comply with Article 13 (Code Section 415 Limitations). The Company may, in its discretion, make cash payments directly to Participants (or through one or more plans that are not qualified under Code Section 401(a)) equal to the amount of contributions that cannot be allocated to the Participant’s Account due to the requirements of Article 13 (Code Section 415 Limitations) or the annual limit on Company Compensation described in Appendix C. To the extent Company contributions are invested in Employer Securities, Participants may divest their investment in such Employer Securities and may direct that all or any portion of such contributions be reinvested in any of the other Funds described in Article 6 in accordance with procedures established by IPCO that comply with the requirements of Code Section 401(a)(35).
5.03Matching Contributions
(a)Subject to the provisions set forth below, Matching Contributions made under this Section 5.03 shall be allocated each payroll period among the EIP Accounts of Eligible Participants. For this purpose, an “Eligible Participant” means an Eligible Employee who: (i) was hired, rehired or reinstated as an Employee by a Sponsoring Company on or after January 1, 2007, and (ii) is not an active participant in the Eastman Retirement Assistance Plan (“ERAP”) on or after January 1, 2007. Notwithstanding the foregoing, special rules for determining the eligibility to receive Matching Contributions by (1) College Cooperative Education Student Employees, (2) Pre-College Cooperative Education Student Employees, and (3) citizens of a country other than the United States are specified in Appendix G.
(b)Each Sponsoring Company shall make Matching Contributions on behalf of its Eligible Participants in an amount equal to 50% (the “Applicable Matching Percentage”), of total amount of the Pre-Tax Contributions and Roth 401(k) Contributions made by the Eligible Participant each pay period provided that the Applicable Matching Percentage shall not apply to more than 7% of the Eligible Participant’s Qualifying Compensation for that pay period. Notwithstanding the foregoing, the Applicable Matching Contribution and/or the formula for computing an Eligible Participant’s Matching Contributions may be modified by an appendix to this Plan. The Applicable Matching Contribution and Matching Contribution formula for certain Participants covered by collective bargaining agreements are specified in Appendix N.

(c)Matching Contributions shall be made in cash and delivered to the Trustee within a reasonable period of time after the end of each pay period for which the Matching Contribution is made, but in no event later than the time allowed by the Code for tax deductible contributions.
(d)Matching Contributions made under this Section 5.03 shall be deposited in such Funds available under the Plan in accordance with the provisions of Section 6.02 of the Plan.
(e)Year-end True-up Matching Contribution. If at the end of a Plan Year the total Matching Contributions made on behalf of an Eligible Participant for that Plan Year under this Section 5.03 are less than the lesser of: (1) the Applicable Matching Percentage applied to the total amount of the Pre-Tax Contributions and Roth 401(k) Contributions made by the Eligible Participant for that Plan Year or (2) the Applicable Matching Percentage as applied to 7% of the Eligible Participant’s Qualifying Compensation for that Plan Year, the Sponsoring Company shall make an additional “true-up” Matching Contribution. The “true-up” Matching Contribution made shall be the amount required to make the total Matching Contributions received by the Eligible Participant for that Plan Year equal to the lesser of: (1) the Applicable Matching Percentage applied to the total amount of the Pre-Tax Contributions and Roth 401(k) Contributions made by the Eligible Participant for the Plan Year or (2) the Applicable Matching Percentage as applied to 7% of the Eligible Participant’s Qualifying Compensation for the Plan Year. These “true-up” Matching Contributions may be made at any time during or after the Plan Year, but no later than the time prescribed by law (including extensions) for filing the Company’s federal income tax return for its taxable year in or with which the Plan Year ends.
(f)Limits on Matching Contributions.  The amount of Matching Contributions allocated to a Participant shall not exceed the amount determined by applying the Applicable Matching Percentage for the Plan Year to the maximum amount of Qualifying Compensation that may be taken into account under Code section 401(a)(17) with respect to that Plan Year.
5.04Rollover Contributions
(a)Without regard to any limitation on contributions set forth in this Article 5, a Participant may transfer to the Trustee during any Plan Year additional cash, provided that such transfer is $500.00 or more and further provided that such cash was received by the Participant from:
(1)a qualified defined contribution plan with a cash or deferred arrangement under Sections 401(a) and 401(k) of the Code maintained by a previous employer of the Participant and qualifies as a rollover contribution within the meaning of Code Section 402(c)(4), or
(2)an individual retirement account containing amounts received from a qualified defined contribution plan with a cash or deferred arrangement under Sections 401(a) and 401(k) of the Code maintained by a previous employer of the Participant and qualifies as a rollover contribution within the meaning of Code Section 408(d)(3)(A)(ii); or

(3)any defined benefit plan sponsored or maintained by the Employer and qualifies as a rollover contribution within the meaning Code Section 402(c)(4). A contribution under this clause (iii) may be made by either a Participant or a former Participant in this Plan.
(b)Such transferred cash shall be held by the Trustee in the Participant’s EIP Account. All such amounts so held shall at all times be fully vested and nonforfeitable. Such amounts shall be distributed to the Participant after his termination of employment in the manner provided in this Plan.
(c)A Participant may not transfer to this Plan as a Rollover Contribution any amounts attributable to “designated Roth contributions” with the meaning of Code Section 402A that were made to another retirement plan.
(d)Effective January 1, 2019, a Participant may elect to have all or any portion of his or her Pre-Tax Contributions and/or After-Tax Contributions distributed and directly rolled over in a taxable rollover contribution (if not previously taxed) to the Participant’s Roth Rollover Contributions Account. A rollover is permitted only if the amounts designated for rollover are otherwise eligible to be distributed and rolled over under the Plan’s provisions. Amounts rolled over pursuant to this Section shall not be considered Roth 401(k) Contributions under the Plan in determining maximum annual additions or maximum elective deferrals under the Plan. A Participant’s in-plan Roth rollover election shall be made on forms or in another manner provided by the Plan Administrator.
5.05EIP Accounts
The EIP Account shall be the account maintained for each Participant with respect to the EIP and will consist of the following sub-accounts, as applicable:
(a)The Participant’s Pre-Tax Contributions under Section 5.01.
(b)The Retirement Savings Contributions made to the Participant under Section 5.02.
(c)The Matching Contributions made to an eligible Participant under Section 5.03.
(d)The Participant’s Rollover Contributions made under Section 5.04.
(e)The Participant’s Roth Rollover Contributions made under Section 5.04.
(f)The Participant’s Roth 401(k) Contributions under Section 5.01.
(g)The Participant’s After-Tax Contributions under Section 5.01A.
5.06Vesting
Each Participant shall at all times be 100% vested in his Account.

5.07Death or Disability While Performing Qualified Military Service
For purposes of eligibility to receive allocation of contributions under this Article 5, a Participant who dies or becomes Disabled on or after January 1, 2007 while performing Qualified Military Service will be treated as if the individual had resumed employment in accordance with USERRA on the day preceding the death or disability and terminated employment on the actual date of death or disability. IPCO shall administer this provision on reasonably equivalent terms for all individuals performing Qualified Military Service.
5.08Errors
Where an error or omission is discovered in any Participant’s Account, IPCO may make appropriate corrective adjustments which may include corrections in accordance with the procedures specified in the Employee Plans Compliance Resolution System or other applicable Treasury guidance.

ARTICLE 6 INVESTMENT OF TRUST ASSETS
6.01Trust Fund
The assets of the Trust Fund and all contributions thereto shall be held, invested, and disposed of by the Trustee in accordance with the terms of the Trust Agreement for the benefit of the Participants and their Beneficiaries.
6.02Investment Funds
(a)The Trust Fund shall be divided into separate Funds, as follows:
(1)There shall be made available to Participants the Eastman Stock Fund, which shall invest primarily in Eastman Stock. The Eastman Stock Fund will include shares of Eastman Stock held as part of the ESOP Account and as part of the EIP Account. Notwithstanding the foregoing, the Trustee shall maintain records which show the portion of the Eastman Stock Fund which is allocated to the ESOP under Article 7, and the portion of the Eastman Stock Fund which is allocated to the remainder of the Plan. At the discretion of the Board, the Eastman Stock Fund may be merged into the ESOP portion of the Plan, as described in Sections 7.01 and 7.06, and following such merger, investments in Eastman Stock shall be made through the ESOP portion of the Plan rather than the Eastman Stock Fund.
(2)In addition to the Eastman Stock Fund (which is required to be maintained under the Plan), IPCO shall have authority to establish other Funds as it deems appropriate to be made available to Participants and Beneficiaries under the Plan. IPCO shall establish at least three other Funds, each of which will be diversified and have materially different risk and return characteristics.
(b)The separate accounts which make up the Participants’ Accounts shall be invested as follows:
(1)If a Participant does not have an investment election in effect, contributions received by the Trustee on behalf of such Participant shall be invested in accordance with the default investment alternative applicable to the Participant, as established by IPCO pursuant to the provisions of Section 404(c)(5) of ERISA and the regulations issued thereunder.
(2)An investment election by a Participant (or former Participant) shall continue in effect until changed by the Participant (or former Participant). Subject to such rules and regulations as IPCO shall determine on a uniform and nondiscriminatory basis and to any restriction of transfer which results from investment Funds elected, a Participant (including a former Participant) may elect to change an investment election to one or more different Funds at any time.
(3)Investment elections and changes under this Section 6.02 shall be made in accordance with any method established by IPCO and/or the Trustee, at such times and in accordance with procedures and limitations established by IPCO.
(c)The Plan is intended to be a “Section 404(c) plan” under ERISA, and Participants (or former Participant) are responsible for the investment elections and deemed investment elections they make regarding their Accounts. In accordance with Section 404(c) of ERISA, the Plan’s fiduciaries and the Employer are not responsible and will not be liable for any adverse results or losses from a Participant’s (or a former Participant’s) investment elections or deemed investment elections. IPCO will maintain procedures to protect the confidentiality of information relating to the purchase, holding, and sale of a Participant’s (or a former Participant’s) or Beneficiary’s investment in the Eastman Stock Fund and the exercise of voting, tender and similar rights with respect to such investments, except to the extent necessary to comply with Federal law or state laws not preempted by ERISA. IPCO will appoint an independent fiduciary that is not affiliated with any sponsor of the Plan to carry out activities relating to any situations which IPCO determines involve a potential for undue influence upon Participants (or a former Participants) and Beneficiaries with regard to the direct or indirect exercise of shareholder rights.
(d)The Beneficiary of a deceased Participant or an alternate payee under a Qualified Domestic Relations Order for whom a separate account has been established shall have the same rights with respect to direction of investments and voting and tender as are available to Participants under this Article 6.
6.03Liquid Investments
In addition, the Trustee is authorized to keep any portion of any of the Funds described in Section 6.02(a)(2) in cash or liquid investments, as it may deem advisable from time to time.
6.04Value of the Funds
The Trustee will determine the value of each Fund as of each Valuation Date. Such value shall be equal to the fair market value of the securities in such Fund, cash, interest, dividends and such other sums received and accrued but not yet invested. The market value of the securities in any such Fund shall be the aggregate of the closing prices of the securities held by such Fund for the day of determination as reported on the applicable exchange and/or, in the case of securities not traded on an exchange, the aggregate of the closing prices of the securities as quoted for the New York market by the National Association of Securities Dealers or by a recognized dealer in such securities selected by the Trustee, or if no sales of any such securities were made on that day, said closing prices on the next preceding business day when sale of such securities shall have occurred or, in the discretion of the Trustee, the mean between bid and asked prices on the Valuation Date. Securities and assets which, in the opinion of the Trustee, cannot be fairly valued by any of the above methods will be valued by such means as the Trustee deems appropriate, taking into consideration all factors usually considered in valuing such assets such as book value and earnings statements. The market value of any of the Funds that is a Fidelity mutual fund shall be the net asset value of such Fund as reported by Fidelity as of the day of determination.

In the case of Contracts held by a Fund, the Financial Institution shall inform the Trustee of the value of any amounts in such Fund delivered to and held by the Financial Institution on each Valuation Date. The Trustee shall not have any duty to inquire into the manner or basis of such valuation, nor shall the Trustee have any responsibility for such valuation to any person. If any amount in such Fund is retained in cash or liquid investments, then such amount shall be valued by the Trustee in accordance with the preceding paragraph and included in the value of such Fund.
6.05Units and Unit Value
The value of a Participant’s Account in each Fund shall be expressed in units of participation. The value of each unit shall be determined as of each Valuation Date by dividing the total market value of each Fund by the total number of units and fractional units in such Fund as of that date, unless such Fund is required to have a specified unit rate in which case interest payments or other accretions or decretions to the value of such Fund shall be reflected by making an appropriate adjustment to the number of units held in such Fund as of the day of determination.
6.06Use of Units
The number of units and fractional units to be credited to a Participant’s Account in any Fund on any day on which additional sums are deposited in such Fund for such Participant shall be determined by dividing the amount of such sums by the value of such Fund on the Valuation Date immediately proceeding such day. The value of any units in a Participant’s Account on any day on which units are to be liquidated for such Participant shall be determined by multiplying the number of units to be liquidated in any of the Funds by the value of a unit in such Fund on the Valuation Date immediately preceding such day.
6.07Extent of Calculations
Calculations of the value of a unit and of any number of units whenever made pursuant to the provisions of this Plan shall be carried to the fourth decimal place.
6.08Transfer Among Funds
Each Participant may elect to have all or any portion of his Account in any Funds liquidated and transferred to any other Fund or Funds. An election to transfer may be communicated to IPCO or its delegate on or before any Valuation Date, provided that the manner and timing of such communication is in accordance with uniform rules adopted by IPCO. Any transfer made pursuant to such an election will be effective as of the close of business of such Valuation Date and will be implemented as soon as possible after such Valuation Date. Notwithstanding the foregoing, an election by a Participant to transfer all or any portion of his Account invested in the Eastman Stock Fund will be effective as of the close of business on the Valuation Date immediately preceding the date the Trustee processes such election and will be implemented as soon as possible after such date; and IPCO shall develop any additional rules that are necessary or appropriate to carry out this procedure.

IPCO or its designee may refuse to honor a Participant’s investment election where it would result in excessive trading, as determined by IPCO, the Trustee, or by the underlying investment option, or where IPCO or the Trustee determines that it would be adverse to the interests of the other Participants or where the trade would otherwise violate a published policy of the underlying investment option.
Also notwithstanding the foregoing, a Section 16 Insider (which means a Participant who is, with respect to the Company, subject to Section 16 of the Securities Exchange Act of 1934, as amended) may elect to transfer funds into or out of the Eastman Stock Fund only if he has made no election within the previous six months to effect an “opposite way” fund-switching (i.e., transfer out versus transfer in) transfer into or out of the Eastman Stock Fund, or any other “opposite way” intra-plan transfer or plan distribution involving a Company equity securities fund which constitutes a “Discretionary Transaction” as defined in Rule 16b-3 under the Exchange Act.
6.09Self-Directed Brokerage Account Option
A Participant may direct that up to ninety-five percent (95%) of his Account be transferred to a self-directed brokerage option under the Plan, to be maintained by a brokerage firm selected by IPCO. Rules and regulations regarding the 95% maximum amount, the minimum initial dollar amount of transfer, the minimum subsequent dollar amount of transfer, limitations on investments permitted, and other aspects of the self-directed brokerage option shall be determined by IPCO from time to time and applied on a consistent and non-discriminatory basis. Participants who participate in the self-directed brokerage option shall bear all costs of participating in such option, as determined by IPCO from time to time.
If a Participant invests, through the self-directed brokerage option, in an investment that is prohibited pursuant to IPCO’s rules, then the prohibited investment(s) will be liquidated and the funds will be contributed to the Participant’s cash account in the self-directed brokerage option.
6.10Investment Manager
IPCO may appoint one or more Investment Managers to manage the investment of part or all of the assets of the Trust Fund in accordance with the terms of the Trust Agreement. Any Investment Manager so appointed shall serve at the pleasure of IPCO.
6.11Blackout Notice
IPCO is designated as the person to receive the notice required to be provided to the Employer pursuant to Section 101(i)(2)(E) of ERISA.
6.12Fund Restrictions
The Trustee and/or IPCO shall administer such reasonable restrictions, redemption fees or other limitations or conditions that a Fund may impose, or require to be imposed, on transactions by Participants and Beneficiaries with respect to shares of the Fund. A Fund’s restrictions, redemption fees or other limitations or conditions on trading shall be considered terms of the Plan while the Fund is maintained as part of the Trust Fund.
6.13Fund Revenue Credits
The Trustee and IPCO shall establish reasonable procedures for the allocation to Participant Accounts of fees, credits, rebates and such other amounts as may be paid or credited to the Trust with respect to any of the Funds (collectively, “Revenue Credits”). The Revenue Credits allocated to a Participant’s Account shall be treated as investment adjustments for purposes of this Article 6 and shall not for any purposes under the Plan be treated as a contribution by the Company or any Sponsoring Company to the Participant’s Account.

ARTICLE 7 EMPLOYEE STOCK OWNERSHIP PLAN
7.01Introduction
Prior to September 30, 1998, Eastman Chemical Company maintained the Eastman Employee Stock Ownership Plan (the “Eastman ESOP”) as a separate tax-qualified plan. The Eastman ESOP had received company contributions from 1994 through 1998. In addition, the Eastman ESOP held assets transferred during 1994 from (i) the Eastman Kodak Employee Stock Ownership Plan (“EKESOP”) and (ii) the Kodak Employee Stock Ownership Plan (a tax-credit employee stock ownership plan that had not received any company contributions since 1986) (“KESOP”). Effective as of September 30, 1998, all assets of the Eastman ESOP were transferred to this Plan.
This Article 7 provides special rules that govern assets transferred from the Eastman ESOP, as well as future allocations and distributions under the ESOP portion of this Plan. Effective for the Company contribution to be made in March 2000, ESOP contributions to a Participant will cease after such Participant has received five (5) annual ESOP contributions, and thereafter the Participant, if eligible under Section 5.02, will receive Retirement Savings Contributions (with the first such Retirement Savings Contribution to be made in March 2000 for eligible Participants).
Effective as of a date to be determined by the Board, the Eastman Stock Fund described in Section 6.01(b)(1) shall be merged into the ESOP under this Article 7. On and after the merger of the Eastman Stock Fund into the ESOP, the assets formerly held in the Eastman Stock Fund shall be governed by the terms of this Article 7. As further described in Section 7.06, on and after the merger of the Eastman Stock Fund into the ESOP, a Participant may direct that all or any portion of his EIP Account be transferred to and invested in the Participant’s ESOP Account under the Plan, and all assets held in the Participant’s ESOP Account shall be governed by this Article 7 while so invested in the ESOP Account. For purposes of complying with Section 410(b) of the Code, each Participant who receives an allocation to his ESOP Account under Section 7.02 shall be deemed to be “benefiting” under the ESOP for the year of allocation for purposes of Code Section 410(b) and the Regulations thereunder, regardless of whether the Participant thereafter transfers all or part of his or her ESOP Account to his or her EIP Account under the Plan.
7.02Company Contributions
(a)The Company contribution under this Article 7 for a given Plan Year shall be an amount equal to five percent (5%) of the Company Compensation of each Participant who is eligible to receive an allocation under this Article 7. For purposes of this Section 7.02(a), Company Compensation includes only those amounts which are earned during periods when the individual is both an Eligible Employee and a Participant in the Plan.
(b)Company contributions made under this Article 7 shall be allocated as of the close of the last day of each Plan Year (even though receipt of the Company contributions by the Trustee may take place after the close of each Plan Year) among the ESOP Accounts of eligible Participants. For purposes of this Section 7.02(b), an “eligible Participant” means an Employee who: (i) was a Participant in the Plan at any time during the Plan Year; and (ii) has received no more than five (5) annual ESOP contributions collectively under this Plan, the Eastman Employee Stock Ownership Plan, or the Eastman Kodak Employee Stock Ownership Plan. An eligible Participant need not be employed on the last day of the Plan Year in order to receive an allocation of Company contributions. Once a Participant has received five (5) such annual ESOP contributions, the Participant’s Company contribution, if any, shall be made as a Retirement Savings Contribution under Section 5.02, rather than as an ESOP contribution under this Article 7.
Notwithstanding the foregoing, if a Participant has received fewer than five (5) such annual ESOP contributions and terminates employment, then upon any subsequent rehire, such Participant shall be treated for purposes of this Section 7.02(b) as though he had received no ESOP contributions prior to his termination under this or any prior Plan for purposes of determining his eligibility to receive Company contributions pursuant to this Section 7.02 and Retirement Savings Contributions pursuant to Section 5.02.
(c)Company contributions may be paid to the Trust in cash or in shares of Employer Securities, as determined by the Board. Company contributions under the Plan for a Plan Year may be paid during the Plan Year and shall in any event be paid not later than the time prescribed by law (including extensions) for filing the Company’s federal income tax return for its taxable year in or with which the Plan Year ends. In all events Company contributions shall comply with Article 12 (Code Section 415 Limitations).
(d)For purposes of eligibility to receive allocations of contributions under this Article 7, a Participant who dies or becomes Disabled on or after January 1, 2007 while performing qualified military service will be treated as if the individual had resumed employment in accordance with USERRA on the day preceding the death or Disability and terminated employment on the actual date of death or Disability. IPCO shall administer this provision on reasonably equivalent terms for all individuals performing qualified military service.
7.03ESOP Accounts
(a)The ESOP Account shall be the account maintained for each Participant with respect to the ESOP and will consist of:
(1)The Participant’s interest in the Eastman Stock Fund which represents the shares of Eastman Stock contributed to his ESOP Account or purchased with cash contributed under this Article 7 to this Plan as an annual Company contribution.
(2)The Participant’s interest in the Eastman Stock Fund which represents the shares of Eastman Stock purchased with assets transferred to this Plan from the Eastman Employee Stock Ownership Plan, the Kodak Employee

Stock Ownership Plan and the Eastman Kodak Employee Stock Ownership Plan.
(b)There will also be maintained for each Participant a record of the after-tax employee contributions that were made by the Participant to his or her account under the KESOP and that are transferred to this Plan, and such record is referred to herein as the KESOP Account.
(c)The ESOP Account shall also include its allocable share of short-term funds held in the Plan for purposes of payment of expenses and similar purposes.
7.04Employer Securities
In the case of a transaction between the Plan and a “disqualified person” (within the meaning of Code Section 4975), the value of employer securities must be determined as of the date of the transaction. The valuation of any employer securities which are not readily tradable on an established securities market must be made by an “independent appraiser,” as defined in Code Section 401(a)(28)(C).
7.05Accounting for Allocations
(a)IPCO shall adopt accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants’ Accounts provided for in this Article. Employer Securities acquired by the Plan shall be accounted for as provided under Treasury Regulation Section 1.402(a)-1(b)(2)(ii). Specifically, for purposes of determining the net unrealized appreciation of Employer Securities, the cost or other basis shall be computed in accordance with one of the following rules, as applicable:
(1)For Employer Securities earmarked for a Participant’s account at the time it was purchased by or contributed to the Plan so that the cost or other basis of the Employer Securities to the Plan is reflected in the Participant’s Account, such cost or other basis shall be used, or
(2)If as of the close of the Plan Year, the Plan allocates among the Accounts of Participants all Employer Securities acquired by the Plan during the Plan Year, the cost or other basis to the Plan of the Employer Securities allocated as of the close of the Plan Year shall be the average cost or other basis to the Plan of all securities of the same type which were purchased or otherwise acquired by the Plan during the Plan Year. For purposes of determining the average cost to the Plan of Employer Securities included in a subsequent allocation, the actual cost to the Plan of the Employer Securities unallocated as of the close of the prior Plan Year shall be deemed to be the average cost or other basis to the Plan of Employer Securities of the same type allocated as of the close of the Plan Year.
IPCO shall maintain adequate records of the cost basis of all shares of Employer Securities allocated to each Participant’s Account.
(b)Notwithstanding the foregoing, in accordance with Treasury Regulation Section 54.4975-11(d):

(1)As of the end of each Plan Year, the Plan must consistently allocate to the Participants’ Accounts non-monetary units representing Participants’ interests in assets withdrawn from the suspense account,
(2)Income with respect to the Employer Securities acquired with the proceeds of an exempt loan must be allocated as income of the Plan except to the extent that the Plan provides for the use of income from such Employer Securities to repay the loan. Certain income paid with respect to qualifying Employer Securities acquired by an ESOP in taxable years beginning after December 31, 1974, may be distributed at any time after receipt by the Plan to Participants on whose behalf such Employer Securities have been allocated.
From time to time, IPCO may modify the accounting procedures for the purpose of achieving equitable and nondiscriminatory allocations among Participant Accounts in accordance with the general concepts of the Plan and the provisions of this Section. Quarterly valuations of Trust Assets shall be made at fair market value, as described in Section 7.04.
7.06Diversification Distributions from ESOP Account; Transfers to and from ESOP Account
A Participant may direct that all or any portion of his ESOP Account be divested of Employer Securities and reinvested in any of the other Funds described in Article 6 in accordance with procedures established by IPCO that comply with the requirements of Code Section 401(a)(35), effective for Plan Years beginning on or after January 1, 2007. The diversification rights described herein shall apply to all types of contributions to the Plan, including both employee and employer contributions.
Effective as of a date to be determined and announced by the Board, a Participant may direct that all or any portion of his EIP Account be transferred to and invested in the Participant’s ESOP Account under the Plan, and all assets held in the Participant’s ESOP Account shall be governed by this Article 7 while so invested in the ESOP Account.
7.07Dividend Distributions
The Employer will give Participants the opportunity each quarter to elect whether to receive any cash dividends on Employer Securities held in a Participant’s ESOP Account as a cash distribution paid directly to the Participant, or to reinvest such dividends in the Participant’s ESOP Account. If a Participant does not make an election, the Participant’s last affirmative election will remain in effect unless and until it is changed by a subsequent affirmative election. If the Participant never makes an affirmative election, then such dividends will be reinvested in the Participant’s ESOP Account. The election to distribute or reinvest cash dividends on Employer Securities will be subject to procedures established by IPCO, and Participants will be provided with reasonable advance notice of the opportunity and procedure for electing the distribution or reinvestment of cash dividends on Employer Securities. Any distribution of cash dividends on Employer Securities will be made no later than 90 days after the end of the Plan Year in which the dividends are paid to the Trust.

7.08Options and Rights
Notwithstanding any other provision of this Plan to the contrary, IPCO shall have the right and responsibility to exercise any options appurtenant to Employer Securities for the conversion thereof into other Employer Securities.
7.09Distribution Rights
Notwithstanding the distribution provisions found in Section 9.02(e) of the Plan, in accordance with Code Section 409(o) and with respect to the Participant’s ESOP Accounts, a Participant shall be permitted to elect to commence distribution from such Accounts within one year after Normal Retirement Date, death, Disability, or within five years after severance from employment with the Employer.

ARTICLE 8 IN-SERVICE WITHDRAWALS AND LOANS
8.01Withdrawals on or After Age 59-1/2
A Participant who has attained age 59-1/2 may elect in writing to receive, while still employed, a distribution of: (i) a portion of his EIP Account, (ii) the total value of his EIP Account, (iii) the total value of his ESOP Account, or (iv) the total value of both his EIP Account and ESOP Account. The minimum partial withdrawal amount from the EIP Account is $250 and partial withdrawals from the EIP Account are limited to two per calendar year.
A distribution shall be made no earlier than the month following the month in which the Participant attains age 59-1/2. A distribution may be made in cash or, to the extent the Participant is invested in the Eastman Stock Fund, in Employer Securities, as elected by the Participant.
8.02Hardship Withdrawal of EIP Account
(a)IPCO shall authorize a hardship withdrawal by any Participant who is then an Employee if, in accordance with uniform and nondiscriminatory procedures and standards applicable to all Participants similarly situated, such Participant makes written application for a hardship withdrawal on a form approved by IPCO or its designee and such hardship withdrawal is equal to a minimum of $500.
(b)The entire amount of the hardship withdrawal must be expended for:
(1)payments needed to obtain medical care of the type described in Code Section 213(d) for the Participant, the Participant’s Spouse, the Participant’s Beneficiary, or any individual (including non-custodial children of the Participant) claimed as a dependent (as defined in Section 152 of the Code and for taxable years beginning after January 1, 2005, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B) of the Code), by the Participant for federal income tax purposes, including a withdrawal that is necessary to enable any such individual to obtain such medical care, including a withdrawal that is necessary to enable any such individual to obtain such medical care;
(2)purchase (excluding mortgage payments) of a principal residence of the Participant;
(3)payment of tuition, fees, books, supplies or equipment required for courses of instruction (including room and board) for up to the next twelve months of post-secondary education for the Participant, or for the Participant’s Spouse, the Participant’s Beneficiary, a child of the Participant or for an individual claimed as a dependent (as defined in Section 152 of the Code and for taxable years beginning on or after January 1, 2005, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B) of the Code) by the Participant for federal income tax purposes; or

(4)payments needed to prevent the eviction of the Participant from his principal residence or foreclosure of the mortgage on the Participant’s principal residence; or
(5)payment of burial or funeral expenses for a deceased parent, Spouse, Beneficiary, or child of the Participant or individual claimed as a dependent (as defined in Section 152 of the Code and for taxable years beginning on or after January 1, 2005, without regard to Section 152(d)(1)(B) of the Code); and
(6)payment of expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of the Participant’s adjusted gross income).
(c)Notwithstanding the foregoing, hardship withdrawals may not be made from the Participant’s ESOP Account, or the Matching Contribution and Retirement Savings sub-Accounts within the EIP Account. Furthermore, hardship withdrawals may not exceed the sum of (i) and (ii), minus (iii), where:
(1)equals the value of the Participant’s Account under the Kodak Savings and Investment Plan as of December 31, 1988;
(2)equals the Participant’s aggregate pre-tax contributions to the Kodak Savings and Investment Plan and this Plan after December 31, 1988; and
(3)equals the aggregate hardship withdrawals made by the Participant from the Kodak Savings and Investment Plan and this Plan after December 31, 1988.
It is the purpose of this restriction to prevent a distribution of any income or gain that is allocated to the Participant’s Account after December 31, 1988 when making a hardship distribution out of such account.
(d)A distribution based on financial hardship cannot exceed the amount required to meet the immediate financial need created by the hardship, including an amount to compensate for Federal tax withholding, and not reasonably available from other resources of the Participant. In order to ensure compliance with the provisions of this Section 8.02(d), prior to the receipt of any hardship distribution, IPCO will require the Participant to satisfy the provisions described below as a condition precedent to the Participant receiving a hardship distribution:
(1)Receipt by the Participant of all distributions that he is eligible to receive under this Plan (including loans pursuant to Section 8.03 and ESOP dividends pursuant to Section 7.07) and under any other plan maintained by the Employer. Notwithstanding the foregoing, effective January 1, 2019, the Participant shall not be required to have taken all loans that he is eligible to receive under the Plan and under any other plan maintained by the Employer as a condition precedent to the Participant receiving a hardship distribution.

(2)For hardship distributions, the Participant must agree to the following limitations and restrictions:
(A)The Participant’s Pre-Tax Contributions shall automatically be suspended beginning on the first payroll period that commences after such Participant requests and receives a hardship distribution. Such Participant may resume making Pre-Tax Contributions as of the first payroll period which is at least 6 months after the effective date of the suspension and only after informing IPCO (or its designee) in writing, or by such other format approved by IPCO, at least 10 days prior to the date on which the Pre-Tax Contributions are to resume (or such shorter period permitted by IPCO on a uniform basis). Notwithstanding the foregoing, effective January 1, 2019, the Participant’s Pre-Tax Contributions shall no longer be automatically suspended on account of hardship distributions pursuant to this Section 8.02(d)(2)(A), even if the hardship distribution was made before January 1, 2019.
(B)The maximum Pre-Tax Contributions the Participant may make for the calendar year following his hardship distribution shall be reduced by the amount of Pre-Tax Contributions made by the Participant during the calendar year in which he received the hardship distribution.
(e)Any hardship withdrawals authorized by IPCO (or its designee) pursuant to this Section 8.02 shall be paid as soon as administratively practicable following the authorization of such withdrawal. Under no circumstances shall IPCO permit a Participant to repay to the Plan the amount of any withdrawal by a Participant under this Section 8.02.
8.03Loans to Participants
IPCO shall be authorized to administer the loan program. Any Participant who, with regard to the Plan, is a “party in interest” as defined in ERISA Section 3(14), may request IPCO to loan to him part of his Account. The minimum amount of any loan shall be $1,000. Loan proceeds will be distributed within a reasonable period of time after the Participant’s loan application is approved and after the Participant completes any documents deemed necessary by IPCO or its delegate. In addition, the following shall apply:
(a)The total loans to a Participant may not exceed the lesser of: (i) $50,000, reduced by the excess (if any) of: (A) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan was made, over (B) the outstanding loan balance of loans from the Plan on the date on which the loan was made, or (ii) one-half of the nonforfeitable portion of the Participant’s Account.
(b)Each loan shall be supported by the Participant’s promissory note for the amount of the loan, including interest, payable to the order of the Trustee. In addition, each loan shall be supported by an assignment of 50% of the Participant’s entire right, title and interest in and to his Account and supported by any other reasonable security required by the Trustee.

(c)Interest shall be charged on any loan at a rate determined in the sole discretion of IPCO, but shall provide the Plan with a return commensurate with the interest rates charged by persons in the business of lending monies for loans which would be made under similar circumstances in accordance with DOL Reg. § 2550.408b 1(e). The interest rate shall be fixed for the period of the loan.
(d)The length and the terms of the repayment of any loan shall be determined by IPCO in its sole discretion. The period of repayment of any loan shall not exceed four (4) years for loans made before January 1, 2010 and five (5) years for loans made on or after January 1, 2010. However, notwithstanding the foregoing, IPCO reserves the right to specify a shorter or a longer repayment period (to a maximum of five (5) years) to be applied on a uniform and nondiscriminatory basis and dependent upon: (i) the amount of a Participant loan; (ii) the purpose for which the loan was approved; and, (iii) such other circumstances as IPCO deems relevant.
(e)A loan shall normally be repaid in equal payments of principal and interest on the Participant’s regular payroll date over the period of the loan. However, IPCO may offer other repayment terms at its discretion provided that the terms of such loan are otherwise consistent with this Article and applicable provisions of the Code and ERISA. All payments, with the exception of any payment in full of the outstanding principal of the loan, or payments made by a former Employee, shall be made by payroll deduction. Repayment may be made through payroll deductions and the Participant may be required to authorize such payroll deduction as a condition to receiving the loan. Former Employees shall be able to continue to make loan repayments under uniform guidelines established by IPCO or its designee.
A full prepayment of the outstanding principal of a loan may be made at any time; partial prepayments of the principal are not permitted.
(f)A Participant who requests a loan shall be deemed to have directed IPCO to segregate a pro rata portion of the assets in his Account equal to the amount of the loan and to invest such assets in the Participant’s loan, except as otherwise necessary to comply with applicable federal securities laws, effective January 1, 2018. Loan repayments will be allocated to the Participant’s Account in accordance with the Participant’s current investment elections. If a Participant does not have a current investment election in effect, repayment of the loan (whether the loan was made from the Participant’s EIP or ESOP Account) shall be invested in the default investment fund applicable to the Participant, as established by IPCO pursuant to Section 6.02(b)(1).
(g)Loans shall be available to all Participants on a reasonably equivalent basis. For the purpose of this Section only, the term “Participant” also includes any former Participant who is a “party in interest” as defined in Section 3(14) of ERISA Loans shall not be made available to Participants who are Highly Compensated Employees, officers or shareholders of the Employer in an amount which is greater than is available to other Participants.
(h)If a Participant does not make a loan payment when due and such failure to pay is not remedied by the Participant as of the date specified by IPCO (but not later than the last day of the calendar quarter following the calendar quarter in which the payment was due), the loan shall be deemed to be in default, and the entire unpaid balance with accrued interest shall become due and payable. The Trustee may pursue collection of the debt by any means generally available to a creditor where a promissory note is in default, or the Trustee may apply any portion of the Participant’s interest in the Plan in satisfaction of the unpaid principal and accrued interest.
(i)Notwithstanding Section 8.03(h) above, if a Participant fails to make a required loan payment during a period of time when the Participant is on an unpaid leave of absence, then any such loan shall not be deemed to be in default until the first anniversary of the date such Participant began such unpaid leave of absence; however, in no case shall this subsection (i) extend the maximum permissible loan term allowed under Section 72(p) of the Code.
(j)There shall be permitted a maximum of two (2) loans hereunder; provided, however, that in the event a Participant’s bankruptcy or insolvency during the period of time when he has one (1) loan outstanding, a Participant shall not be permitted to request and receive a second loan until he is no longer under the supervision of the Bankruptcy Court.
(k)Loan repayments may be suspended under this Plan during any period when a Participant is engaged in Qualified Military Service, as permitted under Section 414(u)(4) of the Code and applicable Treasury Regulations thereunder.
(l)IPCO may establish such additional guidelines and rules as it deems necessary to carry out the provisions of this loan program.
8.04Distributions During Qualified Military Service
If a Participant performs more than 30 days of Qualified Military Service, he or she shall be treated as having severed employment for purposes of taking distributions under the Plan. If a Participant elects to receive a distribution by reason of this section 8.04, the individual may not make an elective deferral or any other employee contribution during the 6-month period beginning on the date of the distribution.
8.05Qualified Reservist Distributions
If a Participant is ordered or called to report for Qualified Military Service for a period in excess of 179 days or for an indefinite period, such individual may request an in-service distribution of his Pre-Tax Contributions (a “qualified reservist distribution”). The distribution must be requested and made during the period beginning on the date of such order or call to active duty and ending at the close of the active duty period.
A qualified reservist distribution is not subject to the 10% early withdrawal penalty of Section 72(t) of the Code. An individual who receives a qualified reservist distribution may elect to make a contribution or contributions equal in the aggregate to the qualified reservist distribution to an individual retirement account during the two-year period beginning on the day following the end of the active duty period. Dollar limitations that are otherwise applicable to the Plan shall not apply to such contributions.

8.06Valuation Date
Withdrawals and loans will be based on the value of a Participant’s Account determined on the Valuation Date immediately preceding the date upon which an amount is payable.
8.07Withdrawal of Rollover Contributions
A Participant may withdraw at any time in a lump sum any portion of the amount credited to the Participant’s Rollover Contributions sub-Account.

ARTICLE 9 DISTRIBUTIONS
9.01Entitlement to Payment
Upon a Participant’s termination of employment with the Employer, such Participant shall become entitled to receive payment of the Participant’s Account.
9.02Timing of Payment
Payment of a Participant’s Account shall commence as soon as practicable after the date on which the Participant terminates employment with the Employer, and all necessary distribution forms have been filed with and processed by IPCO or its delegate. Notwithstanding the forgoing, the following special rules shall apply:
(a)A Participant may make separate elections concerning the commencement of payment under his or her EIP Account and ESOP Account.
(b)If a Participant terminates employment with the Employer and the Participant’s Account has a value of not more than $1,000, then such Participant’s Account shall automatically be distributed without the Participant’s consent in a single lump sum distribution no later than 120 days following the last day of the Plan Year in which the Participant terminated employment with the Employer. The determination of whether the value of the Participant’s Account is less than or equal to $1,000 and subject to automatic distribution will be made during the quarter in which the termination of employment occurs and on a quarterly basis thereafter.
(c)In no event shall distribution of a Participant’s Account be made later than April 1 next following the later of: (x) the calendar year in which the Participant attains age 70½; or (y) the calendar year in which the Participant actually retires if he works beyond age 70½. However, if a Participant is a 5% Owner, distribution of the Participant’s account shall be made by the April 1 next following the calendar year in which the Participant attains age 70½. Notwithstanding any provision of this Plan to the contrary, distributions under the Plan will comply with the minimum distribution requirements described in Article 9A.
(d)In the event a Participant is reemployed after becoming entitled to a payment but before payment is made, no payment shall be made until his or her reemployment with the Employer shall terminate.
(e)Unless a Participant otherwise elects, and subject to the distribution requirements of subsection (c) above, payment of the Participant’s Account shall begin not later than the 60th day after the latest to close of the Plan Year in which occurs: (i) the date on which he or she attains age sixty-five (65); (ii) the tenth (10th) anniversary of the year in which he or she commenced participation in the Plan; or (iii) his or her termination of employment with the Employer.
9.03Method of Payment
(a)If a terminated Participant’s Account balance is more than $1,000, then the Participant’s Account shall be distributed in the form of a single lump sum, unless the Participant elects distribution in the form of monthly or annual installments, as provided in subsection (b) below.
(b)Installment Payments.
(1)Amount of Installments. Each monthly or annual installment shall be in cash in an amount specified by the Participant until the value of his or her Account (including investment income, gains and losses) is exhausted.
(2)Mandatory Adjustment. The amount specified for installment payment will be reviewed and, if necessary to satisfy the minimum distribution rules, revised by April 1 of the year following the year in which the Participant attains age 70½. The minimum distribution rules require the amount which will be distributed in any year to be not less than the balance of the Participant’s Account at the beginning of such year divided by the life expectancy of the Participant or, if the Participant’s beneficiary is his or her Spouse, the joint and survivor life expectancies of such Participant and his or her then living Spouse. Life expectancies will be determined using applicable tables published in Treasury regulations or other applicable guidance.
(3)Elective Adjustment. A Participant who elects the installment distribution method of payment shall have the right, upon proper notice to IPCO or its delegate, to increase the amount of such payments (provided such increase is elected on a permanent basis), to elect up to four additional installments each calendar year, or to receive the entire value of the balance in a single payment.
(c)Deferred Payment/Right to Elect Partial Payment.
If a terminated Participant’s Account balance exceeds $1,000, then four times during each calendar year of such deferral the Participant may elect to have distributed to him or her a portion of the Account, as specified by the Participant.
9.04Payment upon Death
(a)Timing of Payment
If a Participant dies on or after May 1, 2016 (the “Effective Date”), the Participant’s Account will be paid to his or her Beneficiary in a single, lump sum payment as soon as practicable after the date of the Participant’s death. The terms of the Plan as in effect before the Effective date shall apply for purposes of administering benefit payments relating to Participants who died before the Effective Date. Payments will be made in compliance with the payment timing rules of Section 9A.02(b).
(b)Beneficiary.
If the Participant has a Spouse or Domestic Partner Spouse, the Beneficiary is automatically the Participant’s surviving Spouse or surviving Domestic Partner

Spouse (as applicable) and no written designation is required.  If the Participant does not have a Spouse or Domestic Partner Spouse, the Beneficiary is the person(s) or entity designated by the Participant to receive benefits payable as a result of the Participant’s death.  If the Participant has a Spouse or Domestic Partner Spouse and the Participant wishes to designate a Beneficiary other than his Spouse or Domestic Partner Spouse, such Spouse or Domestic Partner Spouse must consent to the designation of another person who will become the designated Beneficiary to receive benefits under the Plan.  Status as the “automatic beneficiary” under this Section 9.4(d) shall not cause a Domestic Partner Spouse to be treated as a Spouse for other purposes under the Plan. If a Participant is legally separated (as determined by IPCO or its delegate), the Participant does not need such legally separated Spouse’s consent in order to designate a Beneficiary under the Plan other than such Spouse. However, in the absence of such new designation of a non-Spouse Beneficiary, such legally separated Spouse shall remain the Participant’s Spouse for all other purposes under the Plan, including designation as the Participant’s automatic Beneficiary under the Plan eligible to receive benefits upon the Participant’s death.
Where a Participant wishes to designate a Beneficiary other than his Spouse or Domestic Partner Spouse, the Beneficiary designation must be witnessed by a Plan representative or a notary public; and the Spouse or Domestic Partner Spouse must: (a) consent to the designation in writing; and (b) acknowledge the effect of the designation. The Spouse’s or Domestic Partner Spouse’s consent must specifically identify the non-Spouse or non-Domestic Partner Spouse Beneficiary (or class of beneficiaries or contingent beneficiary, as applicable). The Participant may not subsequently substitute a different Beneficiary without the Spouse’s or Domestic Partner Spouse’s consent, unless a general consent permitting such changes is given by the Spouse or Domestic Partner Spouse which acknowledges that: (i) the Spouse or Domestic Partner Spouse can limit consent to a specific Beneficiary, and (ii) the Spouse or Domestic Partner Spouse voluntarily elects to relinquish the right to future consent.
If at the time of his death, the Participant has no automatic or designated Beneficiary, the Beneficiary is the Participant’s estate.  A Participant may designate a person or entity to be his Beneficiary by filing a properly completed and executed form provided by IPCO or its delegate.  A Participant’s Beneficiary is bound by the terms of the Plan.
(c)Marital Status
For purposes of subsection (b), IPCO or its delegate must be satisfied that a Participant does or does not have a Spouse or Domestic Partner Spouse, or that the Participant is deemed not to have a Spouse or Domestic Partner Spouse because no Spouse or Domestic Partner Spouse can be located, because the

Participant is legally separated, because the Participant has been abandoned (within the meaning of local law) and has a court order to that effect, or because of such other circumstances as may be prescribed by regulations issued under the Code.
(d)Death While Performing Qualified Military Service
If a Participant dies while performing “qualified military service” (as such term is defined in Code Section 414(u)), the survivors of the Participant shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed employment and then terminated employment on account of death.
9.05Notice Procedures
IPCO or its delegate shall provide the Participant with written information relating to his right to defer payment until the April 1 next following the calendar year in which the Participant attains age 70 ½ and the consequences of failing to defer receipt (including such information as may be required to be provided under applicable Treasury Regulations), his right to make a direct rollover as described in Section 9.10 and to receive Eastman Stock pursuant to Section 9.07. Such information must be supplied not less than thirty (30) days nor more than one-hundred and eighty (180) days prior to the date the payment is to be made or commences. Notwithstanding the preceding sentence, distribution of benefits (including a distribution under Sections 8.01 or 8.02) may occur less than thirty (30) days after such information has been supplied to the Participant provided that, after the Participant has received such information and has been advised of his right to a thirty (30) day period to make a decision regarding the distribution, the Participant affirmatively elects a distribution.
9.06Restriction on Distribution of Elective Deferrals
Amounts attributable to Pre-Tax Contributions under this Plan may not be distributed prior to the occurrence of one of the following events: severance of employment with the Employer, the Participant’s death or Disability, the Participant’s attaining age 59 ½, or the Participant’s establishment of a hardship pursuant to the terms of Article 8.
In order to constitute a Qualified Distribution and receive favorable tax treatment on a distribution of amounts attributable to Roth 401(k) Contributions, the distribution must be made after a five consecutive taxable year period starting with the date of the first Roth 401(k) Contribution to the Plan and on account of one of the following events: (a) attainment of age 59 ½, (b) death of the Participant, or (c) Disability of the Participant.
9.07Form of Payment
Payments from the Plan shall be all in cash unless the Participant elects to receive payments from the Eastman Stock Fund in Eastman Stock. Notwithstanding the foregoing, fractional shares of

Eastman Stock and installment payments shall always be paid in cash. In addition, payments of a Participant’s interest in any fund other than the Eastman Stock Fund shall be made in cash.
9.08Valuation of Distributions
Distributions will be based on the value of a Participant’s Account determined on the Valuation Date immediately preceding the date upon which an amount is payable. The determination of whether the value of the Participant’s Account is greater than $1,000, including determinations regarding the value of death benefits, will be made during the quarter in which the distributable event occurs and on a quarterly basis thereafter.
9.09Qualified Domestic Relations Orders
(a)Payments Pursuant to a Qualified Domestic Relations Order
Any portion of a Participant’s Account under the Plan payable pursuant to a Qualified Domestic Relations Order shall be paid in accordance with such order. Distributions may be made to an alternate payee pursuant to a Qualified Domestic Relations Order without regard to whether the Participant would otherwise be entitled to a distribution under Articles 8 or 9.
(b)Effect of Qualified Domestic Relations Order on Other Distribution Provisions
In the event all or a portion of a Participant’s Account is given to an alternate payee under a Qualified Domestic Relations Order, the $1,000 amount referred to in Section 9.02 and the $500 amount referred to in Section 9.10 apply separately to the amount due the alternate payee and the amount due the Participant.
No withdrawal may be made under Article 8, no distribution may be made under Article 9 or 9A (except to the extent required by Code Section 401(a)(9) and the regulations thereunder), and no Direct Rollover may be made under Section 9.07 during the period during which IPCO (or its delegate) is considering whether an order is a Qualified Domestic Relations Order. Also, if IPCO (or its delegate) is aware that a party is seeking a Qualified Domestic Relations Order concerning a Participant’s Account, IPCO (or its delegate) may restrict withdrawals, distributions and direct rollovers until IPCO (or its delegate) has determined that such withdrawal or distribution would be consistent with the Qualified Domestic Relations Order or until IPCO (or its delegate) determines that an order is not likely to be submitted.
9.10Direct Rollovers
(a)General Rule. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section 9.10, a Distributee may elect, at the time and in the manner prescribed by IPCO, to have all or a portion of an eligible rollover distribution (provided that such portion is at least $500) paid directly to an eligible retirement plan specified by the Distributee in a direct rollover.

(b)Definitions.
(1)Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years of more; (ii) any distribution to the extent such distribution is required under     Section 401(a)(9) of the Code, or (iii) any distribution which is made upon hardship of the Distributee.
(2)Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an individual retirement plan described in Section 408A of the Code (for distributions in Plan Years beginning on or after January 1, 2007), an annuity plan described in Section 403(a) of the Code or a qualified trust described in Section 401(a) of the Code that accepts the Distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.
Notwithstanding the above paragraph, an Eligible Retirement Plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457 of the Code which is maintained by a state, political subdivision of the state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code. For purposes of a Direct Rollover by a Distributee who is a nonspousal beneficiary, an Eligible Retirement Plan includes only an individual retirement account described in Section 408(a) of the Code and an individual retirement annuity described in Section 408(b) of the Code.
(3)Distributee. A Distributee includes both Employees and former Employees. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse. A nonspousal beneficiary is a Distributee for purposes of a Direct Rollover to an individual retirement account or annuity.

(4)Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.
9.11Transfers
If a Participant transfers employment within the Employer from a Sponsoring Company to another Sponsoring Company, a Non-Sponsoring Company or to a Related Company (or vice versa), he will not be deemed to have terminated employment for purposes of this Plan and the Participant shall not be eligible to receive a distribution of his or her Account. Notwithstanding the foregoing, for purposes of determining if a Participant is entitled to a Matching Contribution under Section 5.03(a) of the Plan, if a Participant transfers employment from a Sponsoring Company to a Non-Sponsoring Company or Related Company after December 31, 2006 and is subsequently rehired or reinstated by a Sponsoring Company, such Participant shall be considered an “Eligible Participant” under Section 5.03(a) of this Plan.
9.12Administrative Powers Relating to Payments
If any person entitled to any payment under the Plan shall be physically, mentally, or legally incapable of receiving or acknowledging receipt of such payment, as is deemed by IPCO, benefits shall be paid to such person as IPCO might designate or to the duly appointed guardian of such person. Such payments shall, to the extent made, be deemed a complete discharge of the obligations of the Plan, IPCO, the Trustee, the Employer and all other parties with respect thereto.

ARTICLE 9A. MINIMUM DISTRIBUTION REQUIREMENTS
9A.01    General Rules
(a)    Effective Date.
The provisions of this Article 9A will apply for purposes of determining required minimum distributions for calendar years beginning on or after January 1, 2003.
(b)    Precedence.
The requirements of this Article 9A will take precedence over any inconsistent provisions of the Plan.
(c)    Requirements of Treasury Regulations Incorporated.
All distributions required under this Article 9A will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code.
(d)    TEFRA Section 242(b)(2) Elections.
Notwithstanding the other provisions of this Article 9A, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.
(e)    Temporary Suspension of Minimum Required Distributions Consistent with the Worker, Retiree, and Employer Recovery Act of 2008.
Consistent with the Worker, Retiree, and Employer Recovery Act of 2008, the Plan shall not require the distribution of the minimum required distributions described in this Article 9A that relate to the 2009 Plan Year (including distributions which are permitted to be made between January 1 and April 1 of the following year and attributable to such Plan Year) and any other future Plan Years as so approved by an Act of Congress.
9A.02    Time and Manner of Distribution
(a)    Required Beginning Date.
The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.
(b)    Death of Participant Before Distributions Begin.
If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
(1)    If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.
(2)    If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, then except as provided in Section 9A.06, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
(3)    If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(4)    If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section 9A.02(b), other than Section 9A.02(b)(1), will apply as if the surviving Spouse were the Participant.
For purposes of this Section 9A.02(b) and Section 9A.04, unless Section 9A.02(b)(4) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 9A.02(b)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 9A.02(b). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section 9A.02(b)), the date distributions are considered to begin is the date distributions actually commence.
(c)    Forms of Distribution.
Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Sections 9A.03 and 9A.04 of this Article. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and Treasury regulations.
9A.03    Required Minimum Distributions During Participant’s Lifetime
(a)    Amount of Required Minimum Distribution for Each Distribution Calendar Year.
During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
(1)    The quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or
(2)    If the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor

Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.
(b)    Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.
Required minimum distributions will be determined under this Section 9A.03 beginning with the first distribution calendar year and up to an including the distribution calendar year that includes the Participant’s date of death.
9A.04    Required Minimum Distributions After Participant’s Death
(a)    Death On or After Date Distributions Begin.
(1)    Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:
(A)    The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(B)    If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For distribution calendar years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.
(C)    If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
(2)    No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(b)    Death Before Date Distributions Begin.
(1)    Participant Survived by Designated Beneficiary. Except as provided in Section 9A.06, if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Section 9A.04(a).
(2)    No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(3)    Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 9A.02(b)(1), this Section 9A.04(b) will apply as if the surviving Spouse were the Participant.
9A.05    Definitions
(a)    Designated Beneficiary.
The individual who is designated as the Beneficiary under the Plan and is the designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4 of the Treasury regulations.
(b)    Distribution Calendar Year.
A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 9A.02(b). The Required Minimum Distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(c)    Life Expectancy.
Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.
(d)    Participant’s Account Balance.
The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of the dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
(e)    Required Beginning Date.
The date specified in Section 9.02(c) of the Plan.
9A.06    Election to Allow Participants or Beneficiaries to Elect 5-Year Rule
Participants or Beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in Sections 9A.02(b) and 9A.04(a)(2) of the Plan applies to distributions after the death of a Participant who has a designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 9A.02(b) of the Plan or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or if applicable, surviving Spouse’s) death. If neither the Participant nor the Beneficiary makes an election under this paragraph, distributions will be made in accordance with Sections 9A.02(b) and 9A.04(a)(2) of the Plan.

ARTICLE 10 SECTIONS 401(K) AND 401(M) NON-DISCRIMINATION RULES
10.01Definitions
After-Tax Contributions. For purposes of this Article 10, an After-Tax Contribution is taken into account only if the contribution: (i) is allocated to the Participant’s Account under the terms of the Plan as of any date within the Plan Year, and (ii) relates to Compensation that would have been received by the Participant during the Plan Year or within 2 ½ months after the Plan Year but for the deferral election. An After-Tax Contribution is considered to be allocated as of a date within a Plan Year only if the allocation is not contingent on participation in the Plan or performance of service after the Plan Year to which the After-Tax Contribution relates.
Actual Contribution Percentage or ACP shall mean the ratio (expressed as a percentage) of (i) the sum of Matching Contributions and After-Tax Contributions on behalf of a Participant for the Plan Year, to (ii) the Participant’s Compensation for the Plan Year. If a Participant (as defined below) does not receive an allocation of Matching Contributions for a Plan Year, such Participant’s ACP for the Plan year shall be zero.
Actual Deferral Percentage or ADP shall mean the ratio (expressed as a percentage) of the sum of Pre-Tax Contributions and Roth 401(k) Contributions on behalf of a Participant for the Plan Year (excluding any Excess Deferrals by a Non-Highly Compensated Employee).
Average Actual Contribution Percentage shall mean the average (expressed as a percentage) of the Actual Contribution Percentages of the Participants in a group. The percentage shall be rounded to the nearest one-hundredth of one percent (four decimal places).
Average Actual Deferral Percentage shall mean the average (expressed as a percentage) of the Actual Deferral Percentages of the Participants in a group. The percentage shall be rounded to the nearest one-hundredth of one percent (four decimal places).
Compensation for purposes of this Article 10 shall be that definition selected by IPCO that satisfies the requirements of Code Sections 414(s) and 401(a)(17) (unless otherwise indicated). Such definition may change from year to year but must apply uniformly among all Eligible Employees being tested under the Plan for a given Plan Year and among all Employees being tested under any other plan that is aggregated with this Plan during the Plan Year. If IPCO fails to select a definition of Compensation for purposes of this Article 10, Compensation (for purposes of Article 10) shall have the same meaning as defined in Section 11.04.
Excess ACP Contributions shall have that meaning as defined in Section 10.05.
Excess ADP Deferrals shall have that meaning as defined in Section 10.08.
Excess Deferrals shall have that meaning as defined in Section 10.02.
Highly Compensated Employee. See Article 11.

Matching Contribution. For purposes of this Article 10, a Matching Contribution for a particular Plan Year includes only those contributions that are: (i) allocated to an Eligible Participant’s Account under the Plan as of any date within such Plan Year, (ii) contributed to the trust no later than the end of the 12-month period following the close of such Plan Year, and (iii) made on account of such Eligible Participant’s Pre-Tax Contributions and/or Roth 401(k) Contributions for the year. Matching Contributions shall be made to the EIP Accounts of Eligible Participants as described in Section 5.03 of the Plan. Notwithstanding subparagraph (iii), catch-up contributions are not eligible for the Matching Contribution.
Non-Highly Compensated Employee. See Article 11.
Participant. For purposes of this Article 10, a Participant shall mean any Eligible Employee who is eligible to make a Pre-Tax Contribution, including an Eligible Employee whose right to make a Pre-Tax Contribution has been suspended because of an election not to participate or receipt of a hardship distribution.
Pre-Tax Contributions. For purposes of this Article 10, a Pre-Tax Contribution is taken into account only if the contribution: (i) is allocated to the Participant’s Account under the terms of the Plan as of any date within the Plan Year, and (ii) relates to Compensation that would have been received by the Participant during the Plan Year or within 2-1/2 months after the Plan Year but for the deferral election. A Pre-Tax Contribution is considered to be allocated as of a date within a Plan Year only if the allocation is not contingent on participation in the Plan or performance of service after the Plan Year to which the Pre-Tax Contribution relates.
Roth 401(k) Contributions. For purposes of this Article 10, a Roth 401(k) Contribution is taken into account only if the contribution: (i) is allocated to the Participant’s Account under the terms of the Plan as of any date within the Plan Year, and (ii) relates to Compensation that would have been received by the Participant during the Plan Year or within 2 ½ months after the Plan Year but for the deferral election. A Roth 401(k) Contribution is considered to be allocated as of a date within a Plan Year only if the allocation is not contingent on participation in the Plan or performance of service after the Plan Year to which the Roth 401(k) Contribution relates.
10.02§402(g) Limit on Pre-Tax Contributions and Roth 401(k) Contributions
(a)Notwithstanding any other provision of the Plan to the contrary, the aggregate of a Participant’s Pre-Tax Contributions and Roth 401(k) Contributions during a calendar year may not exceed $18,500 (or such greater amount as established by the Secretary of the Treasury pursuant to Code §402(g)(1)) except to the extent permitted under Section 5.01(b) and Section 414(v) of the Code. Any Pre-Tax Contributions and Roth 401(k) Contributions in excess of the foregoing limits (“Excess Deferral”), plus any income and minus any loss allocable thereto, may be distributed to the applicable Participant no later than April 15 following the calendar year in which the Pre-Tax Contributions and Roth 401(k) Contributions were made. Notwithstanding the foregoing, effective January 1, 2007, the income or loss allocable to the Excess Deferrals will include income or loss during the gap period (that is, the period after the close of the Plan Year and prior to the corrective distribution date) to the extent required under the applicable Treasury

Regulations. The income or loss may be determined as of a date that is no more than seven days before the corrective distribution date.
(b)Any Participant who has an Excess Deferral during a calendar year may receive a distribution of the Excess Deferral during such calendar year plus any income or minus any loss allocable thereto, provided: (1) the Participant requests (or is deemed to request) the distribution of the Excess Deferral, (2) the distribution occurs after the date the Excess Deferral arose, and (3) IPCO designates the distribution as a distribution of an Excess Deferral.
(c)If a Participant makes a Pre-Tax Contribution or Roth 401(k) Contribution under this Plan and in the same calendar year makes a contribution to a Code Section 401(k) plan containing a cash or deferred arrangement (other than this Plan), a Code Section 408(k) plan (simplified employee pension plan) or a Code Section 403(b) plan (tax-sheltered annuity) and, after the return of any Excess Deferral pursuant to Section 10.02(a) and (b) the aggregate of all such Pre-Tax Contributions and Roth 401(k) Contributions exceeds the limitations contained in Code Section 402(g), then such Participant may request that IPCO return all of a portion of the Participant’s Pre-Tax Contributions and/or Roth 401(k) Contributions for the calendar year plus any income and minus any loss allocable thereto. The amount by which such Pre-Tax Contributions and Roth 401(k) Contributions exceed the Code Section 402(g) limitations will also be known as an Excess Deferral.
(d)Any request for a return of Excess Deferrals arising out of contributions to a plan described in Section 10.02(c) above which is maintained by an entity other than the Employer must:
(1)be made in writing;
(2)be submitted to IPCO not later than the March 1 following the Plan Year in which the Excess Deferral arose;
(3)specify the amount of the Excess Deferral; and,
(4)contain a statement that if the Excess Deferral is not distributed, it will, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k),or 403(b) of the Code, exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the Excess Deferral occurred.
In the event an Excess Deferral arises out of contributions to a plan (including this Plan) described in Section 10.02(c) above which is maintained by the Employer, the Participant making the Excess Deferral shall be deemed to have requested a return of the Excess Deferral.
(e)Pre-Tax Contributions or Roth 401(k) Contributions may only be returned to the extent necessary to eliminate a Participant’s Excess Deferral. Excess Deferrals that are distributed pursuant to this Section shall not be treated as annual additions under the Plan. In no event shall the returned Excess Deferrals for a particular calendar year exceed the Participant’s aggregate Pre-Tax Contributions or Roth 401(k) Contributions for such calendar year.
(f)The income or loss allocable to an Excess Deferral that is returned to a Participant pursuant to Section 10.02 shall be determined using any reasonable method adopted by the Plan to measure income earned or loss incurred, but shall not include income for the period commencing on January 1 following the calendar year in which the Pre-Tax Contribution or Roth 401(k) Contributions was made and ending on the date the Excess Deferral was distributed.
10.03Average Actual Contribution Percentage
(a)The Average Actual Contribution Percentage for Highly Compensated Employees for each Plan Year and the Average Actual Contribution Percentage for Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:
(1)The Average Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Contribution Percentage for the current Plan Year for Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or
(2)The excess of the Average Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year over the Average Actual Contribution Percentage for the Plan Year for Participants who are Non-Highly Compensated Employees for such Plan Year is not more than two percentage points, and the Average Actual Contribution Percentage for Participants who are Highly Compensated Employees is not more than the Average Actual Contribution Percentage for the Plan Year for Participants who are Non-Highly Compensated Employees for such Plan Year multiplied by two.
(b)If at the end of the Plan Year, the Plan does not comply with the provisions of Section 10.03(a), the Employer may distribute Matching Contributions to certain Highly Compensated Employees as provided in Section 10.05.
(c)Notwithstanding the foregoing and Sections 10.04 and 10.05, the limitations of Sections 10.03, 10.04, and 10.05 shall not apply for any Plan Year for which (1) IPCO (or its delegate) distributes the notice required by Code Section 401(m)(11)(A)(ii), (2) the Matching Contribution percentage and rate conforms with Code Section 401(k)(12)(B) or the Retirement Savings Contribution and the ESOP contribution described at Section 7.02 conform with Code Section 401(k)(12)(C), (3) the Matching Contribution rate conforms with Code Section 401(m)(11)(B), and (4) the definition of Qualifying Compensation or Company Compensation (as applicable) satisfies Treasury Regulation Section 1.414(s)-1 without regard to the last sentence of Section 1.414(s)-1(d)(2)(iii).
10.04Special Rules For Determining Average Actual Contribution Percentage
(a)The Actual Contribution Percentage for any Highly Compensated Employee for the Plan Year who is eligible to have Matching Contributions allocated to his

Account under two or more arrangements described in Section 401(k) of the Code that are maintained by the Employer shall be determined as if such Matching Contributions were made under a single arrangement.
(b)If two or more plans maintained by the Employer are treated as one plan for purposes of the nondiscrimination requirements of Code Section 401(a)(4) or the coverage requirements of Code Section 410(b) (other than for purposes of the average benefits test), all Matching Contributions that are made pursuant to those plans shall be treated as having been made pursuant to one plan.
(c)In no event shall a Participant’s Excess ACP Contributions for a Plan Year exceed the Participant’s Matching Contributions for such Plan Year.
(d)The determination and treatment of the Actual Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.
(e)The Employer may, in determining whether the Plan satisfies Section 10.03(a), exclude from consideration all Employees (other than Highly Compensated Employees) who have not attained age 21 and completed one year of Credited Service, as described in Code Section 410(a)(1)(A).
10.05Distribution of Excess ACP Contributions
(a)Matching Contributions exceeding the limitations of Section 10.03(a) (“Excess ACP Contributions”) and any income or loss allocable to such Excess ACP Contributions shall be designated by IPCO as Excess ACP Contributions and may be distributed in the Plan Year following the Plan Year in which the Excess ACP Contributions arose to those Highly Compensated Employees whose Accounts were credited with Excess ACP Deferrals in the preceding Plan Year.
(b)Pre-Tax Contributions and Roth 401(k) Contributions exceeding the limitations of Section 10.03(a) (“Excess ACP Deferrals”) and any income or loss allocable to such Excess ACP Deferral shall be designated by IPCO as Excess ACP Deferrals and shall be distributed to Highly Compensated Employees whose Accounts were credited with Excess ACP Deferrals in the preceding Plan Year. IPCO shall determine the aggregate dollar amount of the distribution as follows:
(1)Determine the dollar amount by which the Pre-Tax Contributions and Roth 401(k) Contributions of the Highly Compensated Employee(s) with the highest ACP must be reduced to equal the second highest ACP(s) under the Plan; then
(2)Determine the dollar amount by which the Pre-Tax Contributions and Roth 401(k) Contributions for the two (or more) Highly Compensated Employees with the highest ACP(s) under the Plan must be reduced to equal the third highest ACP(s) under the Plan; then
(3)Repeat the steps described in (1) and (2) above with respect to the third and successive highest ACP levels under the Plan until the Average Actual Contribution Percentage does not exceed the amount allowable under Section 10.03(a); then

(4)Add the dollar amounts determined in each of steps (1), (2) and (3) above.
The aggregate dollar amount of Excess ACP Deferrals determined under steps (1) through (4) above shall be distributed as follows:
(A)First to those Highly Compensated Employee(s) with the highest amount of Pre-Tax Contributions and Roth 401(k) Contributions until each such Employee’s Pre-Tax Contributions and Roth 401(k) Contributions equals the second highest Pre-Tax Contributions and Roth 401(k) Contributions under the Plan; then
(B)Second, to the two (or more) Highly Compensated Employees with the next highest dollar amount of Pre-Tax Contributions and Roth 401(k) Contributions under the Plan, until each such Employee’s Pre-Tax Contributions and Roth 401(k) Contributions equals the third highest amount of Pre-Tax Contributions and Roth 401(k) Contributions under the Plan; and
(C)The steps described in (A) and (B) above shall be repeated with respect to the third and successive Highly Compensated Employees with the highest amount of Pre-Tax Contributions and Roth 401(k) Contributions until all Excess ACP Deferrals have been distributed.
(c)To the extent administratively possible, IPCO shall distribute all Excess ACP Contributions and any income or loss allocable thereto prior to 2-1/2 months following the end of the Plan Year in which the Excess ACP Contributions arose. In any event, however, the Excess ACP Contributions and any income or loss allocable thereto shall be distributed prior to the end of the Plan Year following the Plan Year in which the Excess ACP Contributions arose. Such distributions are not subject to spousal consent.
(d)Amounts distributed to Highly Compensated Employees under this Section 10.06 shall be treated as annual additions with respect to the Employee who received such amount.
10.06Average Actual Deferral Percentage.
(a)The Average Actual Deferral Percentage for Highly Compensated Employees for each Plan Year and the Average Actual Deferral Percentage for Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:
(1)The Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for the Plan Year for Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 1.25; or
(2)The excess of the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year over the Average Actual Deferral Percentage for the Plan Year for Participants who

are Non-highly Compensated Employees for such Plan Year is not more than two percentage points, and the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees is not more than the Average Actual Deferral Percentage for the Plan Year for Participants who are Non-highly Compensated Employees for such Plan Year multiplied by two.
(b)If at the end of the Plan Year, the Plan does not comply with the provisions of Section 10.06(a), the Employer may distribute Pre-Tax Contributions and/or Roth 401(k) Contributions to certain Highly Compensated Employees as provided in Section 10.08.
(c)Notwithstanding the foregoing and Sections 10.07 and 10.08, the limitations of Sections 10.06, 10.07, and 10.08 shall not apply for any Plan Year which (1) IPCO (or its delegate) distributes the notice required by Code Section 401(k)(12)(D), (2) the Retirement Savings Contribution and the ESOP contribution described at Section 7.02 conform with Code Section 401(k)(12)(C) or the Matching Contribution percentage and rate conforms with Code Section 401(k)(12)(B), and (3) the definition of Qualifying Compensation or Company Compensation (as applicable) satisfies Treasury Regulation Section 1.414(s)-1 without regard to the last sentence of Section 1.414(s)-1(d)(2)(iii).
10.07Special Rules For Determining Average Actual Deferral Percentage
(a)The Actual Deferral Percentage for any Highly Compensated Employee for the Plan Year who is eligible to have Pre-Tax Contributions and Roth 401(k) Contributions allocated to his Account under two or more arrangements described in Section 401(k) of the Code that are maintained by the Employer shall be determined as if such Pre-Tax Contributions and Roth 401(k) Contributions were made under a single arrangement.
(b)If two or more plans maintained by the Employer or its Affiliates are treated as one plan for purposes of the nondiscrimination requirements of Code Section 401(a)(4) or the coverage requirements of Code Section 410(b) (other than for purposes of the average benefits test), all Pre-Tax Contributions and Roth 401(k) Contributions that are made pursuant to those plans shall be treated as having been made pursuant to one plan.
(c)The determination and treatment of the Pre-Tax Contributions and Roth 401(k) Contributions and Actual Deferral Percentage of any Participant shall be in accordance with such other requirements as may be prescribed from time to time in Treasury Regulations.
(d)The Employer may, in determining whether the Plan satisfies Section 10.06(a), exclude from consideration all Employees (other than Highly Compensated Employees) who have not attained age 21 and completed one year of Credited Service, as described in Code Section 410(a)(1)(A).
10.08Distribution of Excess ADP Deferrals
(a)Pre-Tax Contributions and Roth 401(k) Contributions exceeding the limitations of Section 10.06(a) (“Excess ADP Deferrals”) and any income or loss allocable to such Excess ADP Deferral shall be designated by IPCO as Excess ADP Deferrals and shall be distributed to Highly Compensated Employees whose Accounts were credited with Excess ADP Deferrals in the preceding Plan Year. IPCO shall determine the aggregate dollar amount of the distribution as follows:
(1)Determine the dollar amount by which the Pre-Tax Contributions and Roth 401(k) Contributions of the Highly Compensated Employee(s) with the highest ADP must be reduced to equal the second highest ADP(s) under the Plan; then
(2)Determine the dollar amount by which the Pre-Tax Contributions and Roth 401(k) Contributions for the two (or more) Highly Compensated Employees with the highest ADP(s) under the Plan must be reduced to equal the third highest ADP(s) under the Plan; then
(3)Repeat the steps described in (1) and (2) above with respect to the third and successive highest ADP levels under the Plan until the Average Actual Deferral Percentage does not exceed the amount allowable under Section 10.06(a); then
(4)Add the dollar amounts determined in each of steps (1), (2) and (3) above.
The aggregate dollar amount of Excess ADP Deferrals determined under steps (1) through (4) above shall be distributed as follows:
(A)First to those Highly Compensated Employee(s) with the highest amount of Pre-Tax Contributions and Roth 401(k) Contributions until each such Employee’s Pre-Tax Contributions and Roth 401(k) Contributions equals the second highest Pre-Tax Contributions and Roth 401(k) Contributions under the Plan; then
(B)Second, to the two (or more) Highly Compensated Employees with the next highest dollar amount of Pre-Tax Contributions and Roth 401(k) Contributions under the Plan, until each such Employee’s Pre-Tax Contributions and Roth 401(k) Contributions equals the third highest amount of Pre-Tax Contributions and Roth 401(k) Contributions under the Plan; and
(C)The steps described in (A) and (B) above shall be repeated with respect to the third and successive Highly Compensated Employees with the highest amount of Pre-Tax Contributions and Roth 401(k) Contributions until all Excess ADP Deferrals have been distributed.
(b)To the extent administratively possible, IPCO shall distribute all Excess ADP Deferrals and any income or loss allocable thereto prior to 2-1/2 months following the end of the Plan Year in which the Excess ADP Deferrals arose. In any event, however, the Excess ADP Deferrals and any income or loss allocable thereto shall be distributed prior to the end of the Plan Year following the Plan Year in which the Excess ADP Deferrals arose. Excess ADP Deferrals shall be treated as annual additions under the Plan. Such distributions are not subject to spousal consent.

(c)If an Excess Deferral has been distributed to the Participant pursuant to Section 10.02(a) or (b) for any taxable year of a Participant, then any Excess ADP Deferral allocable to such Participant for the same Plan Year in which such taxable year ends shall be reduced by the amount of such Excess Deferral.
10.09Compliance with Code Requirements
Notwithstanding any other provision in the Plan to the contrary, IPCO (or its delegate) shall have the discretion to elect to use any permissible testing method or methods contained in the Code, applicable Treasury Regulations, and other guidance in order to satisfy any Code provision applicable to the Plan.

ARTICLE 11 HIGHLY COMPENSATED EMPLOYEES
11.01In General
For the purposes of this Plan, the term “Highly Compensated Employee” is any active Employee described in Section 11.02 below and any Former Employee described in Section 11.03 below. Various definitions used in this Section are contained in Section 11.04. A Non-Highly Compensated Employee is an Employee who is not a Highly Compensated Employee.
11.02Highly Compensated Employees
An Employee is a Highly Compensated Employee with respect to a Plan Year if:
(a)the Employee is a 5 Percent Owner at any time during the Determination Year or the Plan Year preceding the Determination Year; or
(b)the Employee receives Compensation in excess of $115,000 in the Look-Back Year.
The dollar amount described above shall be increased annually as provided in Code Section 414(q)(1). In the case of an adjustment in the dollar limit, the dollar limit which shall be applied is the limit for the calendar year in which the Look-Back Year begins.
11.03Former Highly Compensated Employee
A Former Employee is a Highly Compensated Employee if (applying the rules of Section 11.02) the Former Employee was a Highly Compensated Employee when he terminated employment or during any Determination Year ending on or after the Former Employee’s 55th birthday.
11.04Definitions
The following special definitions shall apply to this Article 11:
Compensation for purposes of this Article 11 shall mean the gross annual earnings reported on the Participant’s IRS Form (box 1 or its comparable location as provided on Form W-2 in future years) as required by Code Sections 6041(d), 6051(a)(3) and 6052. In addition, Compensation shall include compensation which is not includable in the Participant’s IRS Form W-2 (Box 1) by reason of Code Section 402(a)(8) (employee pre-tax contributions under a Code Section 401(k) plan), Code Section 125 (salary deferrals under a cafeteria plan), or Code Section 132(f) (salary deferrals for qualified transportation fringe benefits). Compensation shall not include amounts paid or reimbursed by the Employer for moving expenses if, at the time of the payment of such moving expenses, it is reasonable to believe that the moving expenses will be deductible by the Participant under Code Section 217. Compensation shall be determined by ignoring any income exclusions under Code Section 3401(a) based on the nature or location of employment. In no event shall more than $260,000 (as adjusted annually pursuant to Code Section 401(a)(17)) in Compensation be taken into account for any Employee.

Compensation shall include the following types of payments provided that such payments are made within the later of 2.5 months after severance from employment or the end of the Limitation Year that includes the date of severance:
(a)any regular pay for services during the Employee’s regular working hours, compensation for services outside the Employee’s regular working hours (overtime or shift differential), commissions, bonuses or other similar payments,
(b)unused accrued bona fide sick, vacation, or other leave, and
(c)amounts received by the Employee from a nonqualified, unfunded deferred compensation plan, but only if the payment would have been paid to the Employee at the same time if the Employee continued in employment with the Employer.
Payments made following a Participant’s severance from employment other than those described as includible above shall be excluded from Compensation.
Compensation shall also include differential wage payments (as defined in Section 105(a) of the Heroes Earnings Assistance and Relief Tax Act).
Determination Year shall mean the Plan Year for which the ADP (see Article 10) is computed.
5 Percent Owner shall mean any Employee who owns or is deemed to own (within the meaning of Code Section 318), more than five percent of the value of the outstanding stock of the Company or stock possessing more than five percent of the total combined voting power of the Company. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), and (m) shall be treated as separate employers.
Former Employee shall mean an Employee (i) who has incurred a severance from service or (ii) who remains employed by the Employer but who has not performed services for the Employer during the Determination Year (e.g., an Employee on Authorized Absence).
Look-Back Year shall mean the 12-month period immediately preceding the Determination Year.
11.05Other Methods Permissible
To the extent permitted by the Code, judicial decisions, Treasury Regulations and IRS pronouncements, IPCO or its delegate may (without further amendment to this Plan) take such other steps and actions or adopt such other methods or procedures (in addition to those methods and procedures described in this Article 11) to determine and identify Highly Compensated Employees (including adopting alternative definitions of Compensation which satisfy Code Section 414(q)(4) and are uniformly applied).

ARTICLE 12 MAXIMUM BENEFITS (CODE SECTION 415 LIMITATIONS)
12.01Limitation on Annual Additions
The amounts credited to a Participant’s Account under the Plan shall comply with the limitations under Code Section 415, as follows:
(a)Notwithstanding any other provision of the Plan, the Annual Additions (as defined in Section 12.01(b)(2)) that may be contributed or allocated to a Participant’s Account under the Plan and any Related Defined Contribution Plan (as defined in Section 12.01(b)(4)) for any Limitation Year (as defined in Section 12.01(b)(3)) beginning on or after the effective date of the Plan shall not exceed an amount equal to the lesser of:
(1)$52,000, (as adjusted for increases in the cost-of-living under Code Section 415(d)) or 100% of the Participant’s Compensation for the Limitation Year.
(2)For any short Limitation Year, the dollar limit in subsection (1) above shall be reduced by a fraction, the numerator of which is the number of full months in the short Limitation Year and the denominator of which is 12.
(b)Limitation Definitions. The following terms are defined for purposes of this Section 12.01:
(1)Affiliated Employer. The term “Affiliated Employer” means any Related Company, as modified by Code Section 415(h) (substituting “more than 50%” for “at least 80%” in determining whether a parent-subsidiary controlled group exists for purposes of Code Sections 414(b) and 414(c)).
(2)Annual Additions. The term “Annual Additions” means, with respect to any Participant, the sum of the following amounts credited to his Accounts under the Plan and to his accounts under any Related Defined Contribution Plan in any Limitation Year:
(A)any Company contributions (as provided under Sections 5.02 and 5.03 and Article 7) and forfeitures allocated during such Limitation Year to the Participant’s Account(s) as forfeitures;
(B)the amount of his Employee contributions (but not including Rollover Contributions or catch-up contributions as described in Section 5.01(b)); and
(C)for purposes of the dollar limitation of Section 12.01(a)(1) only, amounts required to be treated as annual additions to a defined contribution plan under Code Sections 415(1) or 419A(d)(2).
Annual Additions shall not include excess Pre-Tax Contributions that are distributed by April 15 following the calendar year in which the contributions were made.

(3)Compensation. The term “Compensation,” for purposes of this Article 12, means Compensation as defined in Section 11.04.
(4)Limitation Year. The term “Limitation Year” means the 12-month period for measuring compliance under Code Section 415, which period shall be the calendar year.
(5)Related Defined Contribution Plan. The term “Related Defined Contribution Plan” means any defined contribution plan (as defined in Code Section 414(i)), other than the Plan, ever maintained (whether or not terminated) by an Employer, any Affiliated Employer, or any predecessor employer, as defined in Treasury Regulation Section 1.415(f)-1(c).
(c)If the amount to be allocated to a Participant’s Account exceeds the maximum permissible amount described above, the excess Annual Additions will be disposed of in accordance with applicable Treasury Regulations and IRS guidance.

ARTICLE 13 TOP HEAVY RULES
13.01General
The provisions of this Article of the Plan shall be applicable in any Plan Year in which the Plan is determined to be Top Heavy and shall supersede any conflicting provision of this Plan.
13.02Definitions
(a)Top Heavy. The Plan shall be Top Heavy for the Plan Year if, as of the Valuation Date which coincides with or immediately precedes the Determination Date, the value of the Accounts of Key Employees exceeds 60% of the value of all Accounts. If the Employer maintains more than one plan, all plans in which any Key Employee participates and all plans which enable this Plan to satisfy the anti-discrimination requirements of Code Sections 401(a)(4) and 410 must be combined with this Plan (“required aggregation group”) for the purposes of applying the 60% test described in the preceding sentence. Plans maintained by the Employer which are not in the required aggregation group may be combined at the Employer’s election with this Plan for the purposes of determining Top Heavy status if the combined plan satisfies the requirements of Code Section 401(a)(4) and 410 (“permissive aggregation group”). In determining the value of Participants’ Accounts, all distributions made during the one-year period ending on the Determination Date shall be included. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or Disability, this provision shall be applied by substituting “five-year period” for “one-year period.” The Account of: (i) any Employee who at one time was a Key Employee but who is not a Key Employee during the one year period ending on the Determination Date; and (ii) any Employee who has not performed services for the Employer or a related employer maintaining a plan in the aggregation group during the one year period ending on the Determination Date, shall be disregarded in determining Top Heavy status.
If the Employer maintains a defined benefit plan during the Plan Year which is subject to aggregation with this Plan, the 60% test shall be applied after calculating the present value of the Participants’ accrued benefits under the defined benefit plan in accordance with the rules set forth in that plan and combining the present value of such accrued benefits with the Participant’s account balances under this Plan.
Solely for the purpose of determining if the Plan, or any other plan included in the required aggregation group, is Top-Heavy, a Non-Key Employee’s accrued benefit in a defined benefit plan shall be determined under: (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliates, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

(b)Key Employee. Key Employee means any Employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $170,000 (as adjusted under section 416(i)(1) of the Code), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means Compensation as defined in Article 11. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder
(c)Determination Date. The last day of the Plan Year immediately preceding the Plan Year for which Top Heavy status is determined. For the first Plan Year, the Determination Date shall be the last day of the first Plan Year.
(d)Non-Key Employee. Any Participant who is not a Key Employee.
(e)Compensation. The term “Compensation” shall have that meaning as defined in Article 11.
13.03Minimum Benefit
(a)Except as provided below, the Company Contributions allocated on behalf of any Non-Key Employee who is employed by the Employer on the Determination Date shall not be less than the lesser of: (i) 3% of such Non-Key Employee’s Compensation or (ii) the largest percentage of Pre-Tax Contributions, as a percentage of the Key Employee’s Compensation, allocated on behalf of any Key Employee for such Plan Year. Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code. Pre-Tax Contributions allocated to the Accounts of Non-Key Employees that are used to satisfy the provisions of Article 10 shall not be considered in determining whether a Non-Key Employee has received the minimum contribution required by this Section 13.03.
(b)The minimum allocation is determined without regard to any Social Security contribution and shall be made even though, under other Plan provisions, the Non-Key Employee would have received a lesser allocation or no allocation for the Plan Year because of the Non-Key Employee’s failure to complete 1,000 Hours of Service, his failure to make mandatory employee contributions, or his earning compensation less than a stated amount.
(c)If the Employer maintains a defined benefit plan in addition to this Plan, the minimum contribution and benefit requirements for both plans in a Top Heavy Plan Year may be satisfied by an allocation of Company Contributions to the Account of each Non-Key Employee in the amount of 5% of the Non-Key Employee’s compensation.

(d)If the Company desires to have the top heavy minimum benefit requirement met in another plan, the Company shall so indicate in this paragraph (d) by identifying the name of the other plan, the minimum benefit that will be provided under such other plan and the employees who will receive the minimum benefit under such other plan. Unless so indicated in this paragraph (d), the top heavy minimum benefit requirement will be satisfied by contributions to this Plan.

ARTICLE 14 TENDERS AND VOTING
14.01Tenders for Eastman Stock
(a)Notwithstanding any other provision of this Plan to the contrary, but subject to the provisions of subsections (b), (c), and (d) of this Section, in the event an offer shall be received by the Trustee (including but not limited to a tender offer or exchange offer within the meaning of the Securities Exchange Act of 1934, as from time to time amended and in effect) to acquire any shares of Eastman Stock held by the Trustee in the Trust (hereinafter referred to as an “Offer”), the Trustee shall have no discretion or authority to sell, exchange or transfer any of such shares pursuant to such Offer except to the extent, and only to the extent, the Trustee is timely directed to do so in writing with respect to any Eastman Stock held by the Trustee subject to such Offer and allocated or deemed allocated to the account of any Participant, by each Participant to whose account any of such shares are allocated, as a named fiduciary, within the meaning of Section 403(a)(1) of ERISA (hereinafter referred to in this Article as “named fiduciaries”).
Upon timely receipt of such instructions, the Trustee shall, subject to subsections (c) and (d) of this Section, sell, exchange or transfer pursuant to such Offer, only such shares as to which such instructions were given. The Trustee shall use its best efforts to communicate or cause to be communicated to each Participant the consequences of any failure to provide timely instructions to the Trustee.
In the event, under the terms of an Offer or otherwise, any shares of Eastman Stock tendered for sale, exchange or transfer pursuant to such Offer may be withdrawn from such Offer, the Trustee shall follow such instructions respecting the withdrawal of such securities from such Offer in the same manner and the same proportion as shall be timely received by the Trustee from the Participants as “named fiduciaries” entitled under this paragraph to give instructions as to the sale, exchange or transfer of securities pursuant to such Offer.
(b)In the event that an Offer for fewer than all of the shares of Eastman Stock held by the Trustee in the Trust shall be received by the Trustee, each Participant who has been allocated any of such Eastman Stock subject to such Offer shall be entitled to direct the Trustee as to the acceptance or rejection of such Offer (as provided by subsection (a) of this Section) with respect to the largest portion of such Eastman Stock as may be possible given the total number or amount of shares of Eastman Stock the Plan may sell, exchange or transfer pursuant to the Offer based upon the instructions received by the Trustee from all other Participants who shall timely instruct the Trustee pursuant to this paragraph to sell, exchange or transfer such shares pursuant to such Offer, each on a pro-rata basis in accordance with the number or amount of such shares allocated to their accounts.
(c)In the event an Offer shall be received by the Trustee and instructions shall be solicited from Participants in the Plan pursuant to subsection (a) of this Section regarding such Offer, and prior to termination of such Offer, another Offer is received by the Trustee for the Eastman Stock subject to the first Offer, the

Trustee shall use its best efforts under the circumstances to solicit instructions from the Participants to the Trustee
(1)with respect to Eastman Stock tendered for sale, exchange or transfer pursuant to the first Offer, whether to withdraw such tender, if possible, and, if withdrawn, whether to tender any Eastman Stock so withdrawn for sale, exchange or transfer pursuant to the second Offer, and
(2)with respect to Eastman Stock not tendered for sale, exchange or transfer pursuant to the first Offer, whether to tender or not to tender such Eastman Stock for sale, exchange or transfer pursuant to the second Offer. The Trustee shall follow all such instructions received in a timely manner from Participants in the same manner and in the same proportion as provided in subsection (a) of this Section. With respect to any further Offer for any Eastman Stock received by the Trustee and subject to any earlier Offer (including successive Offers from one or more existing offerors), the Trustee shall act in the same manner as described above.
(d)In the event an Offer for any Eastman Stock held by the Trustee in the Trust shall be received by the Trustee and the Participants shall be entitled to determine whether to accept, reject or withdraw an acceptance of such Offer pursuant to subsections (a) through (c) of this Section:
(1)the Employer and the Trustee shall not interfere in any manner with the decision of any Participant regarding the action of the Participant with respect to such Offer (hereinafter referred to in this Article as an “investment decision”);
(2)the Trustee shall use its best efforts to communicate or cause to be communicated to all Participants the provisions of the Plan and Trust Agreement relating to the right of Participants to direct the Trustee with respect to Eastman Stock subject to such Offer and of the obligation of the Trustee to follow such directions;
(3)the Trustee shall use its best efforts to distribute or cause to be distributed to Participants all communications directed generally to the owners of the Eastman Stock to whom such offer is made or is available;
(4)the Trustee shall not divulge or release to any person, including officers or Employees of the Company, or of any other company, how any Participant responded to such offer; and
(5)the Trustee shall use its best efforts to distribute or cause to be distributed to Participants all communications that the Trustee may receive, if any, from the persons making the Offer or any other interested party (including the Employer) relating to the Offer. The Employer and IPCO shall provide the Trustee with such information and assistance as the Trustee may reasonably request in connection with any communications to Participants by the offeror, the Employer or other interested parties or public communications directed generally to the owners of the Eastman Stock which are the subject of an Offer which would not be deemed to be interference in the making of an “investment decision” by any Participant.

14.02Voting Eastman Stock
Notwithstanding any other provision of this Plan to the contrary, the Trustee shall have no discretion or authority to vote Eastman Stock held in the Trust by the Trustee on any matter presented for a vote by the stockholders of Eastman Chemical Company except in accordance with timely directions received by the Trustee from Participants who have Eastman Stock allocated and deemed allocated to their accounts under the Plan. The instructions received by the Trustee from Participants shall be held by the Trustee in confidence and shall not be divulged or released to any person including officers or Employees of the Company, or of any other company. Such directions shall be given by Participants acting in their capacity as “named fiduciaries” with respect to Eastman Stock and, upon timely receipt of such instructions, the Trustee shall vote the Eastman Stock held in the Trust pursuant to the directions of Participants giving instructions to the Trustee as set forth below.
(a)Each Participant who has Eastman Stock allocated to his Account shall provide directions to the Trustee on any matter to be presented for a vote by the stockholders of Eastman Chemical Company with respect to Eastman Stock allocated to his Account under the Plan and the Trustee shall follow such directions. With respect to Eastman Stock allocated to Participants’ Accounts for which no instructions were timely received by the Trustee, such Eastman Stock will not be voted by the Trustee.
(b)The Trustee shall use its best efforts to communicate or cause to be communicated to all Participants the provisions of this Plan and the Trust Agreement relating to the right of Participants to direct the Trustee with respect to the voting of Eastman Stock allocated and deemed allocated to their accounts under the Plan. The Trustee shall use its best efforts to distribute or cause to be distributed to Participants all communications directed generally to the owners of Eastman Stock entitled to vote and the Trustee shall use its best efforts to distribute or cause to be distributed to Participants all communications that the Trustee may receive, if any, from any person soliciting proxies or any other interested party (including the Employer) relating to the matters being presented for a vote by the stockholders of Eastman Chemical Company. The Employer and IPCO shall provide the Trustee with such information and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants.
(c)For any non-registered type of employer security, Participants shall have the right to direct the Trustee as to the matter in which voting rights under securities of the employer which are allocated to the Account of such Participant or Beneficiary are to be exercised with respect to any corporate matter which involves the voting of such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or     business, or such similar transaction as prescribed in Treasury regulations.

14.03Options and Rights
Notwithstanding any other provision of this Plan to the contrary, IPCO shall have the right and responsibility to exercise any options appurtenant to Eastman Stock for the conversion thereof into other Eastman Stock.

ARTICLE 15 AMENDMENT AND TERMINATION
15.01Amendment of Plan
The Company shall have the right to amend the Plan at any time and from time to time by resolution of the Board or the Benefit Plans Committee, and all Employees and persons claiming any interest hereunder shall be bound thereby; provided, however, that no amendment shall have the effect of:
(a)directly or indirectly divesting the interest of any Participant in any amount that would have been received had he terminated his employment with the Employer and all Related Companies immediately prior to the effective date of such amendment, or the interest of any Beneficiary as such interest existed immediately prior to the effective date of such amendment;
(b)eliminating an optional form of benefit except as otherwise permitted by ERISA;
(c)vesting in the Employer any right, title or interest in or to any Plan assets;
(d)causing or effecting discrimination in favor of highly compensated Employees; or
(e)causing any part of the Plan assets to be used for any purpose other than for the exclusive benefit of the Participants and their Beneficiaries.
The Company may amend the Plan by adding overriding language where such language is necessary to satisfy sections 415 and 416 of the Code because of the required aggregation of multiple plans under those sections. Notwithstanding any provision of this Plan to the contrary, only the Board (and not the Benefits Plan Committee) shall have the authority to amend any provision of the Plan relating to the requirement that the Eastman Stock Fund be offered as an investment Fund to Participants and Beneficiaries under the Plan.
15.02Voluntary Termination or Permanent Discontinuance of Contributions to the Plan
The Employer expects the Plan to be permanent, but since future conditions affecting the Employer cannot be anticipated, the Company shall have the right to terminate the Plan in whole or in part, or to permanently discontinue contributions to the Plan, at any time by resolution of the Benefit Plans Committee and by giving written notice of such termination or permanent discontinuance to the Trustee. Such resolution shall specify the effective date of termination or permanent discontinuance, which shall not be earlier than the first day of the Plan Year which includes the date of the resolution.
15.03Allocations and Payments on Termination of or Permanent Discontinuance of Contributions to the Plan
If the Plan is terminated as herein provided, or if it should be partially terminated, or upon the complete discontinuance of contributions to the Plan, the following procedure shall be followed, except that in the event of a partial termination, it shall be followed only in cases of those Participants and Beneficiaries directly affected:

(a)IPCO may continue to function, but if it fails to do so, its records, books of account and other necessary data shall be turned over to the Employer and the Employer shall act on its own motion as hereinafter provided.
(b)The value of the Trust and the shares of all Participants and Beneficiaries shall be determined as of the date of termination or discontinuance.
(c)Distribution to Participants and Beneficiaries shall be made at such time after termination of or discontinuance of contributions to the Plan and by such of the methods provided in Sections 9.02 and 9.03, as IPCO (or the Company if IPCO is not then acting) in its discretion shall determine (except that distribution shall be made not later than the time specified in Section 9.01).

ARTICLE 16 SPONSORING COMPANIES
16.01Sponsoring Companies
The name of each Sponsoring Company is set forth in Appendix A. The Benefit Plans Committee may at any time provide for inclusion in the Plan of any other Sponsoring Company and may provide for the exclusion from the Plan of any Affiliated Company or subsidiary of the Company.

ARTICLE 17 GENERAL PROVISIONS
17.01Duty to Furnish Information and Documents
Participants and their Beneficiaries must furnish to IPCO or the Trustee such evidence, data or information as IPCO considers necessary or desirable for the purpose of administering the Plan. The provisions of the Plan for each person are dependent upon the condition that he will furnish promptly full, true and complete evidence, data, and information requested by IPCO. All parties to, or claiming any interest under, the Plan must perform any and all acts, and execute any and all documents and papers, necessary or desirable for carrying out the Plan and the Trust.
17.02IPCO’s Annual Statements and Available Information
The Employer shall advise Employees of the eligibility requirements and benefits under the Plan. As soon as practicable after making the annual valuations and allocations provided for in the Plan, and at such other times as IPCO may determine, but at least quarterly, IPCO shall provide each Participant, and each former Participant and Beneficiary with respect to whom an account is maintained, with a statement reflecting the current status of his Account, including the adjusted balance thereof. No Participant, except a member of IPCO, shall have the right to inspect the records reflecting the Account of any other Participant. IPCO shall make available for inspection at reasonable times by Participants and Beneficiaries copies of the Plan, any amendments thereto, a summary plan description, and all reports of Plan and Trust operations required by law.
17.03No Enlargement of Employment Rights
Nothing contained in the Plan shall be construed as a contract of employment between the Employer and any person, nor shall the Plan be deemed to give any person the right to be retained in the employ of the Employer or limit the right of the Employer to employ or discharge any person with or without cause, or to discipline any Employee.
17.04Governing Law
All questions pertaining to the validity, construction and administration of the Plan shall be determined in conformity with the laws of the State of Tennessee to the extent that such laws are not preempted by ERISA and valid regulations published thereunder.
17.05No Guarantee; Extent of Participant and Beneficiary Rights
At the time of distribution or withdrawal by a Participant or Beneficiary, he or she shall be entitled to receive Employer Securities or cash as provided under the Plan. The Trustee, IPCO, and the Employer do not in any way guarantee the Trust Fund from loss or depreciation nor guarantee the payment of any money or other assets which may be or become due to any person from the Trust Fund. Each Participant assumes all risk in connection with any decrease in the market price of Employer Securities and other investments or cash equivalents allocated to his or her Account in accordance with the Plan. No Participant or other person shall have any recourse against the Trustee, the Employer or IPCO if the Trust Fund is insufficient to provide Plan benefits in full. Nothing herein contained shall be deemed to give any Participant, former Participant, or Beneficiary an interest in any specific part of the Trust Fund or any other interest except the right to receive benefits out of the Trust Fund in accordance with the provisions of the Plan and Trust.
17.06Unclaimed Benefits
If any benefit payable to or on behalf of a Participant is not claimed before the later of three years from the date of entitlement or 90 days from the date of notice sent by IPCO to the last known address of the Participant or Beneficiary entitled to such payment, such benefit shall be reallocated among the other Participants. No such benefit shall be reallocated unless: (i) such benefit does not exceed $1,000 at the time of distribution, or (ii) under the terms of the Plan and applicable law, such benefit could be distributed without the Participant’s consent. If a claim is made at any future date by the Participant or Beneficiary entitled thereto, the amount payable to such Participant or Beneficiary will be distributable from the next Employer contribution in accordance with the terms of the Plan or, if none, from the income of the Trust.
17.07Merger or Consolidation of Plan
Any merger or consolidation of the Plan with another plan, or transfer of Plan assets or liabilities to any other plan, shall be effected in accordance with such regulations, if any, as may be issued pursuant to section 208 of ERISA, in such a manner that each Participant in the Plan would receive, if the merged, consolidated or transferee plan were terminated immediately following such event, a benefit which is equal to or greater than the benefit he would have been entitled to receive if the Plan had terminated immediately before such event. Notwithstanding the foregoing, no merger or consolidation of this Plan with another plan shall be accepted if the proposed transferor plan is a defined benefit plan, a defined contribution plan subject to Code section 412 or a defined contribution plan subject to Code sections 401(a)(11) and 417, without first amending this Plan to comply with the provisions of Code sections 401(a)(11) and 417.
17.08Distributions Upon Special Occurrences
(a)Subject to Article 15, Pre-Tax Contributions and Roth 401(k) Contributions and any income attributable thereto shall be distributed to Participants or their Beneficiaries after the termination of the Plan, provided that the Employer does not maintain a successor plan as determined in accordance with applicable regulations promulgated by the Secretary of the Treasury.
(b)After the sale of an incorporated Affiliated Company’s interest in a subsidiary to an entity that is not an Affiliated Company or a Related Company, Pre-Tax Contributions and Roth 401(k) Contributions and any income attributable thereto of a Participant who continues to work for such subsidiary shall be distributed.
17.09Interest Nontransferable
No interest of any person or entity in, or right to receive distributions from, the Trust Fund shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive distributions be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings. Notwithstanding the foregoing, the above provisions shall not apply in the case of (i) a “Qualified Domestic Relations Order” as defined by Code Section 414(p), or (ii) an order or requirement under a judgment in a criminal action against the Plan, a civil judgment in connection with a violation of certain portions of ERISA or pursuant to a settlement between the Secretary of Labor or the PBGC and the Participant that satisfies the requirements of Code Section 401(a)(13)(C).
17.10Exclusive Benefit of Employees
All contributions made pursuant to the Plan shall be held by the Trustee in accordance with the terms of the Trust Agreement for the exclusive benefit of those Employees who are Participants under the Plan, including former Employees, and their Beneficiaries, and shall be applied to provide benefits under the Plan and to pay expenses of administration of the Plan and the Trust, to the extent that such expenses are not otherwise paid. At no time shall any part of the Trust Fund (other than such part as may be required to pay administration expenses and taxes) be used for, or diverted to, purposes other than for the exclusive benefit of such Employees and their Beneficiaries. Without regard to the provisions of this Section, however:
(a)If a contribution is conditioned upon the deductibility of the contribution under section 404 of the Code, then to the extent the deduction is disallowed, the Trustee shall upon written request of the Employer, return the contribution (to the extent disallowed) and any increment thereon to the Employer within one year after the date the deduction is disallowed; and
(b)If a contribution or any portion thereof is made by the Employer by a mistake of fact, the Trustee shall, upon written request of the Employer, return the contribution or such portion and any increment thereon to the Employer within one year after the date of payment to the Trustee.
17.11Prudent Man Rule
Notwithstanding any other provision of this Plan, and the Trust Agreement, the Trustee, IPCO and the Employer (to the extent required) shall exercise their powers and discharge their duties under this Plan and the Trust Agreement for the exclusive purpose of providing benefits to Employees and their Beneficiaries, and shall act with the care, skill, prudence and diligence under the circumstances that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.
17.12Elections Under Plan
All elections made by a Participant or Beneficiary under this Plan shall be made following uniform rules and regulations established by IPCO and using forms approved by IPCO or using any other methods (including telephone, computer or other paperless or electronic media) approved by IPCO.

17.13Limitations on Liability
Notwithstanding any of the preceding provisions of the Plan, none of the Trustee, the Employer, IPCO and each individual acting as an employee or agent of any of them shall be liable to any Participant, former Participant or Beneficiary for any claim, loss, liability or expense incurred in connection with the Plan, except when the same shall have been judicially determined to be due to the gross negligence or willful misconduct of such person.
17.14Federal and State Security Law Compliance
(a)IPCO will take all necessary steps to comply with any applicable registration or other requirements of federal or state securities laws from which no exemption is available.
(b)Stock certificates distributed to Participants may bear such legends concerning restrictions imposed by federal or state securities laws, and concerning other restrictions and rights under the Plan, as the Board, the Benefit Plans Committee or IPCO may, jointly or severally, determine to be necessary or appropriate.
17.15Headings
The headings in this Plan are inserted for convenience of reference only and are not to be considered in construction of the provisions hereof.
17.16Gender and Number
Throughout this Plan, the masculine gender shall include the feminine, and the singular shall include the plural.
17.17ERISA and Approval Under Internal Revenue Code
This Plan is intended to constitute a qualified cash or deferred arrangement and meet the requirements of sections 401(a) and 401(k), as now in effect or hereafter amended, so that the income of the Trust Fund may be exempt from taxation under section 501(a) of the Code, contributions of the Employer under the Plan may be deductible for federal income tax purposes under section 404 of the Code. Any modification or amendment of the Plan may be made retroactively, as necessary or appropriate, to establish and maintain such qualification and to meet any requirement of the Code or ERISA.
17.18Military Service
Notwithstanding any provisions of this Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with Section 414(u) of the Code.

17.19Plan Administration
Where this Plan provides that a notice be given in writing, or an action be taken in writing, such notice may be given or action may be taken by any reasonable administrative procedure approved by IPCO (or its designee). A reasonable administrative procedure may include the use of telephone, computer or other paperless or electronic media.
17.20Reliance on Data and Consents
The Trustee, IPCO, the Employer, all fiduciaries with respect to the Plan, and all other persons or entities associated with the operation of the Plan, the management of its assets, and the provision of benefits thereunder, may reasonably rely on the truth, accuracy and completeness of any data provided by any Participant, Spouse, Domestic Partner Spouse, or Beneficiary, including, without limitation, representations as to age, health, and marital status. Furthermore, the Trustee, IPCO, the Employer and all fiduciaries with respect to the Plan may reasonably rely on all consents, elections, and designations filed with the Plan or those associated with the operation of the Plan and the Trust Fund by any Participant, Spouse, Domestic Partner Spouse, or Beneficiary, or the representatives of such persons without duty to inquire into the genuineness of any such consent, election or designation. None of the aforementioned persons or entities associated with the operation of the Plan, its assets and the benefits provided under the Plan shall have any duty to inquire into any such data, and all may rely on such data being current to the date of reference, it being the duty of the Participants, Spouses, Domestic Partner Spouses, and Beneficiaries to advise the appropriate parties of any change in such data.
17.21No Additional Benefits
Nothing contained in this Plan shall be construed as providing that any Participant or Beneficiary that is entitled to any payment or benefit from the Plan shall receive any such payment or benefit in excess of the vested Accrued Benefit they are entitled to receive pursuant to the terms of this Plan.
17.22Forfeitures
Any amounts which are forfeited under the terms of the Plan shall be made available for the following purposes:
(a)to reinstate previously forfeited amounts to former Participants, as necessary, in conjunction with Section 17.06;
(b)to reduce the Employer’s contributions to the Plan, including, but not limited to Matching Contributions, Retirement Savings Contributions, and Company Contributions; and
(c)to pay Plan expenses.

    IN WITNESS WHEREOF, this Plan has been executed this _____ day of December 2018.

                        EASTMAN CHEMICAL COMPANY

                        By: __________________________________
                            Jason Podvin
                            Director, Global Benefits

APPENDIX A

SPONSORING COMPANIES
Sponsoring Companies included in the Plan:
Eastman Performance Films, LLC
Crown Operations International, LLC
Eastman Chemical Company
Eastman Chemical Financial Corporation
Eastman Chemical Latin America, Inc.
Eastman Chemical Resins, Inc.
Eastman International Management Company
Eastman Specialties Corporation
Eastman Chemical Texas City, Inc.
Flexsys America L.P. (as of December 15, 2014)
Solutia Inc.
Southwall Insulating Glass, LLC
Southwall Technologies Inc.
Taminco US LLC (as of January 4, 2016)

APPENDIX B

“QUALIFYING COMPENSATION” FOR EIP DEFERRAL PURPOSES AND MATCHING CONTRIBUTION AMOUNTS
(a)    “Qualifying Compensation”, which is used in determining elective deferrals and Matching Contributions under the EIP portion of the Plan, means the arithmetic sum of:
(1)    a Participant’s total earnings from the Company as reportable on Form W-2 or a similar substitute form for a Plan Year,
(2)    plus any elective deferrals in lieu of cash under a Code Section 401(k) cash or deferred arrangement,
(3)    plus any contributions in lieu of cash under a Code Section 125 “cafeteria plan” arrangement,
(4)    plus any contributions in lieu of cash under a Code Section 132(f) “qualified transportation fringe benefit” program,
(5)    less the items of compensation identified in clause (e) below.
(b)    The annual Qualifying Compensation taken into account under the Plan for purposes of calculating a Participant’s maximum Pre-Tax Contributions and Roth 401(k) Contributions and Matching Contributions under Sections 5.01 and 5.03, respectively, must not exceed the dollar amount set forth by the Secretary of the Treasury for each Plan Year pursuant to Code Section 401(a)(17) ($275,000 for 2018 Plan Year).
(c)    Notwithstanding the above, Qualifying Compensation shall include the following types of payments provided that such payments are made within the later of 2.5 months after severance from employment or the end of the Plan Year that includes the date of severance: (i) any regular pay for services during the Employee’s regular working hours, compensation for services outside the Employee’s regular working hours (overtime or shift differential), commissions, bonuses or other similar payments, (ii) unused accrued bona fide sick, vacation, or other leave, and (iii) amounts received by the Employee from a nonqualified, unfunded deferred compensation plan, but only if the payment would have been paid to the Employee at the same time if the Employee continued in employment with the Employer.
(d)    Compensation shall also include differential wage payments (as defined in Section 105(a) of the Heroes Earnings Assistance and Relief Tax Act).

(e)    Items excluded from “Qualifying Compensation” for purposes of this Plan are as follows:
(1)    any compensation relating solely to relocation of the Employee, such as moving and transfer allowances or gross-up amounts, mortgage interest subsidies, relocation assistance program, special assignment allowance, and any amounts included in W-2 income as a result of expatriate status,
(2)    compensation attributable to the exercise of any incentive or nonqualified stock option, stock appreciation right (“SAR”), phantom stock, dividend and interest equivalents, or similar compensation devices granted primarily to highly compensated employees (within the meaning of section 414(q) of the Code) by the Company,
(3)    any payment under any long term incentive plan (i.e., the measurement period is more than one fiscal year of the company) maintained primarily for highly compensated employees (within the meaning of section 414(q) of the Code),
(4)    miscellaneous awards such as suggestion awards, taxable awards or prizes, 40-year awards, and hospital audit awards,
(5)    tuition and education payments such as education leave allowance, education support, and tuition refund,
(6)    termination allowance payments (lump sum or periodic) and retraining allowance payments,
(7)    the imputed value of group life insurance and umbrella insurance coverage,
(8)    miscellaneous items of compensation, such as special skill premium, employee enhancement allowance, and professional license reimbursement,
(9)    miscellaneous fringe benefits such as use of a company vehicle or commuter mileage, adoption assistance payments, home office allowance, and financial counseling, and
(10)    payments made following a Participant’s severance from employment other than those described as includible above.

APPENDIX C

“COMPANY COMPENSATION” FOR RETIREMENT
SAVINGS AND ESOP CONTRIBUTION PURPOSES
For purposes of making Retirement Savings Contributions under Article 5 and ESOP contributions under Article 7, “Company Compensation” means the lesser of:
(a)    a Participant’s Participating Earnings specified in Appendix C, Part I; or
(b)    $260,000 (as adjusted by the Secretary of the Treasury pursuant to Section 401(a)(17) of the Code).
APPENDIX C, PART I

PARTICIPATING EARNINGS
Pay for all time worked including:
Pay for operator apprentice training (recorded as TA, rather than TW)
Shift premiums
Shift supplements
Fire Crew and Emergency Allowance
On-call allowance
Overtime pay
Holiday pay, premiums, and allowances (including payment for holiday during a full week of absence
Variable Incentive Plan (“VIP”) payment received no more than thirty (30) days following termination from Employment
Unit Performance Plan (“UPP”) payments received no more than thirty (30) days following termination from Employment
Sales Variable Pay
Performance Awards (examples: Employee/Team Recognition awards, Chairman and CEO Awards, Manufacturing Responsibility Program, etc.)
Lack of work allowance
Call-in allowance
Short-Term Disability Benefits
All Workers’ Compensation make-up payments
Temporary Military Duty
Allowances for excused absences (“Paid Time Off”)
Salary reduction contributions to a Health Savings Account, Limited Purpose Flexible Spending Account, Health Care Flexible Spending Account, Dependent Care Flexible Spending Account or any other salary deferral item made pursuant to a cafeteria plan
Eastman Unit Performance Plan payout

APPENDIX C, PART II

NON-PARTICIPATING EARNINGS
Payments from the Executive Deferred Compensation Plan
Omnibus Plan awards such as:
    Stock appreciation rights
    Nonqualified stock options
    DEI
    LTPP – stock
    LTPP – cash
Variable Incentive Plan (“VIP”) payments received more than thirty (30) days following termination from Employment
Unit Performance Plan (“UPP”) payments received more than thirty (30) days following termination from Employment
Tuition refunds
Educational support payments
Termination allowance payments and special separation allowance payments
Moving expenses and allowances as the result of domestic relocation
Additions to allowances on prizes for tax purposes
Taxable awards and prizes such as:
    25-year service awards
    40-year service awards
    Safety awards
Allowances for expatriates:
    Foreign service premium payments
    Car loss reimbursement
    Vacation/travel allowance – lump sum
    Utilities reconciliation
    Third party payments
    Compensation summary
    cost-of-living allowance
    housing allowance
    tax makeup allowance
    travel allowance
    education allowance
Payment in lieu of notice of termination
Taxable portion of insurance premium paid by company
Workers’ Compensation statutory
All other payments or allowances not specifically identified as Participating Earnings

APPENDIX D

SPECIAL RULES APPLICABLE TO PARTICIPANTS
FORMERLY EMPLOYED BY HERCULES INCORPORATED
Former Hercules Employees. For purposes of this Appendix D, a “Former Hercules Employee” means any person employed by Hercules Incorporated (“Hercules”) on June 30, 2001 as a “Resins Employee” who becomes a “Hired Employee” on July 1, 2001, or such later date in the case of a “Resins Employee” who is an “Inactive Employee” on July 1, 2001, pursuant to the terms of Annex II of the Human Resources Agreement part of the Sale and Purchase Agreement dated April 1, 2001 between Hercules Incorporated and Eastman Chemical Resins, Inc. A Former Hercules Employee will be eligible to participate in the Plan on the later of July 1, 2001 or the date such individual performs an Hour of Service for the Company. References in this Appendix D to “Participants” shall refer only to “Former Hercules Employees.”
Discontinuance of Suspension Following Withdrawal of After-Tax Contributions Under the Hercules Plan. A Former Hercules Employee whose participation in the Hercules Plan was suspended following receipt of a distribution of after-tax contribution amounts from the Hercules Plan after July 1, 2000 will be eligible to make Pre-Tax Contributions under the Plan on the later of July 1, 2001 or the date such individual becomes a Participant in the Plan.
Eligible Deferrals and Matching Contributions. Participants who are represented by a labor organization for the purpose of collective bargaining, or who are covered by a collective bargaining agreement with the Company which specifically provides for participation in this Plan (“Union Employees”) are only eligible to make pre-tax deferrals of Qualifying Compensation. A Union Employee is eligible to receive the Matching Contribution described in Section 5.03(a) of the Plan provided the Participant qualifies as an “Eligible Participant” as defined in Section 5.03(a) of the Plan.
EIP Account. Notwithstanding Section 5.05 of the Plan, there shall also be maintained for each Participant the following sub-accounts:
A record of the after-tax employee contributions that were made by the Participant to his account under the Hercules Plan that are transferred to this Plan, and such record is referred to herein as the Hercules After-Tax Account.
A record of the company matching contributions that were made by Hercules to the Participant’s account under the Hercules Plan prior to January 1, 1995, and such record is referred to herein as the Hercules Company Matching Account.
A record of the company matching contributions that were made by Hercules to the Participant’s account under the Hercules Plan on and after January 1, 1995, and such record is referred to herein as the Hercules Restricted Company Matching Account.

A record of the portion of the Participant’s account under the Hercules Plan that was invested in the stock of Hercules on June 30, 2001, and such record is referred to herein as the Hercules Stock Account.
Hardship Withdrawal of EIP Account. Notwithstanding Section 8.02 of the Plan, hardship withdrawals may not be made from the Hercules Company Matching Account, the Hercules Restricted Company Matching Account or the Hercules Stock Account.
Transferred Loans. Notwithstanding Section 8.03 of the Plan, all loans transferred to this Plan on July 1, 2001 or as soon as administratively feasible thereafter, from the Hercules Plan shall continue to be repaid over a term identical to the term of the loan under the Hercules Plan. Each transferred loan shall bear interest at the rate charged by the Hercules Plan and loan repayments shall be made by payroll withholding. Repayments shall be allocated to the Participant’s Investment Funds in accordance with the Participant’s current investment elections.
In-Service Withdrawals from the Hercules After-Tax Account. In addition to the in-service withdrawals permitted under Article 8 of the Plan, a Participant may make in-service withdrawals from his Hercules After-Tax Account. The minimum withdrawal amount is $250.
In-Service Withdrawals from the Hercules Company Matching Account and the Hercules Restricted Company Matching Account. In addition to the in-service withdrawals permitted under Article 8 of the Plan, a Participant may make an in-service withdrawal from (i) his Hercules Restricted Company Matching Account of any amount, plus earnings, which has been invested in either this Plan and/or the Hercules Plan for no less than 24 months; and (ii) his Hercules Company Matching Account. The minimum withdrawal amount is $250, and a Participant shall be limited to one withdrawal per Plan Year.

APPENDIX E

SPECIAL RULES APPLICABLE TO PARTICIPANTS
FORMERLY EMPLOYED BY
EASTEX COGENERATION LIMITED PARTNERSHIP
Background. Effective August 31, 2003, Eastex Cogeneration Limited Partnership (“COGEN”), a partnership between Eastman Chemical Company and American Electric Power, was dissolved and individuals formerly employed by COGEN became eligible to participate in the Plan on September 1, 2003.
Company Contribution. Notwithstanding the terms of Section 7.02 of the Plan, the Company contribution payable in 2004 on behalf of each Participant formerly employed by COGEN, shall be 5% of the Company Compensation paid to such Participant between September 1, 2003 and December 30, 2003.

APPENDIX F

SPECIAL RULES APPLICABLE TO PARTICIPANTS
FORMERLY EMPLOYED BY CENDIAN CORPORATION
EIP Account. Notwithstanding Section 5.05 of the Plan, there will also be maintained for each Participant formerly employed by Cendian Corporation (“Cendian”) who is a Participant in this Plan, a record of the rollover contributions that were made by the Participant to his or her account under the Cendian Corporation 401(k) Plan (the “Cendian Plan”) and that were transferred to this Plan. Such account is referred to herein as the Cendian Rollover Account.
In-Service Withdrawals from the Cendian Rollover Account. A Participant may elect to receive, while still employed, a distribution of all or a portion of his Cendian Rollover Account.

APPENDIX G

SPECIAL ELIGIBILITY RULES FOR MATCHING CONTRIBUTIONS

(d)Notwithstanding Section 5.03(a), the following special rules apply for purposes of determining whether an Employee is an “Eligible Participant” for purposes of receiving Matching Contributions:
(1)College Cooperative Education Student Employees (“Co-Op Employees”) and Pre College Cooperative Education Student Employees (“Pre Co-Op Employees”):
(A)Any person employed by a Sponsoring Company as a Co-Op Employee or Pre Co-Op Employee before January 1, 2007 who is “inactivated” when he returns to school and then “reactivated” when he returns to a Sponsoring Company after December 31, 2006 is not an “Eligible Participant” for purposes of Section 5.03(a) of the Plan and therefore is not eligible for the Matching Contribution.
(B)Any person initially employed by a Sponsoring Company as a Pre Co-Op Employee prior to being employed by a Sponsoring Company as a Co-Op Employee will be an “Eligible Participant” for purposes of Section 5.03(a) of the Plan (and therefore eligible for the Matching Contribution) if his date of hire as a Co-Op Employee is after December 31, 2006.
(C)Any person employed by a Sponsoring Company as a Co-Op Employee or Pre Co-Op Employee before January 1, 2007 who terminates employment with a Sponsoring Company and is subsequently rehired or reinstated by a Sponsoring Company as an Eligible Employee after December 31, 2006 will be an “Eligible Participant” for purposes of Section 5.03(a) of the Plan and is therefore eligible for the Matching Contribution.
(2)Reserved.
(3)In the event any person who is a citizen of a country other than the United States (a “Foreign National”) becomes eligible to participate in this Plan, such participation shall be subject to the following rules:
(A)If the Foreign National’s localization date, as determined in the sole discretion of the Company, is on or after February 1, 2007, such Foreign National shall be considered an “Eligible Participant” for purposes of Section 5.03(a) of the Plan and therefore eligible for the Matching Contribution.

(B)If the Foreign National’s localization date, as determined in the sole discretion of the Company, is before February 1, 2007, such Foreign National shall not be considered an “Eligible Participant” for purposes of Section 5.03(a) of the Plan and therefore is not eligible for the Matching Contribution.

APPENDIX H

LOAN PROCEDURES
Section 8.03(l) of the Plan authorizes IPCO to establish procedures for the purpose of administration of the Plan’s Participant loan program. Pursuant to such authority, IPCO has established the loan procedures contained in this Appendix H which shall govern the administration of the Participant loan program:
H – 1. Administration of the Plan Loan Program. The Plan loan program is administered by Fidelity Retirement Services (“Fidelity”), at the delegation of IPCO.
H – 2. Type and Amount of Loan. The Plan does not restrict the purposes for which loans may be made. However, the Plan does set maximum and minimum limits on the amount of a loan, as provided in Sections H-3 and H-5, herein.
H – 3. Maximum Amount of Loan. As provided in Section 8.03 of the Plan, a loan may not be greater than 50% of the Participant’s vested account balance under the Plan. Additionally, the loan may not exceed $50,000, reduced by the excess (if any), of the highest outstanding balance of loans from the Plan during the 12-month period ending on the day before the date a new loan is made, over the outstanding balance of loans from the Plan on the date the new loan is made. Roth 401(k) Contributions shall be included when determining the vested account balance amount referenced in the first sentence thereof; however, Roth 401(k) Contributions shall be not made available for inclusion in the loan amount paid to the Participant.
H – 4. Maximum Number of Loans. The maximum number of loans outstanding at any one time is 2, subject to the provisions contained in Section 8.03(j) of the Plan.
H – 5. Minimum Loan Amount. As provided in Section 8.03 of the Plan, the minimum loan amount is $1,000.
H – 6. Interest Rate. Pursuant to the authority granted in Section 8.03(c) of the Plan, IPCO has established that the interest rate that will apply to Participant loans is the prime rate + 1% per year. However, Participants engaged in Qualified Military Service may qualify for a lower interest rate. Participants in Qualified Military Service should contact Fidelity to determine whether they qualify for a decreased interest rate.
H – 7. Collateral. As provided in Section 8.03(b) of the Plan, a Participant’s vested account balance under the Plan will serve as collateral for their loan. A maximum of fifty-percent (50%) of the Participant’s vested account balance may be used as collateral.
H – 8. Fees. For loans taken out on or after January 1, 2012, the Plan charges an initial loan processing fee of $50.00 and no ongoing loan maintenance fee. Loans taken out prior to January 1, 2012, will continue to be subject to the Plan’s prior loan fee schedules, including any applicable ongoing loan maintenance fees. Any fee may be deducted from the proceeds of the Participant’s loan and/or charged to the Participant’s account.
H – 9. Procedure for Obtaining a Participant Loan. Eligible Participants in the Plan may apply for a loan at any time, by completing the following steps:
(a)    Contacting Fidelity. The Participant should contact Fidelity Investments via one of the Plan’s service channels to request a loan. Service channels include:
(i)    Applying for a Loan by Telephone. Participants may contact Fidelity Retirement Services to request a loan application by telephone. The toll-free telephone number for Fidelity is (800) 270-4015. Participants needing to contact Fidelity Retirement Services internationally may call (508) 787-9902. Participants requiring TDD support may call (800) 655-0962.
(ii)    Applying for a loan by NetBenefits (Internet). Participants may apply for a loan by contacting Fidelity Retirement Services on the Internet. In order to apply for a loan on-line, a Participant will be required to enroll as a user of Fidelity’s NetBenefitsSM website, located at www.netbenefits.com, if they have not already enrolled as a user of NetBenefitsSM. Once registered as a new or returning user, Participants may complete the loan application on-line.
(b)    Loan Amount. The Participant should advise Fidelity of the amount of the loan they would like to withdraw from their Account.
(c)    Availability of Account Assets. Fidelity will assess whether sufficient Account assets are available to fund the Participant’s loan request and will determine whether the Participant is eligible for a loan, based on the type of loan requested, the repayment status of any existing Participant loans or direction from IPCO (or its delegate) to disallow any new loan because of the existing bankruptcy or insolvency of the Participant (such direction shall be provided by IPCO (or its delegate) executing a “plan sponsor hold” on Plan Sponsor Webstation to not allow future loans).
(d)    Initiation of Loan Application. Subject to the waiting period described in this Appendix H, Section H-9(i), if the Participant is eligible for a loan and the Participant has Account assets sufficient to satisfy the loan request, Fidelity will process the Participant’s loan request.
(e)    Notice of Required Documentation. Fidelity will provide the Participant with any additional documents required to process the loan, including a truth in lending statement.
(f)    Approval. All Participants loans are processed by Fidelity on a pre-approved basis. Fidelity will not contact the Plan Sponsor prior to distribution of any loan.

(g)    Funding. At the delegation of IPCO and in accordance with the provisions of Section 8.03 of the Plan, Fidelity will fund the Participant’s loan by directing the Trustee to liquidate a pro rata portion of the Participant’s Account assets from each of the Participant’s available investments held in his EIP Account and his ESOP Account, except as otherwise necessary to comply with applicable federal securities laws, effective January 1, 2018.
(h)    Disbursement. The Participant’s liquidated Account assets will be disbursed in a single sum payment directly from Fidelity to the Participant, subject to the provisions of Section 8.03 of the Plan. At the time of disbursement, the Participant will receive a Participant Loan Agreement, a Loan Amortization Schedule, and a Truth in Lending Disclosure. As provided in an endorsement provision on the Participant’s loan distribution payment, deposit of the payment shall operate as the Participant’s endorsement of the terms of the loan.
(i)    Waiting Period. A Participant shall not be permitted to request and obtain a new loan from the Plan until eight (8) days after the final loan payment is made and the loan is paid in full. This waiting period shall apply whether the final loan payment is made for the only loan a Participant had outstanding or is made on the second of two loans the Participant had outstanding.
H – 10. Procedure for Repaying a Loan. Subject to the provisions of Section 8.03 of the Plan, Participant loans are repaid in accordance with the following procedures:
(a)    Amortization of Loans. As provided in Section 8.03(d) of the Plan, for loans made on or after January 1, 2010, Participant loans are typically amortized for repayment within five (5) years from the date of distribution of the loan. Loans made before January 1, 2010 are typically amortized for repayment within four (4) years from the date of distribution of the loan. However, IPCO may specify a shorter or a longer repayment period (to a maximum of five (5) years), dependent upon: (i) the amount of the loan; (ii) the purpose for which the loan was approved; and (iii) such other circumstances as IPCO deems relevant. At the time a Participant loan is approved, the Fidelity service representative processing the loan will provide the Participant with an amortization schedule that will detail the repayment of the loan.
(b)    Payroll Reduction Repayment. Pursuant to Section 8.03(e) of the Plan and beginning with the first payroll period following the disbursement of a Participant loan, the Participant will repay the loan in equal payments via automatic payroll deduction, concurrent with the Participant’s normal payroll schedule, subject to the following special exceptions:
(i)    Uniformed Service. Pursuant to Section 8.03(k) of the Plan, if a Participant is called into or volunteers for Qualified Military Service, special loan repayment provisions may apply. Participants may request a loan suspension during their leave and may choose from alternative repayment methods upon their return to employment, including:
(A)    Re-amortization of the remaining loan balance;

(B)    Repayment of all suspended loan payments at the end of their leave; or
(C)    Continuation of payments under the prior interest rate with the election to make a single balloon payment at the end of the repayment term.
If a Participant elects to refinance a loan, they may extend the repayment period to the date that includes the latest date for which the loan repayment period could have been scheduled (if the original term was for a period of time that was less than four years), plus the period during which the loan was suspended. Participants entering or returning from Qualified Military Service are encouraged to contact Fidelity to discuss their loan repayment options.
(ii)    Termination of Employment. Pursuant to the authority granted by Section 8.03(e) of the Plan, IPCO has established the following procedures regarding repayment of a loan following a Participant’s termination of employment. If a Participant terminates service prior to full repayment of a Participant loan, the Plan Sponsor will notify Fidelity of the Participant’s change in employment status from active to inactive. On receipt of such notice, Fidelity will provide the inactive Participant with a notice of outstanding loan balance(s) and a payment deadline. Fidelity will send a letter notifying the participant of their eligibility for the ACH (electronic funds transfer via Automated Clearing House) payment method. In the event the Participant fails to repay outstanding loan balance(s) on or prior to the repayment deadline, the default provisions contained in Section H-11 of this Appendix H shall apply, except that in the case of an active Participant who is deemed inactive solely by reason of Qualified Military Service, the provisions contained in Section H-10(b)(i) of this Appendix H shall apply.
(iii)    Beneficiaries. Death claim processing under the Plan loan program is administered by Fidelity’s Survivor Services Unit (“SSU”), and at the delegation of IPCO. Following receipt of notice of the death of a Participant, Fidelity SSU will process a Participant death claim and will contact any Beneficiary under the Plan for purposes of delivery of Benefits from the Plan. As part of the death claim processing, a Beneficiary will be advised if the deceased Participant had an outstanding loan(s). If a deceased Participant had an outstanding loan(s), the beneficiary must repay any outstanding loan balance with ninety (90) days of receipt of Benefits from the Plan. A Beneficiary’s failure to repay any outstanding loan balance within the ninety (90) day time period will result in a loan default, as described in this Appendix H, Section H-12. Beneficiaries are encouraged to contact Fidelity as soon as possible following the death of a Participant.
(iv)    Lump Sum Repayment. As provided in Section 8.03(e) of the Plan, a Participant may repay a loan in full at any time during the repayment period. Participants electing to repay a loan in full must contact Fidelity to request a loan pay-off amount and to receive instructions for submitting the lump sum repayment. Loan pay-offs must be provided in the form of a cashier’s check or certified funds (personal checks are not accepted for this purpose) and mailed to:
Fidelity Investments Institutional Operations Company, Inc. (FIIOC)
On behalf of Eastman Investment Plan/ESOP
FBO [insert the Borrower/Participant name here]
100 Crosby Parkway
Mailzone KC1F
Covington, KY 41015
(c)    Allocation of Loan Payments. Pursuant to the provisions of Section 8.03(f) of the Plan, cash that a Participant pays into the Plan for purposes of repayment of a loan will be automatically allocated for investment according to the Participant’s investment elections existing at the time of the repayment. In accordance with the rules of Section 8.03(f) of the Plan, if a Participant does not have a current investment election in effect, repayment of the loan (whether the loan was made from the Participant’s EIP or ESOP Account) shall be invested in the default investment fund applicable to the Participant, as established by IPCO pursuant to Section 6.02(b)(1).
(d)    Suspension of Payroll Reduction. Payroll reduction for loan repayment purposes will be automatically suspended following the Participant’s final loan payment.
(e)    Write-offs. Fidelity is authorized to write-off small residual loan balances that remain following a Participant’s final loan payment. The Plan’s write-off functionality requires satisfaction of one of two sets of write-off criteria:
(i)    Satisfaction of the Plan Level Criteria (“Plan Level”):
(A)    The Participant’s loan is at least thirty (30) days in arrears;
(B)    The outstanding loan balance must be less than the regular payment amount;
(C)    The cumulative interest paid on the loan must be equal to or greater that the residual balance; and,
(D)    The outstanding loan balance must be equal to or less than $25.00.
(ii)    Satisfaction of the Participant Level Criteria (“Participant Level”):
(A)    The outstanding loan balance must be less than the regular payment amount;
(B)    The cumulative interest paid on the loan must be equal to or greater that the residual balance; and,

(C)    The outstanding loan balance must be equal to or less than $5.00.
Fidelity will review Participant loans for purposes of Plan Level write-offs on a semi-annual basis during the months of January and July. Participant loans that meet the Plan Level Criteria (as detailed above) will be automatically written-off during those times. Notwithstanding Fidelity’s semi-annual review, at the request of a Participant who has satisfied either the Plan Level or the Participant Level criteria (as detailed above), Fidelity shall write-off a Participant’s residual loan balance.
(f)    Overpayments. In the case of a loan overpayment, or if an additional loan payment is made following the full repayment of a Participant loan, the following rules shall apply:
(i)    If the loan overpayment is equal to or greater than $25.00, Fidelity will automatically refund the overpayment by provided the Participant with a refund check via mail; or,
(ii)    If the loan overpayment is less than $25.00, Fidelity will characterize the overpayment as an interest payment and will allocate the overpayment to the Participant’s Account as an interest payment.
H – 11. Coordination with Qualified Domestic Relations Orders (“QDROs”). No loan will be approved if the Plan Administrator is reviewing a domestic relations order that may affect the loan applicant’s benefits under the Plan.
H – 12. Loan Default Procedure. Prior to requesting a loan, Participants are encouraged to seek professional tax advice so that they may fully understand the potential tax consequences that may arise in the event of a loan default. Pursuant to the authority granted under Section 8.03(h) of the Plan, IPCO has established the following loan default procedures:
(a)    Delegation of Authority. IPCO has delegated its responsibility for the administration of the Plan’s loan default program to Fidelity in accordance with the following guidelines:
(b)    Loan Delinquency. If a Participant fails to make a loan payment 45 or more days for the date such payment is due, the loan will be reclassified as a delinquent loan.
(c)    Warning Letter Delay. Beginning on the forty-fifth (45th) day of a loan delinquency and continuing through and including the fifty-ninth (59th) day of such delinquency, Fidelity shall grant the Participant a Warning Letter Delay. During such Warning Letter Delay period, a Participant may restore a loan to active status by paying any past due loan payment directly to Fidelity.
(d)    Warning Letter. On the sixtieth (60th) day of a loan delinquency, the Warning Letter delay shall expire and Fidelity shall provide the Participant with a Warning Letter requiring repayment of loan arrearage and advising of the consequences of non-repayment, including loan default.
(e)    Loan Default. If a Participant fails to restore a delinquent loan to an active loan on or before the last day of the calendar quarter following the calendar quarter in which the first loan payment was missed, the Participant loan will be classified as defaulted.
(f)    Classifications for Distribution Purposes. Once defaulted, a Participant loan will be considered a distribution for Plan purposes. The outstanding principal balance that is owed on the loan, along with the interest that has accrued through the date of the default, will be reported as a distribution from the Plan, pursuant to the following rules:
(i)    Deemed Distribution. If a Participant with a defaulted loan is an active Plan Participant but the Participant is ineligible for a withdrawal from the Plan in the amount of the defaulted loan, the loan amount will be recorded as having been received by the Participant as a deemed distribution from the Plan. In such cases, the principal loan balance will remain outstanding and the defaulted loan amount will be offset either:
(A)    Upon the Participant’s separation from service; or,
(B)    At the time of full payment from the Plan.
A Participant with a defaulted loan that is reported as a deemed distribution may make payments to reduce the defaulted loan’s outstanding principal balance at any time prior to commencement of benefits from the Plan. Defaulted loans that result in the recording of a deemed distribution will continue to accrue interest on the principal amount of the loan until such time as the Participant commences the receipt of benefits from the Plan.
(ii)    Actual Distribution. If a Participant with a defaulted loan is an inactive Plan Participant and the Participant is eligible for a withdrawal from the Plan in the amount of the defaulted loan, the loan amount will be recorded as having been received by the Participant as an actual distribution from the Plan. In such cases, the Participant’s Account balance will be offset by the amount of the defaulted loan.
(g)    Participant Notification. Fidelity will provide the Participant with a default notification letter for each defaulted loan. The default notification letter will indicate the total amount of the loan default, the taxable amount of the loan default, and if applicable, the portion of the loan default that is eligible for rollover and each loan default notification letter will include an abbreviated form of the standardized Code section 402(f) Plan distribution notice.
(h)    IRS Reporting. Fidelity will report each loan default to the IRS on an annual basis, utilizing Form 1099-R for reporting purposes. Affected Participants will receive a copy of the completed Form 1099-R on or before January 31 of the year following the year in which the loan default occurred.

APPENDIX I

SPECIAL RULES APPLICABLE TO PARTICIPANTS
WITH BALANCES TRANSFERRED FROM THE GENOVIQUE SPECIALTIES CORPORATION SAVINGS PLAN
Former Genovique Plan Participants. For purposes of this Appendix I, a “Former Genovique Plan Participant” means any person who had an account with the Genovique Specialties Corporation Savings Plan (“Genovique Plan”) that was transferred to the Plan through the merger of the Genovique Plan and the Plan. References in this Appendix I to “Participants” shall refer only to “Former Genovique Plan Participants.”
EIP Account. Notwithstanding Section 5.05 of the Plan, there shall also be maintained for each Participant the following sub-accounts:
A record of the Roth employee contributions that were made by the Participant to his account under the Genovique Plan that are transferred to this Plan, and such record is referred to herein as the Genovique Roth Account.
A record of the after-tax (other than Roth) employee contributions that were made by the Participant to his account under the Genovique Plan that are transferred to this Plan, and such record is referred to herein as the Genovique After-Tax Account.
Transferred Loans. Notwithstanding Section 8.03 of the Plan, all loans transferred to this Plan on April 1, 2011, or as soon as administratively feasible thereafter, from the Genovique Plan shall continue to be repaid over a term identical to the term of the loan under the Genovique Plan. Each transferred loan shall bear interest at the rate charged by the Genovique Plan and loan repayments shall be made by payroll withholding. Repayments shall be allocated to the Participant’s Investment Funds in accordance with the Participant’s current investment elections.
Special Rules for Plan Loans. Notwithstanding any other provision of this Plan, for purposes of determining a Participant’s amount available for additional loans, the Participant’s Genovique Roth and Genovique After-Tax Accounts shall be considered; however, Genovique Roth Accounts may not be used as a loan funding source.
In-Service Withdrawals from the Genovique After-Tax Account. In addition to the in-service withdrawals permitted under Article 8 of the Plan, a Participant may make in-service withdrawals from his Genovique After-Tax Account at any time.
Early Retirement Date for Genovique Plan Participants. To the extent necessary to preserve any benefit, right, or feature protected by Section 411(d)(6) of the Code which a Participant had under the Genovique Plan, a Participant shall have an Early Retirement Date of the first day of the month after the Participant has both attained age 55 and completed 15 Years of Service (including service with Genovique). This Early Retirement Date shall apply only to contributions to the Genovique Plan that are transferred to the Plan as a result of the plan merger on April 1,

2011, and shall not create any benefit, right, or feature that a Participant did not have under the Genovique Plan.
Rollover Rules for Genovique Roth and After-Tax Accounts. A Participant may only make a direct rollover from a Genovique Roth account to another designated Roth account under an applicable retirement plan described in section 402A(e)(1) of the Code or to a Roth IRA described in section 408A of the Code, and only to the extent the rollover is permitted under the rules of section 402(c) of the Code. A Participant may make a direct rollover from a Genovique After-Tax account to an IRA or employer plan (but only if the receiving plan separately accounts for after-tax contributions and is not a governmental section 457(b) plan).
Special Rules for Qualified Distributions of Genovique Roth Accounts. Notwithstanding any other provision of this Plan, a distribution from a Participant’s Genovique Roth Account will not be subject to withholding if it is a qualified Roth distribution. A qualified Roth distribution is generally a distribution that is made after a 5-taxable-year period of participation and is either:
1.    made on or after the date the Participant attains age 59½ ,
2.    made after the Participant’s death, or
3.    attributable to the Participant’s being Disabled.
If a distribution is made to an alternate payee or beneficiary, then the Participant’s age, death or Disability is used to determine whether the distribution is qualified. The 5-taxable-year period of participation begins on the first day of the Participant’s taxable year for which the Participant first made Roth contributions to the Genovique Plan. It ends when five consecutive taxable years have passed. If the Participant made a direct rollover from a Roth account under another plan to the Genovique Plan, the 5-taxable-year period for the Participant begins on the first day of the taxable year that the Participant made Roth contributions to the other plan, if earlier.
If a reemployed veteran made Roth contributions to the Genovique Plan, they are treated as made in the taxable year with respect to which the contributions relate, as so designated by the reemployed veteran.
A year in which the only Roth contributions consist of excess deferrals will not begin the 5-taxable-year period of participation. Further, excess contributions that are distributed to prevent an ADP failure also do not begin the 5-taxable-year period of participation.

APPENDIX J

CERTAIN PRIOR PLAN PROVISIONS
Automatic Increase Program. Prior to January 1, 2011, the following provisions constituted the Automatic Increase Program:
Annually, each April 1, starting with the Plan Year in which a Regular Employee first performed an Hour of Service for a Sponsoring Company, or in the case of a Special Employee, starting with the Plan Year in which the Regular Employee first accrued one year of eligibility service (as that term was defined in the Plan prior to January 1, 2011) for a Sponsoring Company, the Eligible Employee’s percentage deferral amount, as in effect on March 31 of the current Plan Year, shall automatically increase by one percent (1%) until such Eligible Employee has elected to defer seven percent (7%) (ten percent (10%) of his Qualifying Compensation, effective for increases occurring in 2009 and 2010) to the EIP portion of the Plan.  The automatic increase will not apply to any Eligible Employee who: (A) has an election in effect on March 31 of each year to defer seven percent (7%) (ten percent (10%), effective for increases occurring in 2009 and 2010) or more of his Qualifying Compensation to the EIP portion of the Plan, or (B) to any Eligible Employee initially hired by a Sponsoring Company before January 1, 2007.

APPENDIX K

SPECIAL RULES APPLICABLE TO PARTICIPANTS
WITH BALANCES TRANSFERRED FROM THE STERLING CHEMICALS, INC. SAVINGS AND INVESTMENT PLAN
Former Sterling Plan Participants. For purposes of this Appendix K, a “Former Sterling Plan Participant” means any person who had an account with the Sterling Chemicals, Inc. Savings and Investment Plan (“Sterling Plan”) that was transferred to the Plan through the merger of the Sterling Plan and the Plan. References in this Appendix K to “Participants” shall refer only to “Former Sterling Plan Participants.”
EIP Account. Notwithstanding Section 5.05 of the Plan, there shall also be maintained for each Participant the following sub-accounts:
A record of the after-tax employee contributions that were made by the Participant to his account under the Sterling Plan that are transferred to this Plan, and such record is referred to herein as the Sterling After-Tax Account.
Transferred Loans. Notwithstanding Section 8.03 of the Plan, all loans transferred to this Plan on April 2, 2012, or as soon as administratively feasible thereafter, from the Sterling Plan shall continue to be repaid over a term identical to the term of the loan under the Sterling Plan. Each transferred loan shall bear interest at the rate charged by the Sterling Plan and loan repayments shall be made by payroll withholding. Repayments shall be allocated to the Participant’s Investment Funds in accordance with the Participant’s current investment elections.
Special Rules for Plan Loans. Notwithstanding any other provision of this Plan, for purposes of determining a Participant’s amount available for additional loans, the Participant’s After-Tax Account shall be considered.
In-Service Withdrawals from the Sterling After-Tax Account. In addition to the in-service withdrawals permitted under Article 8 of the Plan, a Participant may make in-service withdrawals from his Sterling After-Tax Account at any time.
Rollover Rules for Sterling After-Tax Account. A Participant may make a direct rollover from a Sterling After-Tax account to an IRA or employer plan (but only if the receiving plan separately accounts for after-tax contributions and is not a governmental section 457(b) plan).
Former Sterling Investment Option - Income Flex Fund. The Income Flex Fund is a former investment option under the Sterling Plan that is an investment holding Plan assets, which is closed to further investment. A Participant may initiate a transfer of amounts from his or her Income Flex Fund account into the Plan for reinvestment at any time. Any amounts transferred from the Participant’s Income Flex Fund account in the Sterling Plan to the Plan shall be allocated to the Participant’s Investment Funds in accordance with the Participant’s current investment elections. No new contributions may be made to the Income Flex Fund and no amounts may be transferred from an Investment Fund into the Income Flex Fund. All distributions of Plan assets made from the Income Flex Fund shall be made in accordance with the terms of the investment contract with Prudential and applicable laws.

APPENDIX L

SPECIAL RULES APPLICABLE TO PARTICIPANTS
WITH BALANCES TRANSFERRED FROM THE
SOLUTIA, INC. SAVINGS AND INVESTMENT PLAN
Former Solutia Plan Participants. For purposes of this Appendix L, a “Former Solutia Plan Participant” means any person who had an account with the Solutia, Inc. Savings and Investment Plan (“Solutia Plan”) that was transferred to the Plan on March 28, 2013 or through the merger of the Solutia Plan and the Plan on May 31, 2013. References in this Appendix L to “Participants” shall refer only to “Former Solutia Plan Participants.”
EIP Account. Notwithstanding Section 5.05 of the Plan, there shall also be maintained for each Participant the following sub-accounts:
A record of the after-tax employee contributions that were made by the Participant to his account under the Solutia Plan that are transferred to this Plan, and such record is referred to herein as the Solutia After-Tax Account.
Transferred Loans. Notwithstanding Section 8.03 of the Plan, all loans transferred to this Plan on March 28, 2013 or May 31, 2013 (as applicable), or as soon as administratively feasible thereafter, from the Solutia Plan shall continue to be repaid over a term identical to the term of the loan under the Solutia Plan. Each transferred loan shall bear interest at the rate charged by the Solutia Plan and loan repayments shall be made by payroll withholding. Repayments shall be allocated to the Participant’s Investment Funds in accordance with the Participant’s current investment elections.
Matching Contributions. Notwithstanding Section 5.03 of the Plan, the eligibility for and amount of Matching Contributions, if any, made to a Former Solutia Plan Participant who is a member of a collective bargaining unit which has negotiated a collective bargaining agreement with Eastman for participation in the Plan (“Solutia Union Participants”) shall be determined under the terms of Appendix N.
Company Contributions. Notwithstanding Section 5.02 and Article 7 of the Plan, Solutia Union Participants shall be eligible to receive Company contributions, including Retirement Savings Contributions, only to the extent provided in Appendix N.
Special Rules for Plan Loans. Notwithstanding any other provision of this Plan, for purposes of determining a Participant’s amount available for additional loans, the Participant’s Solutia After-Tax Account shall be considered.
In-Service Withdrawals from the Solutia After-Tax Account. In addition to the in-service withdrawals permitted under Article 8 of the Plan, a Participant may make in-service withdrawals from his Solutia After-Tax Account at any time.
Rollover Rules for Solutia After-Tax Account. A Participant may make a direct rollover from a Solutia After-Tax account to an IRA or employer plan (but only if the receiving plan separately accounts for after-tax contributions and is not a governmental section 457(b) plan).

APPENDIX M

SPECIAL RULES APPLICABLE TO PARTICIPANTS
FORMERLY EMPLOYED BY ABCO INDUSTRIES, INC. AND EASTMAN RESINS, INC. (FORMERLY LAWTER INTERNATIONAL, INC.)
Former ABCO/Lawter Plan Participants. For purposes of this Appendix M, a “Former ABCO/Lawter Plan Participant” means any person who had an account with a qualified retirement plans maintained by ABCO Industries, Inc. (“ABCO”) or Eastman Resins, Inc. (formerly Lawter International, Inc.) (“Lawter”). Such accounts were transferred from those qualified plans (hereinafter “ABCO Plan” and “Lawter Plan”) to the Plan and deposited into an “ABCO Employer Contribution Account” or a “Resin Profit Sharing Account.” References in this Appendix M to “Participants” shall refer only to “Former Solutia Plan Participants.”
EIP Account. Notwithstanding Section 5.05 of the Plan, there shall also be maintained for each Participant the following sub-accounts:
(1)    ABCO Employer Contribution Account. A record of the employer contributions that were made by ABCO to a Participant’s account under the ABCO Plan and subsequently transferred to this Plan.
(2)    Resin Profit Sharing Account. A record of the employer contributions that were made by Lawter to a Participant’s account under the Lawter Plan and subsequently transferred to this Plan.
Vesting. Notwithstanding any other provision of the Plan, the amounts contained in the ABCO Employer Contribution Account and the Resin Profit Sharing Account shall be 100% vested.
Annuity Requirements. The amounts contained in the ABCO Employer Contribution Account and the Resin Profit Sharing Account are subject to the spousal annuity distribution requirements of Code Section 417 and applicable Treasury Regulations.
As such, if a Participant’s vested account balance in either his ABCO Employer Contribution Account or his Resin Profit Sharing Account exceeds $5,000, then the Participant’s Spouse is required to consent if: (i) the Participant elects to receive a distribution (including a loan from the Plan which includes amounts in the aforementioned accounts) in a form other than a qualified joint and survivor annuity, or (ii) the distribution is made (in any form) after the Participant’s annuity starting date. Spousal consent must: (i) be written, (ii) not be modified to designate a beneficiary other than the Spouse unless the Spouse consents (or the consent states that other designations of a beneficiary or alternate distribution form may occur without further consent), (iii) acknowledge the effect of the consent on the beneficiary designation or the form of payment, and (iv) be witnessed by a plan representative or a notary public.

APPENDIX N

SPECIAL PROVISIONS APPLICABLE TO EMPLOYEES COVERED BY COLLECTIVE BARGAINING AGREEEMENTS
Agreement Between Solutia Inc. (Indian Orchard) and IUE-CWA, Local 81288
Pursuant to the collective bargaining agreement between Solutia Inc. (Indian Orchard) and IUE-CWA, Local 81288 and notwithstanding Sections 5.02 and 7.02, Eligible Employees who are represented by IUE-CWA, Local 81288 (“Local 81288 Employees”) shall not be eligible to receive Retirement Savings Contributions under Section 5.02 or Company contributions under Article 7, but shall be eligible to receive Matching Contributions. The Applicable Matching Percentage for purposes of Section 5.03(b) for Local 81288 Employees shall be 100%.
Agreement Between Solutia Inc. (Monongahela Plant) and the United Steel, Paper and Forestry, Manufacturing, Energy, Allied Industrial And Service Workers International AFL-CIO-CLC, Local 14693-94
Pursuant to the collective bargaining agreement between Solutia Inc. (Monongahela Plant) and the United Steel, Paper and Forestry, Manufacturing, Energy, Allied Industrial And Service Workers International AFL-CIO-CLC, Local 14693-94 and notwithstanding Sections 5.02 and 7.02, Eligible Employees who are represented by the United Steel, Paper and Forestry, Manufacturing, Energy, Allied Industrial And Service Workers International AFL-CIO-CLC, Local 14693-94 (“Local 14693-94 Employees”) shall not be eligible to receive Retirement Savings Contributions under Section 5.02 or Company contributions under Article 7, but shall be eligible to receive Matching Contributions. The Applicable Matching Percentage for purposes of Section 5.03(b) for Local 14693-94 Employees shall be 100%, and such Applicable Matching Percentage shall not apply to more than 8% of the Eligible Participant’s Qualifying Compensation for any pay period during the Plan Year ending December 31, 2014 and 7% for any pay period beginning on or after January 1, 2015.
Agreement Between Solutia Inc. (Indian Orchard) and ICWU-UFCW, Local 414C
Pursuant to the collective bargaining agreement between Solutia Inc. (Indian Orchard) and IUE-CWA, Local 81288 and notwithstanding Sections 5.02 and 7.02, Eligible Employees who are represented by ICWU-UFCW (“Local 414C Employees”) shall not be eligible to receive Retirement Savings Contributions under Section 5.02 or Company contributions under Article 7, but shall be eligible to receive Matching Contributions. The Applicable Matching Percentage for purposes of Section 5.03(b) for Local 414C Employees shall be 100%, and such Applicable Matching Percentage shall not apply to more than 7% of the Eligible Participant’s Qualifying Compensation for that pay period.

Agreement Between Solutia Inc. (William G. Krummrich Plant) and the United Food & Commercial Workers, International Chemical Workers Union Council, Local No. 12C
Pursuant to the collective bargaining agreement between Solutia Inc. (William G. Krummrich Plan) and the United Food & Commercial Workers, International Chemical Workers Union Council, Local No. 12C and notwithstanding Sections 5.02 and 7.02, Eligible Employees who are represented by the United Food & Commercial Workers, International Chemical Workers Union Council, Local No. 12C (“Local No. 12C Employees”) shall not be eligible to receive Retirement Savings Contributions under Section 5.02 or Company contributions under Article 7, but shall be eligible to receive Matching Contributions. The Applicable Matching Percentage for purposes of Section 5.03(b) for Local No. 12C Employees shall be 100%, and such Applicable Matching Percentage shall not apply to more than 7% of the Eligible Participant’s Qualifying Compensation for that pay period.
Agreement Between Solutia Inc. (Anniston Plant) and Local No. 125C, International Chemical Workers Union - Council, United Food and Commercial Workers (UFCW)
Pursuant to the collective bargaining agreement between Solutia Inc. (Anniston Plant) and Local No. 125C, International Chemical Workers Union - Council, United Food and Commercial Workers (UFCW) and notwithstanding Sections 5.02 and 7.02, Eligible Employees who are represented by the Local No. 125C, International Chemical Workers Union - Council, United Food and Commercial Workers (UFCW) (“Local No. 125C Employees”) shall not be eligible to receive Retirement Savings Contributions under Section 5.02 or Company contributions under Article 7, but shall be eligible to receive Matching Contributions. The Applicable Matching Percentage for purposes of Section 5.03(b) for Local No. 125C Employees shall be 100%, and such Applicable Matching Percentage shall not apply to more than 7%, of the Eligible Participant’s Qualifying Compensation for that pay period.
Agreement Between Solutia Inc. (Trenton Resins Plan) and LOCAL UNION NO. 299, affiliated with the International Brotherhood of Teamsters
Pursuant to the collective bargaining agreement between Solutia Inc. (Trenton Resins Plant) and LOCAL UNION NO. 299, affiliated with the International Brotherhood of Teamsters and notwithstanding Sections 5.02 and 7.02, Eligible Employees who are represented by LOCAL UNION NO. 299, affiliated with the International Brotherhood of Teamsters (“Local 299 Employees”) shall not be eligible to receive Retirement Savings Contributions under Section 5.02 or Company contributions under Article 7, but shall be eligible to receive Matching Contributions. The Applicable Matching Percentage for purposes of Section 5.03(b) for Local 299 Employees shall be 100%, and such Applicable Matching Percentage shall not apply to more than 7% of the Eligible Participant’s Qualifying Compensation for that pay period.

APPENDIX O

SPECIAL RULES APPLICABLE TO PARTICIPANTS
WITH BALANCES TRANSFERRED FROM THE
COMMONWEALTH LAMINATING & COATING, INC. 401(K) PLAN
Former CLC Plan Participants. For purposes of this Appendix O, a “Former CLC Plan Participant” means any person who had an account with the Commonwealth Laminating & Coating, Inc. 401(k) Plan (“CLC Plan”) that was transferred to the Plan on May 1, 2015 through the merger of the CLC Plan with and into the Plan. References in this Appendix O to “Participants” shall refer only to “Former CLC Plan Participants.”
Vesting. Notwithstanding anything in this Plan to the contrary, all amounts transferred to the Plan from the CLC Plan on May 1, 2015 shall be 100% vested as of that date.
Transferred Loans. Notwithstanding Section 8.03 of the Plan, all loans transferred to this Plan on May 1, 2015, or as soon as administratively feasible thereafter, from the CLC Plan shall continue to be repaid over a term identical to the term of the loan under the CLC Plan. Each transferred loan shall bear interest at the rate charged by the CLC Plan and loan repayments shall be made by payroll withholding. Repayments shall be allocated to the Participant’s Investment Funds in accordance with the Participant’s current investment elections.

APPENDIX P

SPECIAL RULES APPLICABLE TO PARTICIPANTS
WITH BALANCES TRANSFERRED FROM THE
TAMINCO US INC. 401(K) PLAN

Former Taminco Plan Participants. For purposes of this Appendix P, a “Former Taminco Plan Participant” means any person who had an account with the Taminco US Inc. 401(k) Plan (“Taminco Plan”) that was transferred to the Plan through the merger of the Taminco Plan and the Plan. References in this Appendix P to “Participants” shall refer only to “Former Taminco Plan Participants.”
Vesting. Notwithstanding anything in this Plan to the contrary, all amounts transferred to the Plan from the Taminco Plan on January 4, 2016 shall be 100% vested as of that date.
EIP Account. Notwithstanding Section 5.05 of the Plan, there shall also be maintained for each Participant the following sub-accounts:
A record of the after-tax employee contributions that were made by the Participant to his account under the Taminco Plan that are transferred to this Plan, and such record is referred to herein as the Taminco After-Tax Account.
Transferred Loans. Notwithstanding Section 8.03 of the Plan, all loans transferred to this Plan from the Taminco Plan on January 4, 2016, or as soon as administratively feasible thereafter, shall continue to be repaid over a term identical to the term of the loan under the Taminco Plan. Each transferred loan shall bear interest at the rate charged by the Taminco Plan and loan repayments shall be made by payroll withholding. Repayments shall be allocated to the Participant’s Investment Funds in accordance with the Participant’s current investment elections.
Special Rules for Plan Loans. Notwithstanding any other provision of this Plan, for purposes of determining a Participant’s amount available for additional loans, the Participant’s After-Tax Account shall be considered.
In-Service Withdrawals from the Taminco After-Tax Account. In addition to the in-service withdrawals permitted under Article 8 of the Plan, a Participant may request in-service withdrawals from his Taminco After-Tax Account at any time.
Rollover Rules for Taminco After-Tax Account. A Participant may request a direct rollover from a Taminco After-Tax Account to an IRA or employer plan (but only if the receiving plan separately accounts for after-tax contributions and is not a governmental section 457(b) plan).